Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Dated as of October 16, 2011

among

KINDER MORGAN, INC.,

SHERPA MERGER SUB, INC.,

SHERPA ACQUISITION, LLC,

SIRIUS HOLDINGS MERGER CORPORATION,

SIRIUS MERGER CORPORATION

and

EL PASO CORPORATION

i

(continued)

(continued)

(continued)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of October 16, 2011 (this “Agreement”), is by and among El Paso Corporation, a Delaware corporation (the “Company”), Sirius Holdings Merger Corporation, a Delaware corporation and direct, wholly owned subsidiary of the Company (“New EP”), Sirius Merger Corporation, a Delaware corporation and direct, wholly owned Subsidiary of New EP (“Merger Sub One”), Kinder Morgan, Inc., a Delaware corporation (“Parent”), Sherpa Merger Sub, Inc., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub Two”) and Sherpa Acquisition, LLC, a Delaware limited liability company and a direct, wholly owned Subsidiary of Parent (“Merger Sub Three”).  Certain terms used in this Agreement are defined in Section 8.11.

WHEREAS, the Boards of Directors of the Company (the “Company Board”), New EP, Merger Sub One and Merger Sub Two have, and the sole member of Merger Sub Three has, approved and declared advisable, and the Board of Directors of Parent (the “Parent Board”) has approved, this Agreement and the Transactions, on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, as a condition to the Company entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, the Company is entering into a voting agreement with certain stockholders of Parent (the “Voting Agreement”) pursuant to which, among other things, each of those stockholders has agreed, subject to the terms of the Voting Agreement, to vote all shares of Parent Common Stock owned by such stockholder in accordance with the terms of the Voting Agreement;

WHEREAS, Parent will enter into a warrant agreement in the form attached hereto as Exhibit A at or prior to the Second Effective Time; and

WHEREAS, for federal income tax purposes, it is intended that the (i) the First Merger and the LLC Conversion, taken together and (ii) the Second Merger and the Third Merger, taken together will each qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) and that this Agreement constitutes, and is adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound, Parent, Merger Sub One, Merger Sub Two, Merger Sub Three, New EP and the Company agree as follows:

ARTICLE I

The Transactions

SECTION 1.1.                                               The Mergers and LLC Conversion.

(a)                                  Upon the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger attached hereto as Exhibit B (the “First Merger Agreement”), and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the First Effective Time (as defined below), Merger Sub One shall be merged with and into the Company (the “First Merger”) and the separate corporate existence of Merger Sub One shall cease, and the Company shall be the surviving corporation in the First Merger (the “EP Surviving Company”).

(b)                                 Immediately following the First Effective Time, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), at the Conversion Effective Time, the EP Surviving Company shall be converted into a Delaware limited liability company (the “EP Converted LLC”) in accordance with Section 266 of the DGCL and Section 18-214 of the DLLCA (the “LLC Conversion”).

(c)                                  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Second Effective Time (as defined below), Merger Sub Two shall be merged with and into New EP (the “Second Merger”) and the separate corporate existence of Merger Sub Two shall cease, and New EP shall be the surviving corporation in the Second Merger (the “New EP Surviving Corporation”).

(d)                                 Immediately following the Second Effective Time (as defined below), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL and the DLLCA, the New EP Surviving Corporation shall be merged with and into Merger Sub Three (the “Third Merger”) and the separate corporate existence of New EP Surviving Corporation shall cease, and Merger Sub Three shall be the surviving limited liability company in the Third Merger (the “New EP Surviving LLC”).

SECTION 1.2.                                               Closing.  Subject to the provisions of Article VI, the closing of the Transactions (other than the closing of the First Merger and the LLC Conversion which are intended to occur prior to the Closing)  (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 700 Louisiana Street, Suite 1600, Houston, TX 77002, at 10:00 a.m. local time, on the second (2nd) business day after the satisfaction or waiver of the conditions set forth in Article VI (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), or at such other place, date and time as the Company and Parent shall agree; provided, that the parties agree that in no event shall the Closing occur prior to a date that is at least twenty 20 days after the mailing of the Appraisal Notice (as defined in Section 5.1(a)).  The date on which the Closing actually occurs is referred to as the “Closing Date.”

SECTION 1.3.                                               Effective Times.

(a)                                  Subject to the provisions of this Agreement and the First Step Merger Agreement, as soon as reasonably practicable following the Company Stockholder Approval the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the First Merger, executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and shall make all other filings or recordings required under the DGCL in connection with the First Merger.  The First Certificate of Merger will provide that the First Merger shall become effective at 12:01 a.m. (Eastern time) on the date immediately following the date of the filing of the First Certificate of Merger or at such other time as is agreed to by the parties to this Agreement and specified in the First Certificate of Merger (the time at which the First Merger becomes effective is herein referred to as the “First Effective Time”).

(b)                                 Subject to the provisions of this Agreement, as soon as practicable following the First Effective Time the parties shall file with the Secretary of State of the State of Delaware a certificate of conversion for the LLC Conversion, executed in accordance with the relevant provisions of the DLLCA (the “Certificate of Conversion”) and shall make all other filings or recordings required under the DGCL and DLLCA in connection with the LLC Conversion.  The Certificate of Conversion will provide that the LLC Conversion shall become effective at 12:02 a.m. (Eastern time) on the date immediately following the date of the filing of the Certificate of Conversion or at such other time as is agreed to by the parties to this Agreement and specified in the Certificate of Conversion (the time at which the LLC Conversion becomes effective is herein referred to as the “Conversion Effective Time”).

(c)                                  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the Second Merger, executed in accordance with the relevant provisions of the DGCL (the “Second Certificate of Merger”) and shall make all other filings or recordings required under the DGCL in connection with the Second Merger.  The Second Certificate of Merger will provide that the Second Merger shall become effective at 12:01 a.m. (Eastern time) on the date immediately following the date of the filing of the Second Certificate of Merger or at such other time as is agreed to by the parties to this Agreement and specified in the Second Certificate of Merger (the time at which the Second Merger becomes effective is herein referred to as the “Second Effective Time”).

(d)                                 Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the Third Merger, executed in accordance with the relevant provisions of the DGCL and DLLCA (the “Third Certificate of Merger” and collectively with the First Certificate of Merger, the Certificate of Conversion and the

Second Certificate of Merger, the “Delaware Filings”) and shall make all other filings or recordings required under the DGCL and DLLCA in connection with the Third Merger.  The Third Certificate of Merger will provide that the Third Merger shall become effective at 12:02 a.m. (Eastern time) on the date immediately following the date of the filing of the Third Certificate of Merger or at such other time as is agreed to by the parties to this Agreement and specified in the Third Certificate of Merger (the time at which the Third Merger becomes effective is herein referred to as the “Third Effective Time”).

SECTION 1.4.                                               Effects of the Mergers and Conversion.

(a)                                  The First Merger shall have the effects set forth in the First Step Merger Agreement and the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub One shall vest in the EP Surviving Company, and all debts, liabilities and duties of the Company and Merger Sub One shall become the debts, liabilities and duties of the EP Surviving Company.  After the consummation of the First Merger, all references in this Agreement to the Company, including, but not limited to, references to shares of Company Common Stock, Company Stock Options, Restricted Shares, Company Performance RSUs and/or other securities of the Company shall be deemed, where applicable, to be references to New EP and the same securities of New EP.

(b)                                 The LLC Conversion shall have the effects set forth in the DGCL and the DLLCA.

(c)                                  The Second Merger shall have the effects set forth in this Agreement and the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all the properties, rights, privileges, powers and franchises of New EP and Merger Sub Two shall vest in the New EP Surviving Corporation and all debts, liabilities and duties of New EP and Merger Sub Two shall become the debts, liabilities and duties of the New EP Surviving Corporation.

(d)                                 The Third Merger shall have the effects set forth in the DGCL and the DLLCA.  Without limiting the generality of the foregoing, and subject thereto, at the Third Effective Time, all the properties, rights, privileges, powers and franchises of the New EP Surviving Corporation and Merger Sub Three shall vest in the New EP Surviving LLC and all debts, liabilities and duties of New EP Surviving Corporation and Merger Sub Three shall become the debts, liabilities and duties of the New EP Surviving LLC.

SECTION 1.5.                                               Organizational Documents of New EP Surviving Corporation.

(a)                                  The certificate of incorporation of New EP, as in effect immediately prior to the Second Effective Time, shall be the certificate of incorporation of the New EP Surviving Corporation from and after the Second Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8 (the “New EP Surviving Corporation Certificate”).

(b)                                 The by-laws of New EP, as in effect immediately prior to the Second Effective Time, shall be the by-laws of the New EP Surviving Corporation from and after the Second Effective Time, and thereafter may be amended as provided therein or by Law, in each case consistent with the obligations set forth in Section 5.8 (the “New EP Surviving Corporation By-Laws”).

SECTION 1.6.                                               Directors and Officers of New EP Surviving Corporation.

(a)                                  Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub Two immediately prior to the Second Effective Time to be the directors of the New EP Surviving Corporation immediately following the Second Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the New EP Surviving Corporation.

(b)                                 The officers of Merger Sub Two immediately prior to the Second Effective Time shall be the officers of the New EP Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the New EP Surviving Corporation.

ARTICLE II

Effect on Capital Stock

SECTION 2.1.                                               Effect of LLC Conversion and First Merger.  At the Conversion Effective Time, by virtue of the LLC Conversion and without any action on the part of the holder of any shares of capital stock of the EP Surviving Company, each issued and outstanding share of capital stock of the EP Surviving Company shall be converted into one (1) limited liability company interest of the EP Converted LLC.  At the First Effective Time, by virtue of the First Merger and without any action on the part of the holder of any shares of common stock, par value $3.00 per share, of the Company (the “Company Common Stock”), each issued and outstanding share of capital stock of the Company will be converted into one (1) share of common stock of New EP.

SECTION 2.2.                                               Effect of Second Merger.  At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub Two:

(a)                                  Capital Stock of Merger Sub Two.  Each issued and outstanding share of capital stock of Merger Sub Two shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the New EP Surviving Corporation and shall constitute the only outstanding shares of capital stock of the New EP Surviving Corporation.  From and after the Second Effective Time, all certificates representing the common stock of Merger Sub Two shall be deemed for all purposes to represent the number of shares of common stock of the New EP Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(b)                                 Cancellation of Treasury Stock and Parent-Owned Stock.  Any shares of Company Common Stock that are owned by the Company as treasury stock, and any shares of Company Common Stock owned by Parent, Merger Sub Two or Merger Sub Three, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange for such cancelled shares, and any shares held by any other Subsidiary of Parent or the Company shall be exchanged for the Per Share Stock Consideration (collectively, the “Excluded Shares”).  For the avoidance of doubt, this Section 2.2(b) shall not apply to shares of Company Common Stock held in trust or otherwise set aside from shares held in the Company’s treasury pursuant to or in respect of a Company Benefit Plan.

(c)                                  Conversion of Company Common Stock.  Subject to Sections 2.4(h), 2.4(i) and 2.6, each share of Company Common Stock issued and outstanding immediately prior to the Second Effective Time (other than Excluded Shares and Dissenting Shares but, for the avoidance of doubt and subject to the terms and conditions of Section 2.5, including any Restricted Shares and shares of Company Common Stock deemed to be issued under or in respect of Company Stock Options, Company Performance RSUs and the Company ESPP (on the Last Exercise Date) pursuant to the terms and conditions of Section 2.5) shall be converted into and shall thereafter represent the right to receive the following consideration (the “Merger Consideration”):

(i)                                     Mixed Election Shares.  Each share of Company Common Stock with respect to which an election to receive a combination of stock and cash (a “Mixed Election”) has been effectively made and not revoked pursuant to Section 2.2 (each, a “Mixed Consideration Election Share”) and, except to the extent provided in Section 2.2(e), each No Election Share (as that term is defined in Section 2.3(b)) shall be converted into the right to receive the combination (which combination shall hereinafter be referred to as the “Per Share Mixed Consideration”) of (x) $14.65 in cash without interest (the “Per Share Cash Amount”), (y) 0.4187 of a share of validly issued, fully paid and nonassessable shares of Class P common stock, par value $0.01 per share of Parent (“Parent Class P Stock,” and such fraction of a share, the “Mixed Election Stock Exchange Ratio”) and (z) 0.640 of a warrant, in the form and on the terms specified in the form of warrant agreement attached hereto as Exhibit A which Parent hereby agrees to enter into at or prior to the Second Effective Time (each, a “Parent Class P Warrant”) to purchase one fully paid and nonassessable share of Parent Class P Stock at an exercise price equal to $40.00 per share of Parent Class P Stock (the

“Per Share Warrant Consideration”), in each case, subject to adjustment in accordance with Sections 2.2(f) and 2.6.

(ii)                                  Cash Election Shares.  Each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked (each, a “Cash Election Share”) shall be converted (provided that the Available Cash Election Amount (as defined below) equals or exceeds the Cash Election Amount (as defined below)) into the right to receive (x) $25.91 in cash without interest (the “Per Share Cash Election Consideration”) and (y) the Per Share Warrant Consideration, subject to adjustment in accordance with Sections 2.2(c)(ii), 2.2(f) and 2.6; provided, however, that if, (A) the product of the number of Cash Election Shares and the Per Share Cash Election Consideration (such product being the “Cash Election Amount”) exceeds (B) the difference between (x) the product of the Per Share Cash Amount and the total number of shares of Company Common Stock (other than the Excluded Shares, but including, for the avoidance of doubt, Restricted Shares, shares of Company Common Stock issued or deemed to be issued under or in respect of Company Stock Options, Company Performance RSUs and the Company ESPP (on the Last Exercise Date) pursuant to the terms and conditions of Section 2.5) issued and outstanding immediately prior to the First Effective Time minus (y) the product of the number of Mixed Consideration Election Shares (provided that No Election Shares shall be deemed to be Mixed Consideration Election Shares for purposes of this Section 2.2(c)(ii)) and the Per Share Cash Amount (the “Aggregate Mixed Consideration Cash Amount”) minus (z) the Provisional Dissenters Cash Amount (such difference being the “Available Cash Election Amount”), then each Cash Election Share shall be converted into a right to receive (1) an amount of cash (without interest) equal to the product of (p) the Per Share Cash Election Consideration and (q) a fraction, the numerator of which shall be the Available Cash Election Amount and the denominator of which shall be the Cash Election Amount (such fraction being the “Cash Fraction”), (2) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (r) the Exchange Ratio and (s) one (1) minus the Cash Fraction and (3) the Per Share Warrant Consideration. The “Provisional Dissenters Cash Amount” means the product of (x) the number of Dissenting Shares and (y) the sum of the Per Share Cash Election Consideration and the Per Share Warrant Consideration Value.

(iii)                               Stock Election Shares.  Each share of Company Common Stock with respect to which an election to receive stock consideration (a “Stock Election”) is properly made and not revoked (each, a “Stock Election Share”) shall be converted (provided that the Cash Election Amount equals or exceeds the Available Cash Election Amount), into the right to receive (x) 0.9635 shares (the “Exchange Ratio”) of validly issued, fully paid and nonassessable shares of Parent Class P Stock and (y) the Per Share Warrant Consideration, subject to adjustment in accordance with Sections 2.2(c)(iii), 2.2(f) and 2.6 (the “Per Share Stock

Consideration”); provided, however, that if the Available Cash Election Amount exceeds the Cash Election Amount, then each Stock Election Share shall be converted into the right to receive (1) an amount of cash (without interest) equal to the amount of such excess divided by the number of Stock Election Shares, (2) a number of validly issued, fully paid and nonassessable shares of Parent Class P Stock equal to the product of (x) the Exchange Ratio and (y) a fraction, the numerator of which shall be the Per Share Cash Election Consideration minus the amount calculated in clause (1) of this paragraph and the denominator of which shall be the Per Share Cash Election Consideration and (3) the Per Share Warrant Consideration.

(d)                                 Certificates.  As of the Second Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) which immediately prior to the Second Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(g) and cash in lieu of any fractional shares of Parent Class P Stock or Fractional Parent Class P Warrants to which such holder is entitled pursuant to Section 2.4(h) or Section 2.4(i), respectively, in each case to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.4(c), without interest.

(e)                                  Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Second Effective Time and which are held by a stockholder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders” and such shares of Company Common Stock, the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but instead such holder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and at the Second Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL.  If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right following the Election Deadline, such holder’s shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Second Effective Time, the Per Share Mixed Consideration payable in accordance with Section 2.2(c), without any interest thereon; provided, however, that each such share shall instead be converted into the right to receive the Per Share Stock Consideration if the condition set forth in Section 6.1(e) is otherwise unable to be satisfied.  The Company shall give Parent (A) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and (B) the opportunity to participate in all negotiations and proceedings with respect to such demands for appraisal under the DGCL.  The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.  Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.4 to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent upon demand.

(f)                                    Tax Treatment.

(i)                                     If the condition set forth in Section 6.1(e) is unable to be satisfied because the Threshold Percentage (determined without regard to this sentence) would be less than 41%, then a number of Cash Election Shares shall instead be converted, on a pro rata basis, into the right to receive the Per Share Mixed Consideration such that the recomputed Threshold Percentage is equal to 41%, and

(ii)                                  if following the adjustment set forth in clause (i) the condition set forth in Section 6.1(e) is unable to be satisfied because the Threshold Percentage (determined without regard to this sentence) would be less than 41% , then with respect to the Mixed Consideration Election Shares (including No Election Shares) the Per Share Cash Amount shall be decreased, and the Mixed Election Stock Exchange Ratio shall be correspondingly increased, such that the recomputed Threshold Percentage is equal to 41%.

(iii)                               The term “Threshold Percentage” shall mean the quotient, expressed as a percentage, of (x) the Total Stock Consideration, divided by (y) the sum of (A) the Available Cash Election Amount, (B) the Aggregate Mixed Consideration Cash Amount (excluding any portion of such amount payable to holders of Restricted Shares as to which a valid and timely election under Section 83(b) of the Code was not made (“Non-Section 83(b) Restricted Shares”) or with respect to shares of Company Common Stock issued or deemed to be issued under or in respect of Company Stock Options, Company Performance RSUs and the Company ESPP (on the Last Exercise Date) pursuant to the terms and conditions of Section 2.5), (C) Total Stock Consideration, (D) the Total Warrant Consideration, (E) the Provisional Dissenters Cash Amount (excluding any portion of such amount attributable to holders of Non-Section 83(b) Restricted Shares) and (F) Transfer Taxes paid by the Company pursuant to Section 5.10(b)(i).

(iv)                              The term “Total Stock Consideration” shall mean the product of (x) the aggregate number of shares of Parent Class P Stock (determined after giving effect to adjustment in accordance with Section 2.2(c)) issued to holders of Company Common Stock (other than holders of Non-Section 83(b) Restricted Shares or with respect to shares of Company Common Stock issued or deemed to be issued under or in respect of Company Stock Options, Company Performance RSUs and the Company ESPP (on the Last Exercise Date) pursuant to the terms and conditions of Section 2.5) hereunder, and (y) $26.89.

(iv)                              The term “Total Warrant Consideration” shall mean the product of (x) the aggregate number of Warrants issued to holders of Company Common Stock (other than holders of Non-Section 83(b) Restricted Shares or with respect to shares of Company Common Stock issued or deemed to be issued under or in respect of Company Stock Options, Company Performance RSUs and the Company ESPP (on the Last Exercise Date) pursuant to the terms and conditions of Section 2.5) hereunder, and (y) the Per Share Warrant Consideration Value.

SECTION 2.3.                                               Election Procedures.

(a)                                  Election Form.  Not less than thirty (30) days prior to the anticipated Second Effective Time (the “Mailing Date”), an election form in such form as Parent shall reasonably specify (the “Election Form”) shall be mailed to each holder of record of shares of Company Common Stock (subject to the terms and conditions of Section 2.5 in respect of each holder of record of Restricted Shares) and, subject to the terms and conditions of Section 2.5, to each holder of record of Company Stock Options, each holder of record of Company Performance RSUs and each participant in the Company ESPP, in each case as of a record date that is five (5) business days prior to the Mailing Date (the “Election Form Record Date”).

(b)                                 Choice of Election.  Each Election Form shall permit the holder (or the beneficial owner through customary documentation and instructions), other than Dissenting Stockholders, to specify (i) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Mixed Consideration, (ii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Stock Consideration, (iii) the number of shares of such holder’s Company Common Stock with respect to which such holder elects to receive the Per Share Cash Election Consideration or (iv) that such holder makes no election with respect to such holder’s Company Common Stock.  For the avoidance of doubt, each holder of shares of Company Common Stock that ultimately are to be converted into the Merger Consideration in accordance with Section 2.2, each holder of Restricted Shares, each holder of Company Stock Options and each holder of Company Performance RSUs, and each participant in the Company ESPP as of the Last Exercise Date, shall receive the Per Share Warrant Consideration as part of the overall Merger Consideration paid to such holder in respect of each share of Company Common Stock and in no event shall any such holder be entitled to elect not to receive the Per Share Warrant Consideration.  Any shares of Company Common Stock (other than Dissenting Shares) with respect to which the Exchange Agent does not receive a properly completed Election Form during the period (the “Election Period”) from the Mailing Date to 5:00 p.m., New York time, on the second (2nd) business day prior to the Second Effective Time (the “Election Deadline”) shall be deemed to be No Election Shares.  Parent shall publicly announce the anticipated Election Deadline at least five (5) business days prior to the Election Deadline.  If the Second Effective Time is delayed to a subsequent date, the Election Deadline shall be similarly delayed to a subsequent date (which shall be the second (2nd) business day prior to the Second Effective Time), and Parent shall promptly announce any such delay and, when determined, the rescheduled Election Deadline. For the purposes of this Agreement, “No Election Share” means each share of Company Common Stock for which no election to receive Per Share Mixed Consideration, Per Share Cash Election Consideration or Per Share Stock Consideration has been properly made and received (the “No Election Shares”) in accordance with the terms of this Section 2.3.

(c)                                  New Holders.  Parent shall make available one or more Election Forms as may reasonably be requested from time to time by all persons who become holders or beneficial owners of Company Common Stock, Restricted Shares, Company Stock Options or Company Performance RSUs during the Election Period, and the Company shall provide the Exchange Agent all information reasonably necessary for it to perform its duties as specified herein.

(d)                                 Revocations; Exchange Agent.  Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form during the Election Period.  After a Cash Election, a Stock Election or a Mixed Election is validly made with respect to any shares of Company Common Stock, any subsequent transfer of such shares of Company Common Stock shall automatically revoke such election.  Any Election Form may be revoked or changed by the person submitting it, by written notice received by the Exchange Agent during the Election Period.  In the event an Election Form is revoked during the Election Period, the shares of Company Common Stock represented by such Election Form shall be deemed to be No Election Shares, except to the extent a subsequent election is properly made during the Election Period.  Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive.  None of Parent or the Company or the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

SECTION 2.4.                                               Exchange of Certificates.

(a)                                  Exchange Agent.  Prior to the Mailing Date, Parent shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Certificates for Merger Consideration.  As soon as reasonably practicable after the Second Effective Time, but in no event more than five (5) business days following the Second Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the

Second Effective Time (and, to the extent commercially practicable, to make available for collection by hand if so elected by such holder of record), whose shares of Company Common Stock were converted into the right to receive the Merger Consideration, a letter of transmittal (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent) in such form as the Company and Parent may reasonably agree, including instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Exchange Agent in exchange for the Merger Consideration, cash in lieu of any fractional shares payable pursuant to Section 2.4(h) and cash in lieu of any fractional warrants payable pursuant to Section 2.4(i).

(b)                                 Deposit.  At or prior to the Second Effective Time, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of shares of Company Common Stock, Restricted Shares, Company Stock Options and Company Performance RSUs, shares of Parent Class P Stock (which shall be in non-certificated book-entry form), Parent Class P Warrants (which shall be in non-certificated book-entry form) and an amount of cash in U.S. dollars sufficient to be issued and paid pursuant to Section 2.2 and Section 2.4(h), payable upon due surrender of the Certificates or other evidence of Restricted Shares, Company Stock Options and Company Performance RSUs (or effective affidavits of loss in lieu thereof) pursuant to the provisions of this Article II.  Following the Second Effective Time, Parent agrees to make available to the Exchange Agent, from time to time as needed, cash in U.S. dollars sufficient to pay any dividends and other distributions pursuant to Section 2.4(g), any Parent Class P Stock sufficient to pay any Stock Consideration and Parent Class P Warrants sufficient to pay any Per Share Warrant Consideration, in each case, that may be payable from time to time following the Second Effective Time.  All cash, book-entry certificates representing Parent Class P Stock and book-entry certificates representing Parent Class P Warrants deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund.”  The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued or paid pursuant to this Article II out of the Exchange Fund.  The Exchange Fund shall not be used for any other purpose.  The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent; provided that no such investment or losses thereon shall affect the Merger Consideration payable to holders of Company Common Stock entitled to receive such consideration or cash in lieu of fractional interests and Parent shall promptly cause to be provided additional funds to the Exchange Agent for the benefit of holders of Company Common Stock entitled to receive such consideration in the amount of any such losses.  Any interest and other income resulting from such investments shall be the property of, and paid to, Parent upon termination of the Exchange Fund.

(c)                                  Exchange.  Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate (or effective affidavits of loss in lieu thereof), together with a properly completed letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, will be entitled to receive in exchange therefor (i) the number of shares of Parent Class P Stock (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested) representing, in the aggregate, the whole number of shares of Parent Class P Stock that such holder has the right to receive, (ii) the number of Parent Class P Warrants (which shall be in non-certificated book-entry form unless a physical certificate is specifically requested) representing, in the aggregate, the whole number of Parent Class P Warrants that such holder has the right to receive and/or (iii) a check in the amount that such holder has the right to receive pursuant to this Article II.  The Merger Consideration shall be paid as promptly as practicable (by mail or, to the extent commercially practicable, made available for collection by hand if so elected by the surrendering holder of a Certificate) after receipt by the Exchange Agent of the Certificate and letter of transmittal in accordance with the foregoing.  No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or on any unpaid dividends and distributions payable to holders of Certificates.  Until so surrendered, each such Certificate shall, after the Second Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(d)                                 Other Payees.  If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition of such payment that the Person requesting such payment shall pay any transfer or other similar Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.  If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(e)                                  No Further Transfers.  From and after the Second Effective Time, there shall be no further registration of transfers of shares of Company Common Stock.  From and after the Second Effective Time, the holders of Certificates representing shares of Company Common Stock outstanding immediately prior to the Second Effective Time shall cease to have any rights with respect to such shares of Company Common Stock except as otherwise provided in this Agreement or by applicable Law.  If, after the Second Effective Time, Certificates are presented to the Exchange Agent or Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(f)                                    Termination of Exchange Fund.  Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock nine (9) months after the Second Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged his or her shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.4 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration in respect of such holder’s shares of Company Common Stock.  Notwithstanding the foregoing, Parent, Merger Sub One, Merger Sub Two, Merger Sub Three, New EP and the Company shall not be liable to any holder of shares of Company Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property Laws.  Any Merger Consideration remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g)                                 Dividends and Distributions.  No dividends or other distributions with respect to shares of Parent Class P Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section 2.4.  Following such surrender, subject to the effect of escheat, Tax or other applicable Law, there shall be paid, without interest, to the record holder of the shares of Parent Class P Stock, if any, issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of any such shares of Parent Class P Stock with a record date after the Second Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Class P Stock with a record date after the Second Effective Time but with a payment date subsequent to such surrender.  For purposes of dividends or other distributions in respect of shares of Parent Class P Stock, all shares of Parent Class P Stock to be issued pursuant to the Merger shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Second Effective Time.

(h)                                 No Fractional Shares.  No certificates or scrip representing fractional shares of Parent Class P Stock shall be issued upon the surrender for exchange of Certificates.  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Second Merger who would otherwise have been entitled to receive a fraction of a share of Parent Class P Stock (after taking into account all Certificates (or effective affidavits of loss in lieu thereof) delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.4(h), a cash payment in lieu of such fractional shares representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) (as so reduced, the “share proceeds”) in one or more transactions of a number of shares of Parent Class P Stock, such number equal to the excess of (i) the aggregate number of shares of Parent Class P Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.4(b) over (ii) the aggregate number of whole shares of Parent Class P Stock to be distributed to the holders of Certificates pursuant to Section 2.4(c) (such excess being, the “Excess Shares”).  The parties acknowledge that payment of the cash share proceeds in lieu of issuing certificates or scrip for fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares.  As soon as practicable after the Second Effective Time, the Exchange Agent, as agent for the holders of the certificates representing Parent Class P Stock that would otherwise receive fractional shares, shall sell the Excess Shares at then-prevailing prices on the New York Stock Exchange (“NYSE”) in the manner provided in this Section 2.4(h) and shall be executed in round lots to the extent practicable.  Until the share proceeds of such sale or sales have been distributed to the holders of such shares of Company Common Stock, or the Exchange Fund is terminated, the Exchange Agent shall hold such share proceeds in trust for the benefit of the holders of such shares of Company Common Stock (the “Fractional Share Proceeds”).  The Exchange Agent shall determine the portion of the Fractional Share Proceeds to which each holder of such shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate share proceeds comprising the Fractional Share Proceeds by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of such shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of such shares of Company Common Stock would otherwise be entitled.

(i)                                     No Fractional Parent Class P Warrants.  No certificates or scrip representing fractional Parent Class P Warrants shall be issued upon the surrender for exchange of Certificates.  Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock converted pursuant to the Second Merger who would otherwise have been entitled to receive a fraction of a Parent Class P Warrant (after taking into account all Certificates (or effective affidavits of loss in lieu thereof) delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.4(i), a cash payment in lieu of such fractional warrants representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent (reduced by any fees of the Exchange Agent attributable to such sale) (as so reduced, the “warrant proceeds”) in one or more transactions of a number of Parent Class P Warrants, such number equal to the excess of (i) the aggregate number of Parent Class P Warrants to be delivered to the Exchange Agent by Parent pursuant to Section 2.4(b) over (ii) the aggregate number of whole Parent Class P Warrants to be distributed to the holders of Certificates pursuant to Section 2.4(c) (such excess being, the “Excess Warrants”).  The parties acknowledge that payment of the cash warrant proceeds in lieu of issuing certificates or scrip for fractional Parent Class P Warrants was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional warrants.  As soon as practicable after the Second Effective Time, the Exchange Agent, as agent for the holders of the certificates representing Parent Class P Warrants that would otherwise receive fractional Parent Class P Warrants, shall sell the Excess Warrants at then-prevailing prices on the NYSE or NASDAQ, as applicable, in the manner provided in this Section 2.4(i) and shall be executed in round lots to the extent practicable.  Until the warrant proceeds of such sale or sales have been distributed to the holders of such shares of Company Common Stock, or the Exchange Fund is terminated, the Exchange Agent shall hold such warrant proceeds in trust for the benefit of the holders of such shares of Company Common Stock (the “Fractional Warrant Proceeds”).  The Exchange Agent shall determine the portion of the Fractional Warrant Proceeds to which each holder of such shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate warrant proceeds comprising the Fractional Warrant Proceeds by a fraction, the numerator of which is the amount of the fractional warrant interest to which such holder of such shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional warrant interests to which all holders of such shares of Company Common Stock would otherwise be entitled.

(j)            Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.

(k)           Withholding Taxes.  Parent, Merger Sub Two, Merger Sub Three and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Company Stock Options, Company Performance RSUs, shares of Company Common Stock (including, for the avoidance of doubt, Restricted Shares) or a participant in the Company ESPP pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax Law.  To the extent amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for the purposes of this Agreement as having been paid to the former holder of the Company Stock Options, Company Performance RSUs, shares of Company Common Stock (including, for the avoidance of doubt, Restricted Shares) or the former participant in the Company ESPP, as applicable, in respect of whom such withholding was made.  If withholding is required from shares of Parent Class P Stock or Parent Class P Warrants, Parent and the Exchange Agent shall be treated as having sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

SECTION 2.5.                Treatment of Stock Options, Restricted Shares, Company Performance RSUs and Company ESPP.  As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Second Effective Time, the Company Board (or, if appropriate, any committee administering any Company Stock Plan or the Company ESPP) will adopt resolutions, and the Company will take all other actions as may be necessary or required in accordance with applicable Law, each Company Stock Plan (including, the award agreements in respect of awards granted thereunder) and the Company ESPP to give effect to this Section 2.5 to provide that:

(a)           Treatment of Company Stock Options.  Each Company Stock Option outstanding immediately prior to the Second Effective Time (whether or not then vested or exercisable), by virtue of the occurrence of the Closing and without any action on the part of any holder of any Company Stock Option, will be deemed exercised pursuant to a cashless exercise for that number of shares of Company Common Stock (the “Net Exercise Shares”) equal to, rounded down to the nearest whole share, (i) the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Second Effective Time minus (ii) the number of whole and partial (computed to the nearest four decimal places) shares of Company Common Stock subject to such Company Stock Option which, when multiplied by the Fair Market Value (as such term is defined in the applicable Company Stock Plan) of a share of Company Common Stock as of immediately prior to the Second Effective Time, is equal to the aggregate exercise price of such Company Stock Option.  Each Net Exercise Share shall, subject to the terms and conditions of Section 2.5(d), be deemed to be an outstanding share of Company Common Stock for purposes of Sections 2.2(c) and 2.3; provided, that, subject to the terms and conditions of Section 2.5(d), only a Mixed Election or Cash Election may be made in respect of such share.

(b)           Treatment of Restricted Stock.  Each Restricted Share that is outstanding immediately prior to the Second Effective Time shall, as of the Second Effective Time, automatically and without any action on the part of the holder thereof, vest and the restrictions with respect thereto shall lapse, and each Restricted Share shall, subject to the terms and conditions of Section 2.5(d), be treated as an outstanding share of Company Common Stock for purposes of this Article II; provided that, subject to the terms and conditions of Section 2.5(d), only a Mixed Election or Cash Election may be made in respect of such share.

(c)           Treatment of Restricted Stock Units.  Each Company restricted stock unit that is subject to vesting based on the achievement of performance conditions (“Company Performance RSU”) that is outstanding immediately prior to the Second Effective Time will, effective immediately prior to the Second Effective Time, vest based on a target payout percentage of 100%, and the shares of Company Common Stock deemed to be issued in settlement thereof shall, subject to the terms and conditions of Section 2.5(d), be treated as an outstanding shares of Company Common Stock for purposes of Sections 2.2(c) and 2.3; provided that, subject to the terms and conditions of Section 2.5(d), only a Mixed Election or Cash Election may be made in respect of such shares.

(d)           One Election with Respect to Company Equity Awards.  Each holder of record of any Company Stock Options, Company Performance RSUs or Restricted Shares or participant in the Company ESPP who receives an Election Form pursuant to Section 2.3 shall, notwithstanding anything in Section 2.3 to the contrary, be permitted to make either a Mixed Election or Cash Election pursuant to Sections 2.2 and 2.3 with respect to all (but not less than all) shares of Company Common Stock issued or deemed to be issued under or in respect of such holder’s aggregate Company Stock Options, Company Performance RSUs, Restricted Shares and rights under the Company ESPP (as of the Last Exercise Date), as applicable, pursuant to the terms and conditions of this Section 2.5.  For the avoidance of doubt, all terms and conditions of this Article II (except that Section 2.2(e) shall apply only to shares of Company Common Stock that are actually issued) not otherwise contradicted by this Section 2.5 shall apply with respect to all shares of Company Common Stock issued or deemed to be issued under or in respect of such holder’s aggregate Company Stock Options, Company Performance RSUs, Restricted Shares and participation in the Company ESPP, as applicable.

(e)           Company ESPP.  The Company ESPP will continue to be operated in accordance with its terms and past practice for the Offering Period (as defined in the Company ESPP) in effect as of the date of this Agreement (the “Current Offering Period”) and any subsequent Offering Period that begins after the date of this Agreement pursuant to the terms and conditions of the Company ESPP; provided, that if the Second Effective Time occurs prior to the end of the Current Offering Period or any such subsequent Offering Period, the Company will take all action as may be necessary to shorten the Current Offering Period or such subsequent Offering Period so that (i) the Change of Control Exercise Date (as defined in the Company ESPP) shall occur prior to the Second Effective Time (the “Last Exercise Date”) and (ii) the Current Offering Period or such subsequent Offering Period ends on the Last Exercise Date.  The Company will, pursuant to, and in accordance with, the terms of the Company ESPP, notify each Company ESPP participant in writing at least ten (10) Trading Days (as defined in the Company ESPP) prior to the Last Exercise Date, and by a date that is no later than the Mailing Date, that the last date during the Current Offering Period or such subsequent Offering Period on which a deemed purchase of shares of Company Common Stock shall occur has been changed to the Last Exercise Date and that his or her deemed purchase right will be exercised automatically on the Last Exercise Date, unless prior to such date, he or she has canceled his or her election to participate in the Current Offering Period, to the extent applicable.  Each share of Company Common Stock deemed to be purchased in connection with the application of this Section 2.5(e) shall be deemed to be an outstanding share of Company Common Stock for purposes of Section 2.2(c) and 2.3; provided, that, subject to the terms and conditions of Section 2.5(d), only a Mixed Election or Cash Election may be made in respect of such share.

(f)            Notices.  Prior to the Second Effective Time, the Company shall deliver to the holders of the Company Stock Options, Company Performance RSUs and Restricted Shares and the participants in the Company ESPP notices, in form and substance reasonably acceptable to Parent, setting forth such holders’ rights pursuant to this Agreement.

(g)           Termination of Stock Plans.  Prior to the Second Effective Time, the Company shall take all actions necessary to terminate all of its Company Stock Plans and the Company ESPP, such termination to be effective at the Second Effective Time.

After the Second Effective Time, all Company Stock Plans and the Company ESPP shall be terminated and no further Company Stock Options or other rights with respect to shares of Company Common Stock shall be granted thereunder.

SECTION 2.6.                Adjustments.  Notwithstanding any provision of this Article II to the contrary (but without in any way limiting the covenants in Section 5.2), if between the date of this Agreement and the Second Effective Time the outstanding shares of Company Common Stock or Parent Class P Stock shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, split, combination, exchange of shares or similar transaction (other than upon the conversion of any shares of Parent Common Stock in accordance with the Parent Charter Documents as in effect on the date of this Agreement), the Merger Consideration, the Per Share Cash Amount, the Per Share Cash Election Consideration, the Per Share Stock Consideration, the Mixed Election Stock Exchange Ratio, the Per Share Warrant Consideration, the Exchange Ratio and any other similarly dependent item, as the case may be, shall be appropriately adjusted to reflect fully the effect of such stock dividend, subdivision, reclassification, split, combination, exchange of shares or similar transaction and to provide the holder of share of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE III

Representations and Warranties of the Company

Except as disclosed in (a) the disclosure letter delivered by the Company to Parent (the “Company Disclosure Schedule”) prior to the execution of this Agreement; provided that (i) disclosure in any section of such Company Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of the Company Disclosure Schedule that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect or (b) the Company SEC Documents filed with the SEC on or after January 1, 2010 and prior to the date of this Agreement, the relevance of such disclosure being reasonably apparent on its face, but excluding any disclosure contained in any such Company SEC Documents under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading, the Company represents and warrants to Parent as follows:

SECTION 3.1.                Organization, Standing and Corporate Power.

(a)           Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate, partnership or other applicable power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on the Company (“Company Material Adverse Effect”).

(b)           Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)           All the outstanding shares of capital stock of, or other equity interests in, each material Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”).  The Company does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person material to the Company.

(d)           The Company has made available to Parent correct and complete copies of its certificate of incorporation and by-laws (the “Company Charter Documents”) and correct and complete copies of the certificates of incorporation and by-laws (or comparable organizational documents) of each of its material Subsidiaries (the “Company Subsidiary Documents”), in each case as amended to the date of this Agreement.  All such Company Charter Documents are in full force and effect and the Company is not in violation of any of its provisions.

SECTION 3.2.                Capitalization.

(a)           The authorized capital stock of the Company consists of 1,500,000,000 shares of Company Common Stock and 50,000,000 shares of preferred stock, par value $.01 per share (“Company Preferred Stock”), of which 900,000 shares of Company Preferred Stock are designated as 4.99% Convertible Perpetual Preferred Stock.  At the close of business on October 13, 2011, (i) 771,852,913 shares of Company Common Stock (which number includes 6,580,269 shares of Company Common Stock which are Restricted Shares and 1,197,016 held in the El Paso Corporation Benefits Protection Trust II) were issued and outstanding, (ii) 13,873,363 shares of Company Common Stock were held by the Company in its treasury, (iii) 15,153,844 shares of Company Common Stock were reserved for issuance under the Company Stock Plans and 24,368,095 shares of Company Common Stock were subject to outstanding

Company Stock Options granted under the Company Stock Plans, (iv) 674,427 shares of Company Common Stock reserved for issuance upon the settlement of outstanding Company Performance RSUs (which number assumes a payout percentage of 100%), (v) 1,988,182 shares of Company Common Stock were eligible for issuance under the Company ESPP, and (vi) no shares of Company Preferred Stock were issued or outstanding.  All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  Section 3.2(a) of the Company Disclosure Schedule sets forth, as of October 13, 2011, the aggregate number of outstanding options or other rights to purchase or receive shares of Company Common Stock granted under the Company Stock Plans, the Company ESPP or otherwise by the Company.  Except (A) as set forth above in this Section 3.2(a) or (B) as otherwise expressly permitted by Section 5.2(a), as of the date of this Agreement there are not, and as of the Second Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock.

(b)           Since the Balance Sheet Date, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options referred to above in Section 3.2(a) or as provided in Section 5.2(a) or the schedules thereto.  None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company.  Except in connection with the exercise of any Company Stock Options or the vesting, settlement or forfeiture of, or tax withholding with respect to, any equity or equity-based awards granted under the Company Stock Plans and outstanding as of the date of this Agreement, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

(c)           The authorized equity interests of El Paso Pipeline Partners, L.P., a Delaware limited partnership (“EPB”) consist of common units representing limited partner interests in EPB (“EPB Common Units”), Class B units representing limited partner interests in EPB (“EPB Class B Units”), subordinated units representing limited partner interests in EPB (“EPB Subordinated Units”), incentive distribution rights of EPB (the “EPB IDRs”), and general partner units in EPB (“EPB GP Units”).  At the close of business on October 13, 2011, the issued and outstanding limited partner interests and general partner interests of EPP consisted of (i) 205,693,269 EPB Common Units, (ii) no EPB Class B Units, (iii) no EPB Subordinated Units, (iv) no outstanding units related to EPB IDRs and (v) 4,197,822 EPB GP Units.  No additional EPB GP units are issued to represent IDR payments which are calculated cash payments.  All outstanding equity interests of EPB are duly authorized, validly issued, fully-paid and nonassessable and free of preemptive rights.

(d)           As of the date of this Agreement, the authorized capital stock of New EP consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  Prior to the First Effective Time, the certificate of incorporation and by-laws of New EP will be amended (the “New EP Charter Amendment”) to be substantially in the same form as the Company’s certificate of incorporation and by-laws, including to authorize the same number of shares of capital stock as currently authorized by the Company’s certificate of incorporation.  As of the date of this agreement, all of the issued and outstanding capital stock of New EP is, and until the First Effective Time will be, owned, beneficially and of record, by the Company.  New EP was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement.  Except for obligations and liabilities incurred in connection with its formation and the Transactions contemplated by this Agreement, New EP has not and will not have incurred, directly or indirectly, an obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(e)           The authorized capital stock of Merger Sub One consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  All of the issued and outstanding capital stock of Merger Sub One is owned, beneficially and of record, by New EP.  Merger Sub One was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement.  Except for obligations and liabilities incurred in connection with its formation and the Transactions contemplated by this Agreement, Merger Sub One has not and will not have incurred, directly or indirectly, an obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

SECTION 3.3.                Authority; Noncontravention; Voting Requirements.

(a)           Each of the Company, New EP and Merger Sub One has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining (i) the Company Stockholder Approval, (ii) the consent of New EP to the Conversion following the First Effective Time, and (iii) approval by the Company of the New EP Charter Amendment and the Second Merger, to perform their respective obligations hereunder and to consummate the Transactions.  The execution, delivery and performance by the Company, New EP and Merger Sub One of this Agreement, and the consummation by the Company, New EP and Merger Sub One of the Transactions, have been duly authorized and approved by the Company Board and the board of directors of New EP and Merger Sub One, and except for obtaining (i) the Company Stockholder

Approval for the adoption of this Agreement and the First Merger Agreement, (ii) the consent of New EP to the Conversion following the First Effective Time, and (iii) approval by the Company of the New EP Charter Amendment and the Second Merger, no other corporate action on the part of the Company, New EP and Merger Sub One is necessary to authorize the execution, delivery and performance by the Company, New EP and Merger Sub One of this Agreement and the consummation by them of the Transactions.  This Agreement has been duly executed and delivered by the Company, New EP and Merger Sub One and, assuming due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against each of them in accordance with its terms.

(b)           The Company Board, at a meeting duly called and held, has unanimously (i) approved and declared advisable this Agreement and the Transactions and (ii) resolved to recommend that stockholders of the Company adopt this Agreement.

(c)           Neither the execution and delivery of this Agreement by the Company, New EP and Merger Sub One nor the consummation by the Company, New EP and Merger Sub One of the Transactions, nor compliance by the Company, New EP and Merger Sub One with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Company Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (x) and (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d)           The affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement and the First Merger Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or (except as provided in the next sentence) any of its Subsidiaries which is necessary to adopt this Agreement and the Transactions.  The vote or consent of

New EP as the sole stockholder of the Company following the First Effective Time is the only vote or approval of the holders of any class or series of capital stock of the Company to approve the LLC Conversion.  The vote or consent of the Company as the sole stockholder of New EP prior to the First Effective Time is the only vote or consent of the stockholders of New EP necessary to adopt this Agreement and approve the Transactions.  The vote or consent of New EP as the sole stockholder of Merger Sub One is the only vote or consent of the stockholders of Merger Sub One necessary to adopt this Agreement and approve the Transactions.

SECTION 3.4.                Governmental Approvals.  Except for (i) the filing with the SEC of a joint proxy/information statement (or, if Parent reasonably determines that it is required under applicable Law, a joint proxy statement) relating to the Company Stockholders Meeting and Parent Stockholders Meeting (as amended or supplemented from time to time, the “Joint Proxy/Information Statement”), and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the rules of the NYSE, (ii) the Delaware Filings, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and (iv) filings required under, and compliance with other applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, “Foreign Antitrust Laws”), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the Transactions or (B) result in a Company Material Adverse Effect.

SECTION 3.5.                Company SEC Documents; Undisclosed Liabilities.

(a)           The Company and its Subsidiaries have filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since December 31, 2009 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”).  As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents.  To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.

(b)           The consolidated financial statements of the Company included in the Company SEC Documents, including, without limitation, the audited financial statements of the Company for the fiscal years ended December 31, 2008, 2009 and 2010, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(c)           The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (x) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.  The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct.  The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-

Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective.  To the Knowledge of the Company, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)           Except (i) as reflected or otherwise reserved against on the balance sheet of the Company and its Subsidiaries as of June 30, 2011 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or any Company SEC Documents.

SECTION 3.6.                Absence of Certain Changes or Events.

(a)           Since the Balance Sheet Date through the date of this Agreement, there have not been any changes, effects, events or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(b)           From the date of this Agreement there have not been any changes, effects, events or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

(c)           Since the Balance Sheet Date (i) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) neither the Company nor any of its Subsidiaries has taken any action described in Sections 5.2(a)(ii), (iii), (v), (vi),

(ix) or (xiv) that if taken after the date of this Agreement and prior to the Second Effective Time without the prior written consent of Parent would violate such provision.

SECTION 3.7.                Legal Proceedings.  There are no (i) investigations or proceedings pending (or, to the Knowledge of the Company, threatened) by any Governmental Authority with respect to the Company or any of its Subsidiaries or (ii) actions, suits or proceedings pending (or, to the Knowledge of the Company, threatened) against the Company or any of its Subsidiaries or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of any Governmental Authority against the Company or any of its Subsidiaries, in each case of clause (i) or (ii), which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.8.                Compliance With Laws; Permits.

(a)           The Company and its Subsidiaries are, and since the later of December 31, 2009 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable federal, state, local or foreign or provincial law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of or undertaking to any Governmental Authority, including common law (collectively, “Laws” and each, a “Law”), except where such non-compliance, default or violation would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)           The Company and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for the Company and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits would not have, individually or in the aggregate, a Company Material Adverse Effect.  All Company Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Company Material Adverse Effect.  No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where such suspension or cancellation would not, individually or in the aggregate, have a Company Material Adverse Effect.  The Company and its Subsidiaries are not, and since December 31, 2008 have not been, in violation or breach of, or default under, any Company Permit, except where such violation, breach or default would not, individually or in the aggregate, have a Company Material Adverse Effect.  As of the date of this Agreement, to the Knowledge of the Company, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of the Company or any of its Subsidiaries under, any Company Permit, or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew, extend, any Company Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not, individually or in the aggregate, have a Company Material Adverse Effect.

(c)           Without limiting the generality of Section 3.8(a), the Company, each of its Subsidiaries, and, to the Knowledge of the Company, each joint venture partner, joint interest owner, consultant, agent, or representative of any of the foregoing, (i) is in compliance with the U.S. Foreign Corrupt Practices Act, and any other U.S. and foreign anti-corruption Laws that are applicable to the Company or its Subsidiaries; (ii) has not, to the knowledge of the Persons set forth on Section 3.8(c) of the Company Disclosure Schedule after due inquiry, been given written notice by any Governmental Authority of any facts which, if true, would constitute a violation of the U.S. Foreign Corrupt Practices Act or any other U.S. or foreign anti-corruption Laws by any such person; and (iii) is not, to the Knowledge of the Company, being (and has not been) investigated by any Governmental Authority except, in each case of the foregoing clauses (i) through (iii), as would not, individually or in the aggregate, have a Company Material Adverse Effect.

SECTION 3.9.                Information Supplied.  Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, none of the information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Class P Stock (and the shares of Parent Class P Stock to be issued upon any subsequent exercise of the Parent Class P Warrants) and Parent Class P Warrants in the Second Merger (as amended or supplemented from time to time, the “Form S-4”) will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy/Information Statement will, on the date it is first mailed to stockholders of the Company and the stockholders of Parent, and at the time of the Company Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Joint Proxy/Information Statement (except for such portions thereof that relate only to Parent or any Subsidiary of Parent) will comply as to form in all material respects with the applicable requirements of the Exchange Act.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing documents.

SECTION 3.10.              Tax Matters.

(a)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) the Company and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of the Company through the tax year ending 2010 have been examined or are currently being examined by the Internal Revenue Service (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of the Company or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of the Company or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (vii) none of the Company or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date of this Agreement, or (B) that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions, (viii) the Company and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party, (ix) none of the Company or any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), (x) neither the Company nor any of its Subsidiaries is a party to, or bound by, any agreement or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is the Company) or has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise and (xi) there are no currently effective waivers or extensions of any statute of limitations with respect to any Taxes of the Company or any of its Subsidiaries.

(b)           As of the date of this Agreement, there is no limitation under Section 382 or 383 of the Code or the separate return limitation year rules (for the avoidance of doubt, other than such a limitation arising as a result of the transactions contemplated herein) that will have a material adverse impact on the ability of the Company and the members of its affiliated group to utilize their net operating losses, net capital losses and credit carryforwards, taken as a whole.  The information contained in

IRS Form 4562 and all attachments and supporting statements relating thereto included in the Company’s 2010 U.S. federal income tax return is accurate, other than such inaccuracies as will not have a material adverse impact on the aggregate tax basis position of the Company and the members of its affiliated group with respect to their assets.

(c)           The Company and the members of its affiliated group for U.S. federal income tax purposes reported net operating loss carryforwards of $3,118,560,993 for U.S. federal income tax purposes on their 2010 Federal Income Tax Return and such reported amount is accurate in all material respects.  The Company’s good faith estimate of the Company’s net operating loss carryforward for U.S. federal income tax purposes as of January 1, 2012 is approximately $4,500,000,000, provided that such estimate (i) includes “bonus” depreciation deductions for U.S. federal income tax purposes with respect to the Upstream Assets of no more than $190,000,000, (ii) is based on taxable income of the Company for the year ending December 31, 2011 set forth on Section 3.10(c) of the Company Disclosure Schedule which does not give effect to any deductions of net operating losses and any bonus depreciation deductions, and (iii) assumes that no action will be taken to elect out of any entitlement of the Company to “bonus” depreciation deductions for U.S. federal income tax purposes with respect to the year ending December 31, 2011 (such estimate, the “Signing Estimated NOL”).

(d)           As used in this Agreement, (i) “Tax” or “Taxes” means any and all federal, state, local or foreign or provincial taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, including any and all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with respect thereto and (ii) “Tax Return” means any return, report or similar filing (including any attached schedules, supplements and additional or supporting material) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return or declaration of estimated Taxes (and including any amendments with respect thereto).

SECTION 3.11.              Employee Benefits.

(a)           Section 3.11(a) of the Company Disclosure Schedule lists all material Company Benefit Plans.  “Company Benefit Plans” means (i) all “employee benefit plans” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA, including, cash- or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings, or termination, in each case of (i) and (ii) that are sponsored, maintained, contributed to or required to be contributed to by the

Company or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of the Company or its Subsidiaries, or with respect to which the Company or its Subsidiaries have any current or contingent liability.  For purposes of this Agreement, the term “Company Foreign Benefit Plan” shall mean any Company Benefit Plan subject to the Laws of any jurisdiction other than the United States.

(b)           Except for such claims which would not have, individually or in the aggregate, a Company Material Adverse Effect, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action is pending or, to the Knowledge of the Company, threatened (x) with respect to any Company Benefit Plan (other than a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) (a “Multiemployer Plan”)) other than claims for benefits in the ordinary course, (y) alleging any breach of the material terms of any Company Benefit Plan (other than a Multiemployer Plan) or any fiduciary duties with respect thereto or (z) with respect to any violation of any applicable Law with respect to such Company Benefit Plan (other than a Multiemployer Plan).

(c)           Each Company Benefit Plan (other than a Multiemployer Plan or a Company Foreign Benefit Plan) has been maintained, funded and administered in compliance with its terms and with applicable Law, including ERISA and the Code, except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect.  Any Company Benefit Plan (other than a Multiemployer Plan) intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service that would reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan.  Neither the Company nor any of its Subsidiaries maintains or contributes to or is required to contribute to any plan, agreement or arrangement which provides post-termination or post-retirement medical benefits to any Person, except as required by applicable Law or as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(d)           With respect to each Company Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) the Company, its Subsidiaries and their respective ERISA Affiliates have complied with the minimum funding requirements under Sections 412, 430 and 431 of the Code and Sections 302, 303 and 304 of ERISA, whether or not waived, (ii) no reportable event within the meaning of Section 4043 of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (iv) no current or contingent liability under Title IV of ERISA has been or is expected to be incurred by the Company, its Subsidiaries or any of their respective ERISA Affiliates (other than for premiums to the PBGC) and (v) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan, except, in each case of (i)-(v), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, with respect to any Company Benefit Plan (other than a Company Foreign Benefit Plan), all contributions, premiums and other payments due from any of the Company or its Subsidiaries required by Law or any Company Benefit Plan (other than a Company Foreign Benefit Plan) or applicable Company Collective Bargaining Agreement (as defined in Section 3.12(b)) have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof.

(f)            Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of the Company or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.  Section 3.11(f) of the Company Disclosure Schedule lists the aggregate number of directors, officers, employees and service providers entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 280G, Section 4999 or Section 409A of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries.

(g)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Foreign Benefit Plan has been established, maintained and administered in compliance with its terms and all applicable Laws of any controlling Governmental Authority; (ii) each Company Foreign Benefit Plan required to be registered has been registered (and where applicable, accepted for registration) and has been maintained in good standing with applicable regulatory authorities; and no material fact or event has occurred that would reasonably be expected to adversely affect such good standing status or result in the imposition of any liability, penalty or Tax under applicable Law; (iii) each Company Foreign Benefit Plan required to be funded and/or book reserved is funded and/or book reserved, as appropriate, in accordance with applicable Law; (iv) all employer and employee contributions to each Company Foreign Benefit Plan required by applicable Law or by the terms of such Company Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (v) the fair market value of the assets of each funded Company Foreign Benefit Plan, the liability of each insurer for any Company Foreign Benefit Plan funded through insurance or the book reserve established for any Company Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Second Effective Time, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Company Foreign Benefit Plan.

SECTION 3.12.              Labor Matters.

(a)           Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no such investigation is in progress.  Except for such matters which would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date of this Agreement) strikes or lockouts with respect to any employees of the Company or any of its Subsidiaries, (ii) to the Knowledge of the Company, there is no (and has not been during the two year period preceding the date of this Agreement) union organizing effort pending or threatened against the Company or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date of this Agreement) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iv) there is no (and has not been during the two year period preceding the date of this Agreement) slowdown, or work stoppage in effect or, to the Knowledge of the Company, threatened with respect to any employees of the Company or any of its Subsidiaries.  To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Act of 1998 (the “WARN Act”) as a result of any action taken by the Company that would have, individually or in the aggregate, a Company Material Adverse Effect.  Except for such non-compliance which would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including, without limitation, classifications of service providers as employees and/or independent contractors).

(b)           Section 3.12(b) of the Company Disclosure Schedule lists all employee representative bodies, including all labor unions, labor organizations and works councils, and all collective bargaining agreements, union contracts and similar labor agreements in effect, including any industry-wide agreement in a non-U.S. jurisdiction, that cover any employees of the Company or any Subsidiary or to which the Company or any Subsidiary is a party or otherwise bound (each, a “Company Collective Bargaining Agreement”).  Neither the Company nor any Subsidiary is subject to any obligation to inform and/or consult with any labor union, labor organization, works council or any other employee representative body in connection with this Agreement, the arrangements proposed in this Agreement and/or the Closing (whether under applicable Law or any written agreement).

SECTION 3.13.              Environmental Matters.

(a)           Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is and has been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under Environmental Laws (“Environmental Permits”) and all such Environmental Permits are in good standing, (ii) there has been no release of any Hazardous Substance by the Company or any of its Subsidiaries, or the Knowledge of the Company, any other Person in any manner that would reasonably be expected to give rise to the Company or any of its Subsidiaries incurring any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) there are no investigations, actions, suits or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or involving any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by or for the Company or any Subsidiary alleging noncompliance with or liability under, any Environmental Law and (iv) to the Company’s Knowledge no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, from any properties while owned or operated by the Company or any of its Subsidiaries or as a result of any operations or activities of the Company or any of its Subsidiaries.

(b)           As used herein, “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as in effect at the date of this Agreement.

(c)           As used herein, “Hazardous Substance” means any substance, material or waste that is listed, defined, designated or classified as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar meaning under any Environmental Law or are otherwise regulated by any Governmental Authority with jurisdiction over the environment or natural resources, including without limitation petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

SECTION 3.14.              Contracts.

(a)           Except for this Agreement, the Company Benefit Plans or as filed with the SEC prior to the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to the Company or any of its Subsidiaries; (ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000; or (iii) which contains any provision that prior to or following the Second Effective Time would materially restrict or alter the conduct of business of, or purport to materially restrict or alter the conduct of business of, whether or not binding on, Parent or any controlled Affiliate of the Parent (other than the Company, any of its Subsidiaries or any director, officer or employee of any of the Company or any of its Subsidiaries) (all contracts of the type described in this Section 3.14(a) being referred to herein as “Company Material Contracts”).

(b)           (i)  Each Company Material Contract is valid and binding on the Company and its Subsidiaries, as applicable, and is in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Company Material Adverse Effect, (ii) the Company and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Company Material Contract, except where such noncompliance, either individually or in the aggregate, would not have a Company Material Adverse Effect, and (iii) neither the Company nor any of its Subsidiaries has received written notice of, or to the Company’s Knowledge, knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Material Contract, except where such default, either individually or in the aggregate, would not have a Company Material Adverse Effect.

SECTION 3.15.              Property.

(a)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company or a Subsidiary of the Company owns and has good title to all of its owned real property (other than severed oil, gas and/or mineral rights and other than hydrocarbon interests) and good title to all its owned personal property and has valid leasehold interests in all of its leased real properties (other than hydrocarbon interests) free and clear of all Liens (except in all cases for Liens permissible under or not prohibited by any applicable material loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements) and except for title exceptions, defects in title, encumbrances, liens, charges, easements, rights of way, covenants, declarations, restrictions, restrictive covenants, Revocable Interests and other matters, whether or not of record, which (other than any of the same which are created or suffered by third-party owners and predecessors in title of any leased real or personal property) in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used (assuming the timely discharge (subject to all waivers, modifications, grace periods and extensions) of all obligations owing by the property owner (with respect to the owned real property or owned personal property) or the third-party owner or lessee under the applicable lease (with respect to the leased real properties or personal property) by the Company or a Subsidiary of the Company), sufficient to conduct their respective businesses as currently conducted.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, all leases under which the Company or any of its Subsidiaries lease any real or personal property (other than hydrocarbon interests) are valid and effective against the Company or any of its Subsidiaries and, to the Company’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing material default by the Company or any of its Subsidiaries or, to the Company’s Knowledge, the counterparties thereto, or, to the Company’s Knowledge, any event which, with notice or lapse of time or both, would become a material default by the Company or any of its Subsidiaries, or, to the Company’s Knowledge, the counterparties thereto.

(b)           The Company and its Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are sufficient to conduct their businesses in all material respects as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Company Material Adverse Effect.  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, each of the Company and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not materially adversely affect the commercial use of the property for the purposes for which the property is currently being used and except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right (collectively, “Revocable Interests”).

(c)           The Company or one or more Subsidiaries of the Company owns the office building located at 1001 Louisiana Street, Houston, Texas 77002 (which serves as its corporate headquarters) and are the lessees under the various ground leases of the land with respect to the related parking facility located across the street from the office building, subject to all severed and/or reserved oil, gas and/or mineral rights, interests and leases and to the terms and conditions of said ground leases, free and clear of all Liens except for (i) with respect to the ground leases, title defects, exceptions, exclusions, restrictions, easements, covenants, declarations, restrictions, liens, charges, rights of way and all encumbrances which do not and would not reasonably be expected to materially and adversely affect the continued use of the ground leases for the purposes which they are currently being used, (ii) with respect to the office building, title defects, exceptions, exclusions, restrictions, easements, covenants, declarations, restrictions, liens, charges, rights of way and other encumbrances, which, in the aggregate, do not and would not reasonably be expected to materially and adversely affect the continued use of the property for the purposes for which the property is currently being used and (iii) zoning, development, entitlement and other land use and environmental and other laws, ordinances and regulations by any Governmental Authority.

SECTION 3.16.              Intellectual Property.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the “Company Intellectual Property”) used in their respective businesses as currently conducted.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no pending or, to the Knowledge of the Company, threatened claims by any person alleging infringement or misappropriation by the Company or any of its Subsidiaries of such person’s intellectual property, (ii) to the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any person, (iii) neither the Company nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Company Intellectual Property, and (iv) to the Knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property.

SECTION 3.17.              Insurance.  The Company and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate.  Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

SECTION 3.18.              Opinion of Financial Advisor.  The Company Board has received the opinion of Morgan Stanley & Co. LLC (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock (the “Company Fairness Opinion”).  A correct and complete copy of the form of the Company Fairness Opinion has been made available to Parent.  The Company has been authorized by the Company Financial Advisor to permit the inclusion of the Company Fairness Opinion and/or references thereto in the Joint Proxy/Information Statement by the Company Financial Advisor.

SECTION 3.19.              Brokers and Other Advisors.  Except for the Company Financial Advisor and Goldman, Sachs & Co. (the “Spin-Off Financial Advisor”), the fees and expenses of which will be paid by the Company, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions or the proposed spin-off of the Company’s exploration and production business (the “Proposed Spin-Off”) based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.  The Company has heretofore made available to Parent a correct and complete copy of the Company’s engagement letters with the Company Financial Advisor and the Spin-Off Financial Advisor, which letters describes all fees payable to the Company Financial Advisor and the Spin-Off Financial Advisor in connection with the Transactions and all agreements under which any such fees or any expenses are payable and all indemnification and other agreements with the Company Financial Advisor and the Spin-Off Financial Advisor entered into in connection with the Transactions (the “Company Engagement Letters”).

SECTION 3.20.              State Takeover Statutes; No Rights Plan.  Assuming the accuracy of the representation and warranty contained in Section 4.3(e), the action of the Company Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.  There is no stockholder rights plan in effect, to which the Company is a party or otherwise bound.

SECTION 3.21.              Reorganization Treatment.  Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any facts or circumstances that could reasonably be expected to prevent the (i) the First Merger and the LLC Conversion, taken together, and (ii) the Second Merger and the Third Merger, taken together, from each qualifying as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 3.22.              Reserve Report.

(a)           The Company has furnished to Parent a reserve report prepared by Ryder Scott Company, L.P. containing estimates of the hydrocarbon reserves that are owned by the Company or its Subsidiaries, or to which the Company or any Subsidiary is entitled, as of December 31, 2010 (the “Reserve Report”).  The factual, non-interpretative data relating to the Upstream Assets on which the Reserve Report was based are, to the Knowledge of the Company, accurate and complete in all material respects as of the date of the Reserve Report.  The Reserve Report conforms in all material respects to the guidelines with respect thereto of the SEC.

(b)           The Company’s (and any relevant Subsidiaries’) internal proved reserve estimates prepared by management for the year ended December 31, 2010 as provided in the Company’s Form 10-K for the year ended December 31, 2010, were not, taken as a whole, materially lower than the conclusions in the Reserve Report as of December 31, 2010.  Except for changes in Law (or interpretations thereof) or changes generally affecting the oil and gas exploration, development and production industry (including changes in commodity prices) and normal depletion by production, there has been no change in respect of the matters addressed in the Reserve Report that, individually or in the aggregate, would have a Company Material Adverse Effect.

SECTION 3.23.              Upstream Assets.

(a)           Except as would not have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company is obligated by virtue of a take-or-pay payment, advance payment, or other similar payment, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to the Company’s (or any Subsidiary’s) interest in the Upstream Assets at some future time without receiving payment therefor at or after the time of delivery.  Section 3.23(a) of the Company Disclosure Schedule lists all material production, transportation, plant, or other imbalances and overlifts with respect to production from the Oil and Gas Assets in excess of two (2) Bcf.  To the Company’s Knowledge, no imbalance constitutes all of the Company’s (or any Subsidiary’s) share of ultimately recoverable reserves in any balancing area pursuant to any balancing agreement.

(b)           Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, and with respect to Material Upstream Asset Groups only, all currently-producing wells and material equipment are in an operable state of repair, adequate to maintain normal operations in accordance with past practices, ordinary wear and tear excepted.  Schedule 3.23(b) of the Company Disclosure Schedule sets forth the lease expirations with respect to any Material Upstream Asset Group (whether in whole or in part) that are scheduled to occur within twelve (12) months after the date of this Agreement.

(c)           Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and its Subsidiaries have such title to the Upstream Assets, which (i) entitles the Company or its Subsidiaries, as applicable, to receive (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests, or other similar burdens on or measured by production), not less than the net revenue interest share shown in the Reserve Report of all hydrocarbons produced from an Upstream Asset throughout the life of such Upstream Asset; (ii) obligates the Company or its Subsidiaries, as applicable, to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, the applicable Upstream Asset, of not greater than the working interest shown on the Reserve Report for such Upstream Asset without a corresponding and proportionate increase in the net revenue interest for such Upstream Asset; and (iii) is free and clear of all liens, encumbrances, obligations, or defects.  Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, neither the Company nor any Subsidiary of the Company (nor, to the Company’s Knowledge, an applicable operator) is in material breach of, or default under, any oil and gas lease, oil, gas, and mineral lease and sublease, royalty, overriding royalty, net profits interest, mineral fee interest, carried interest, interests under a concession, production sharing, risk service, technical service, service, or similar agreement that is, or constitutes an interest in, a Material Upstream Asset Group.

SECTION 3.24.              No Other Representations or Warranties.

(a)           Except for the representations and warranties set forth in this Article III, neither the Company nor any other Person makes or has made any express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent, Merger Sub Two or Merger Sub Three in connection with the Transactions.  Without limiting the generality of the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub Two, Merger Sub Three or any other Person resulting from the distribution to Parent, Merger Sub Two or Merger Sub Three (including their respective Representatives), or Parent’s, Merger Sub Two’s or Merger Sub Three’s (or such Representatives) use of, any such information, including any information, documents, projections, forecasts of other material made available to Parent, Merger Sub Two or Merger Sub Three in certain “data rooms” or management presentations in expectation of the Transactions.

(b)           Each of the Company, Merger Sub One and New EP has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of Parent and its Subsidiaries and acknowledges that each of the Company, Merger Sub One and New EP has been provided access for such purposes.  Except for the representations and warranties expressly set forth in this Agreement, in entering into this Agreement, each of the Company, Merger Sub One and New EP has relied solely upon its independent investigation and analysis of Parent and Parent’s Subsidiaries, and each of the Company, Merger Sub One and New EP acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Parent, its Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally.  Each of the Company, Merger Sub One and New EP acknowledges and agree that, except for the representations and warranties expressly set forth in this Agreement (a) Parent does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and the Company, Merger Sub One and New EP are not relying on any representation or warranty except for those expressly set forth in this Agreement, (b) no Person has been authorized by Parent to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by the Company, Merger Sub One and New EP as having been authorized by such party and (c) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Company, Merger Sub One and New EP or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article IV of this Agreement.

ARTICLE IV

Representations and Warranties of Parent and Merger Sub

Except as disclosed in (a) the disclosure letter delivered by Parent to the Company (the “Parent Disclosure Schedule”) prior to the execution of this Agreement; provided that (i) disclosure in any section of such Parent Disclosure Schedule shall be deemed to be disclosed with respect to any other section of this Agreement to the extent that it is reasonably apparent on the face of Parent Disclosure Schedule that such disclosure is applicable to such other section notwithstanding the omission of a reference or cross reference thereto and (ii) the mere inclusion of an item in such Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Parent Material Adverse Effect or (b) Parent SEC Documents filed with the SEC on or after January 1, 2010 and prior to the date of this Agreement, the relevance of such disclosure being reasonably apparent on its face, but excluding any disclosure contained in any such Parent SEC Documents under the heading “Risk Factors” or “Cautionary Note Regarding Forward-Looking Statements” or similar heading, Parent represents and warrants to the Company as follows:

SECTION 4.1.                Organization, Standing and Corporate Power.

(a)           Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate, partnership or other applicable power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect on Parent (“Parent Material Adverse Effect”).

(b)           Each of Parent and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, have a Parent Material Adverse Effect.

(c)           All the outstanding shares of capital stock of, or other equity interests in, each material Subsidiary of Parent have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by Parent free and clear of all Liens.  Parent does not own, directly or indirectly, any capital stock, voting securities or equity interests in any Person material to Parent.

(d)           Parent has made available to the Company correct and complete copies of its certificate of incorporation and by-laws (the “Parent Charter Documents”)

and correct and complete copies of the certificates of incorporation and by-laws (or comparable organizational documents) of each of its material Subsidiaries (the “Parent Subsidiary Documents”), in each case as amended to the date of this Agreement.  All such Parent Charter Documents are in full force and effect and Parent is not in violation of any of its provisions.

SECTION 4.2.                Capitalization.

(a)           The authorized capital stock of Parent consists of 2,819,462,927 shares, of which 10,000,000 shares are preferred stock, par value $0.01 per share (the “Parent Preferred Stock”), and 2,809,462,927 shares are common stock, par value $0.01 per share (the “Parent Common Stock”), which are designated as set forth on Section 4.2 of the Parent Disclosure Schedule.  At the close of business on October 13, 2011, (i) 110,898,898 shares of Parent Class P Stock were issued and outstanding and no shares of Parent Class P Stock were held by Parent in its treasury, (ii) 596,102,672 shares of Parent Class A Stock were issued and outstanding and no shares of Parent Class A Stock were held by Parent in its treasury, (iii) 100,000,000 shares of Parent Class B Stock were issued and outstanding and no shares of Parent Class B Stock were held by Parent in its treasury, (iv) 2,462,927 shares of Parent Class C Stock were issued and outstanding and no shares of Parent Class C Stock were held by Parent in its treasury and (v) no shares of Parent Preferred Stock were issued or outstanding.  At the close of business on October 13, 2011, the issued and outstanding shares of Parent Class A Stock, Parent Class B Stock and Parent Class C Stock were convertible into 596,102,672 shares of Parent Class P Stock, in the aggregate.  All outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.  The shares of Parent Class P Stock and Parent Class P Warrants to be issued pursuant to this Agreement (including shares of Parent Class P Stock issuable upon exercise of the Parent Class P Warrants issued in the Second Merger) will be duly authorized as of the Second Effective Time and, when issued in accordance with the terms of this Agreement and the Warrant Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.  Section 4.2(a) of the Parent Disclosure Schedule sets forth, as of October 13, 2011, the aggregate number of outstanding options, restricted shares or other rights to purchase or receive shares of Parent Common Stock.  Except (A) as set forth above in this Section 4.2(a) or (B) as otherwise expressly permitted by Section 5.2(b), as of the date of this Agreement there are not, and as of the Second Effective Time there will not be, any shares of capital stock, voting securities or equity interests of Parent issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of Parent, including any representing the right to purchase or otherwise receive any Parent Common Stock.

(b)           Since the Balance Sheet Date, Parent has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding options referred to above in Section

4.2(a) or as provided in Section 5.2(b) or the schedules thereto.  None of Parent or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of Parent.  Except in connection with the exercise of any option to acquire shares of Parent Common Stock or the vesting, settlement or forfeiture of, or tax withholding with respect to, any equity or equity-based awards outstanding as of the date of this Agreement and the conversion of any shares of Parent Common Stock outstanding as of the date of this Agreement in accordance with the Parent Charter Documents, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of Parent or any of its Subsidiaries.

(c)           The authorized equity interests Kinder Morgan Energy Partners, L.P., a Delaware limited partnership (“KMP”) consist of common units representing limited partner interests in KMP (“KMP Common Units”), Class B units representing limited partner interests in KMP (“KMP Class B Units”), I-units representing limited partners interests in KMP (the “KMP I-Units “), and the general interest in KMP (which includes the right to receive incentive distribution) (“KMP GP Interest”).  At the close of business on October 13, 2011, the issued and outstanding limited partner interests and general partner interests of KMP consisted of (i) 230,901,187 KMP Common Units, (ii) 5,313,400 KMP Class B Units and (iii) 96,807,610 KMP I-Units and (iv) the KMP GP Interest.  All outstanding equity interests of KMP are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.

(d)           The authorized capital stock of Merger Sub Two consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights.  All of the issued and outstanding capital stock of Merger Sub Two is owned, beneficially and of record, by Parent.  Merger Sub Two was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement.  Except for obligations and liabilities incurred in connection with its formation and the Transactions contemplated by this Agreement, Merger Sub Two has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

(e)           All of the issued and outstanding limited liability company interests of Merger Sub Three is owned, beneficially and of record, by Parent.  Merger Sub Three was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement.  Except for obligations and liabilities incurred in connection with its formation and the Transactions contemplated by this Agreement, Merger Sub Three has not and will not have incurred, directly or indirectly, any obligations or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

SECTION 4.3.                Authority; Noncontravention; Voting Requirements.

(a)           Each of Parent, Merger Sub Two and Merger Sub Three has all necessary entity power and authority to execute and deliver this Agreement and, subject to obtaining (i) the Parent Stockholder Approval, (ii) approval by the board of directors and stockholder of New EP with respect to the Third Merger and (iii) approval by the sole member of Merger Sub Three, to perform their respective obligations hereunder and to consummate the Transactions.  The execution, delivery and performance by Parent, Merger Sub Two and Merger Sub Three of this Agreement, and the consummation by Parent, Merger Sub Two and Merger Sub Three of the Transactions, have been duly authorized and approved by the Parent Board and the board of directors of Merger Sub Two and the sole member of Merger Sub Three (and prior to the Second Effective Time will be adopted by Parent as the sole stockholder of Merger Sub Two and the sole member of Merger Sub Three) and, except for obtaining the Parent Stockholder Approval, no other action on the part of Parent, Merger Sub Two and Merger Sub Three is necessary to authorize the execution, delivery and performance by Parent, Merger Sub Two and Merger Sub Three of this Agreement and the consummation by them of the Transactions.  This Agreement has been duly executed and delivered by Parent, Merger Sub Two and Merger Sub Three and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of each of Parent, Merger Sub Two and Merger Sub Three, enforceable against each of them in accordance with its terms.

(b)           The Parent Board, at a meeting duly called and held, has (i) approved and declared advisable this Agreement and the Transactions, including the Share Issuance (as defined below) and (ii) resolved to recommend that stockholders of Parent approve the Share Issuance.

(c)           Neither the execution and delivery of this Agreement by Parent, Merger Sub Two and Merger Sub Three, nor the consummation by Parent, Merger Sub Two and Merger Sub Three of the Transactions, nor compliance by Parent, Merger Sub Two and Merger Sub Three with any of the terms or provisions of this Agreement, will (i) conflict with or violate any provision of the Parent Charter Documents or any of the Parent Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.4 and Parent Stockholder Approval are obtained and the filings referred to in Section 4.4 are made, (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent or any of its respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (x) and (y), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(d)           The affirmative vote (in person or by proxy) of the holders of a majority of the aggregate voting power cast at the Parent Stockholders Meeting or any adjournment or postponement thereof to approve the issuance of shares of Parent Class P Stock (including shares of Parent Class P Stock issuable upon exercise of the Parent Class P Warrants issued in the Second Merger) and the Parent Class P Warrants (the “Share Issuance”) in connection with the Second Merger (the “Parent Stockholder Approval”) is the only vote of the holders of any class or series of the capital stock of Parent necessary to approve the issuance of shares of Parent Class P Stock (including shares of Parent Class P Stock issuable upon exercise of the Parent Class P Warrants issued in the Second Merger) and the Parent Class P Warrants in connection with the Second Merger and the Transactions and to approve and consummate the Transactions contemplated by this Agreement.  At all times until the Parent Stockholder Approval is obtained, the shares of capital stock of Parent subject to the Voting Agreement are, and will be, sufficient to obtain the Parent Stockholder Approval.  The vote or consent of Parent as the sole stockholder of Merger Sub Two is the only vote or consent of the stockholders of Merger Sub Two necessary to adopt this Agreement and approve the Transactions.  The vote or consent of Parent as the sole member of Merger Sub Three is the only vote or consent of the members of Merger Sub Three necessary to adopt this Agreement and approve the Transactions.

(e)           None of Parent or any of its Subsidiaries holds any capital stock, voting securities or equity interests of the Company or any of its Subsidiaries, or holds any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any such shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any such shares of capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any such shares of capital stock, voting securities or equity interests.  Each of Parent, Merger Sub Two and Merger Sub is not, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

SECTION 4.4.                Governmental Approvals.  Except for (i) the filing of the Joint Proxy/Information Statement, and other filings required under, and compliance with other applicable requirements of, the Exchange Act, and the rules of the NYSE, (ii) the Delaware Filings, (iii) filings required under, and compliance with other applicable requirements of, the HSR Act and (iv) filings required under, and compliance with other applicable requirements of, Foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to (A) prevent or materially impede, interfere with or hinder the consummation of the Transactions or (B) result in a Parent Material Adverse Effect.

SECTION 4.5.                Parent SEC Documents; Undisclosed Liabilities.

(a)           Parent and its Subsidiaries have filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since November 23, 2010 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Parent SEC Documents”).  As of their respective effective dates (in the case of the Parent SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Parent SEC Documents), the Parent SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Parent SEC Documents, and none of the Parent SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Parent SEC Documents.  To the Knowledge of Parent, none of the Parent SEC Documents is the subject of ongoing SEC review or investigation.

(b)           The consolidated financial statements of Parent included in the Parent SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to Parent and its Subsidiaries, taken as a whole).

(c)           Parent has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is accumulated and communicated to Parent’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.  Parent’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to Parent’s auditors and the audit committee of Parent Board (x) all significant deficiencies in the design or operation of internal controls which could adversely affect Parent’s ability to record, process, summarize and report financial data and have identified for Parent’s auditors any material weaknesses in internal controls and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls.  The principal executive officer and the principal financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Parent SEC Documents, and the statements contained in such certifications are complete and correct.  The management of Parent has completed its assessment of the effectiveness of Parent’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective.  To the Knowledge of Parent, there are no facts or circumstances that would prevent its chief executive officer and chief financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)           Except (i) as reflected or otherwise reserved against on the balance sheet of Parent and its Subsidiaries as of the Balance Sheet Date (including the notes thereto) included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business and (iii) for liabilities and obligations incurred under or in accordance with this Agreement or in connection with the Transactions, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether or not accrued or contingent), that would be required to be reflected or reserved against on a consolidated balance sheet of Parent prepared in accordance with GAAP or the notes thereto, other than as have not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)           Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Parent in Parent’s published financial statements or any Parent SEC Documents.

SECTION 4.6.                Absence of Certain Changes or Events.

(a)           Since the Balance Sheet Date through the date of this Agreement, there have not been any changes, effects, events or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

(b)           From the date of this Agreement there have not been any events, changes, effects, events or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

(c)           Since the Balance Sheet Date (i) Parent and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (ii) neither Parent nor any of its Subsidiaries has taken any action described in Section 5.2(b) that if taken after the date of this Agreement and prior to the Second Effective Time without the prior written consent of Parent would violate such provision.

SECTION 4.7.                Legal Proceedings.  There are no (i) investigations or proceedings pending (or, to the Knowledge of Parent, threatened) by any Governmental Authority with respect to Parent or any of its Subsidiaries or (ii) actions, suits or proceedings pending (or, to the Knowledge of Parent, threatened) against Parent or any of its Subsidiaries or any of their respective properties at law or in equity before, and there are no orders, judgments or decrees of any Governmental Authority against Parent or any of its Subsidiaries, in each case of clause (i) or (ii), which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 4.8.                Compliance With Laws; Permits.

(a)           Parent and its Subsidiaries are, and since the later of December 31, 2009 and their respective dates of formation or organization have been, in compliance with and are not in default under or in violation of any applicable Laws, except where such non-compliance, default or violation would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)           Parent and its Subsidiaries are in possession of all franchises, tariffs, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for Parent and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Parent Permits”), except where the failure to have any of Parent Permits would not have, individually or in the aggregate, a Parent Material Adverse Effect.  All Parent Permits are in full force and effect, except where the failure to be in full force and effect would not have, individually or in the aggregate, a Parent Material Adverse Effect.  No suspension or cancellation of any of Parent Permits is pending or, to the Knowledge of Parent, threatened, except where such suspension or cancellation would not, individually or in the aggregate, have a Parent

Material Adverse Effect.  Parent and its Subsidiaries are not, and since December 31, 2008 have not been, in violation or breach of, or default under, any Parent Permit, except where such violation, breach or default would not, individually or in the aggregate, have a Parent Material Adverse Effect.  As of the date of this Agreement, to the Knowledge of Parent, no event or condition has occurred or exists which would result in a violation of, breach, default or loss of a benefit under, or acceleration of an obligation of Parent or any of its Subsidiaries under, any Parent Permit or has caused (or would cause) an applicable Governmental Authority to fail or refuse to issue, renew or extend any Parent Permit (in each case, with or without notice or lapse of time or both), except for violations, breaches, defaults, losses, accelerations or failures that would not, individually or in the aggregate, have a Parent Material Adverse Effect.

SECTION 4.9.                Information Supplied.  Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, none of the information supplied (or to be supplied) in writing by or on behalf of Parent specifically for inclusion or incorporation by reference in (a) the Form S-4 will, at the time the Form S-4, or any amendments or supplements thereto, are filed with the SEC or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Joint Proxy/Information Statement will, on the date it is first mailed to stockholders of Parent and the stockholders of Parent, and at the time of Parent Stockholders Meeting and the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Joint Proxy/Information Statement (except for such portions thereof that relate only to the Company or any Subsidiary of the Company) will comply as to form in all material respects with the applicable requirements of the Exchange Act.  Notwithstanding the foregoing, Parent makes no representation or warranty with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

SECTION 4.10.              Tax Matters.  Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) Parent and each of its Subsidiaries have prepared and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them and all such Tax Returns are complete and accurate, (ii) Parent and each of its Subsidiaries have timely paid all Taxes that are required to be paid by any of them (whether or not shown on any Tax Return), except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of Parent and its Subsidiaries in accordance with GAAP, (iii) the U.S. consolidated federal income Tax Returns of Parent through the tax year ending December 31, 2007 have been examined or are currently being examined by the Internal Revenue Service (or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired), (iv) all assessments for Taxes due with respect to completed and settled examinations or any concluded litigation have been fully paid, (v) there are no audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters of Parent or any of its Subsidiaries, (vi) there are no Liens for Taxes on any of the assets of Parent or any of its Subsidiaries other than statutory Liens for Taxes not yet due and payable or Liens for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the financial statements of Parent and its Subsidiaries in accordance with GAAP, (vii) none of Parent or any of its Subsidiaries has been a “controlled corporation” or a “distributing corporation” in any distribution that was intended to be governed by Section 355 of the Code (or any similar provision of state, local or foreign Law) (A) occurring during the two-year period ending on the date of this Agreement, or (B) that otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Transactions, (viii) Parent and each of its Subsidiaries has timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor, shareholder or other third party, (ix) none of Parent or any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1), (x) neither Parent nor any of its Subsidiaries is a party to, or bound by, any agreement or arrangement relating to the apportionment, sharing, assignment, indemnification or allocation of any Tax or Tax asset (other than an agreement or arrangement solely among members of a group the common parent of which is Parent) or has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar provision of Law), by contract, agreement or otherwise and (xi) there are no currently effective waivers or extensions of any statute of limitations with respect to any Taxes of Parent or any of its Subsidiaries.

SECTION 4.11.              Employee Benefits.

(a)           Section 4.11(a) of the Parent Disclosure Schedule lists all material Parent Benefit Plans.  “Parent Benefit Plans” means (i) all “employee benefit plans” (within the meaning of Section 3(3) of ERISA) and (ii) all other compensation or employee benefit plans, programs, policies, agreements or other arrangements, whether or not subject to ERISA, including, cash- or equity or equity-based, employment, retention, change of control, health, medical, dental, disability, accident, life insurance, vacation, severance, retirement, pension, savings or termination, in each case of (i) and (ii) that are sponsored, maintained, contributed to or required to be contributed to by Parent or any of its Subsidiaries for the benefit of current or former employees, directors or consultants of Parent or its Subsidiaries or with respect to which Parent or its Subsidiaries have any current or contingent liability.  For purposes of this Agreement, the term “Parent Foreign Benefit Plan” shall mean any Parent Benefit Plan subject to the Laws of any jurisdiction other than the United States.

(b)           Except for such claims which would not have, individually or in the aggregate, a Parent Material Adverse Effect, no action, dispute, suit, claim, arbitration, or legal, administrative or other proceeding or governmental action is pending or, to the Knowledge of Parent, threatened (x) with respect to any Parent Benefit Plan (other than a Multiemployer Plan) other than claims for benefits in the ordinary course, (y) alleging any breach of the material terms of any Parent Benefit Plan (other than a Multiemployer Plan) or any fiduciary duties with respect thereto or (z) with respect to any violation of any applicable Law with respect to such Parent Benefit Plan (other than a Multiemployer Plan).

(c)           Each Parent Benefit Plan (other than a Multiemployer Plan or a Parent Foreign Benefit Plan) has been maintained, funded and administered in compliance with its terms and with applicable Law, including ERISA and the Code, except for such non-compliance which would not have, individually or in the aggregate, a Parent Material Adverse Effect.  Any Parent Benefit Plan (other than a Multiemployer Plan) intended to be qualified under Section 401 of the Code has received a favorable determination letter from the United States Internal Revenue Service that has not been revoked and, to the Knowledge of Parent, no fact or event has occurred since the date of such determination letter or letters from the Internal Revenue Service that would reasonably be expected to adversely affect the qualified status of any such Parent Benefit Plan.  Neither Parent nor any of its Subsidiaries maintains or contributes to or is required to contribute to any plan, agreement or arrangement which provides post-termination or post-retirement medical benefits to any Person, except as required by applicable Law or as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)           With respect to each Parent Benefit Plan that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (i) Parent, its Subsidiaries and their respective ERISA Affiliates have complied with the minimum funding requirements under Sections 412, 430 and 431 of the Code and Sections 302, 303 and 304 of ERISA, whether or not waived, (ii) no reportable event within the meaning of Section 4043 of ERISA for which the 30-day notice requirement has not been waived has occurred, (iii) all premiums to the PBGC have been timely paid in full, (iv) no current or contingent liability under Title IV of ERISA has been or is expected to be incurred by Parent, its Subsidiaries or any of their respective ERISA Affiliates (other than for premiums to the PBGC) and (v) the PBGC has not instituted proceedings to terminate any such Parent Benefit Plan, except, in each case of (i)-(v), as would not have, individually or in the aggregate, a Parent Material Adverse Effect.

(e)           Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, with respect to any Parent Benefit Plan (other than a Parent Foreign Benefit Plan) all contributions, premiums and other payments due from any of Parent or its Subsidiaries required by Law or any Parent Benefit Plan (other than a Parent Foreign Benefit Plan) or applicable Parent Collective Bargaining Agreement (as defined in Section 4.12(b)) have been made under any such plan to any fund, trust or account established thereunder or in connection therewith by the due date thereof.

(f)            Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, the consummation of the Transactions will not, either alone or in combination with another event, (i) entitle any current or former employee, consultant or officer of Parent or any of its Subsidiaries to severance pay, retention bonuses, parachute payments, non-competition payments, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, consultant or officer, or (iii) result in any forgiveness of indebtedness or obligation to fund benefits with respect to any such employee, director or officer or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code.  No director, officer, employee or service provider is entitled to a gross-up, make-whole or other payment as a result of the imposition of taxes under Section 280G, Section 4999 or Section 409A of the Code pursuant to any agreement or arrangement with Parent or any of its Subsidiaries.

(g)           Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) each Parent Foreign Benefit Plan has been established, maintained and administered in compliance with its terms and all applicable Laws of any controlling Governmental Authority; (ii) each Parent Foreign Benefit Plan required to be registered has been registered (and where applicable, accepted for registration) and has been maintained in good standing with applicable regulatory authorities; and no material fact or event has occurred that would reasonably be expected to adversely affect such good standing status or result in the imposition of any liability, penalty or Tax under applicable Law; (iii) each Parent Foreign Benefit Plan required to be funded and/or book reserved is funded and/or book reserved, as appropriate, in accordance with applicable Law; (iv) all employer and employee contributions to each Parent Foreign Benefit Plan required by applicable Law or by the terms of such Parent Foreign Benefit Plan have been made, or, if applicable, accrued in accordance with normal accounting practices; and (v) the fair market value of the assets of each funded Parent Foreign Benefit Plan, the liability of each insurer for any Parent Foreign Benefit Plan funded through insurance or the book reserve established for any Parent Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Second Effective Time, with respect to all current or former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Parent Foreign Benefit Plan.

SECTION 4.12.              Labor Matters.

(a)           Except for such matters which would not have, individually or in the aggregate, a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has received written notice during the past two years of the intent of any Governmental Authority responsible for the enforcement of labor, employment, occupational health and safety or workplace safety and insurance/workers compensation laws to conduct an investigation of Parent or any of its Subsidiaries and, to the Knowledge of Parent, no such investigation is in progress.  Except for such matters which would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no (and have not been during the two year period preceding the date of this Agreement) strikes or lockouts with respect to any employees of Parent or any of its Subsidiaries, (ii) to the Knowledge of Parent, there is no (and has not been during the two year period preceding the date of this Agreement) union organizing effort pending or threatened against Parent or any of its Subsidiaries, (iii) there is no (and has not been during the two year period preceding the date of this Agreement) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries and (iv) there is no (and has not been during the two year period preceding the date of this Agreement) slowdown, or work stoppage in effect or, to the Knowledge of Parent, threatened with respect to any employees of the Parent or any of its Subsidiaries.  To the Knowledge of Parent, neither Parent nor any of its Subsidiaries has any liabilities under the WARN Act as a result of any action taken by Parent that would have, individually or in the aggregate, a Parent Material Adverse Effect.  Except for such non-compliance which would not have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and occupational safety and health (including, without limitation, classifications of service providers as employees and/or independent contractors).

(b)           Section 4.12(b) of the Parent Disclosure Schedule lists all employee representative bodies, including all labor unions, labor organizations and works councils, and all collective bargaining agreements, union contracts and similar labor agreements in effect, including any industry-wide  agreement in a non-U.S. jurisdiction, that cover any employees of the Parent or any Subsidiary or to which the Parent or any Subsidiary is a party or otherwise bound (each, a “Parent Collective Bargaining Agreement”).  Neither the Parent nor any Subsidiary is subject to any obligation to inform and/or consult with any labor union, labor organization, works council or any other employee representative body in connection with this Agreement, the arrangements proposed in this Agreement and/or the Closing (whether under applicable Law or any written agreement).

SECTION 4.13.              Environmental Matters.  Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, (i) each of Parent and its Subsidiaries is and has been in compliance with all applicable Environmental Laws (as hereinafter defined), which compliance includes obtaining, maintaining and complying with all Environmental Permits and all such Environmental Permits are in good standing, (ii) there has been no release of any Hazardous Substance by Parent or any of its Subsidiaries, or the Knowledge of Parent, any other Person in any manner that would reasonably be expected to give rise to Parent or any of its Subsidiaries incurring any remedial obligation or corrective action requirement under applicable Environmental Laws, (iii) there are no investigations, actions, suits or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or involving any real property currently or, to the Knowledge of Parent, formerly owned, operated or leased by or for Parent or any Subsidiary alleging noncompliance with or liability under, any Environmental Law, and (iv) to Parent’s Knowledge no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental

Law, from any properties while owned or operated by Parent or any of its Subsidiaries or as a result of any operations or activities of Parent or any of its Subsidiaries.

SECTION 4.14.              Contracts.

(a)           Except for this Agreement, the Parent Benefit Plans, or as filed with the SEC prior to the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by, as of the date of this Agreement, any Contract (whether written or oral) (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) to Parent or any of its Subsidiaries; (ii) which constitutes a contract or commitment relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000; or (iii) which contains any provision that prior to or following the Second Effective Time would materially restrict or alter the conduct of business of, or purport to materially restrict or alter the conduct of business of, whether or not binding on, the Company or any controlled Affiliate of the Company (all contracts of the type described in this Section 4.14(a) being referred to herein as “Parent Material Contracts”).

(b)           (i)  Each Parent Material Contract is valid and binding on Parent and any of its Subsidiaries, as applicable, and is in full force and effect, except where the failure to be valid, binding and in full force and effect, either individually or in the aggregate, would not have a Parent Material Adverse Effect, (ii) Parent and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Parent Material Contract, except where such noncompliance, either individually or in the aggregate, would not have a Parent Material Adverse Effect, and (iii) neither Parent nor any of its Subsidiaries has received written notice of, or to Parent’s Knowledge, knows of, the existence of any event or condition which constitutes, or, after notice or lapse of time or both, will constitute, a material default on the part of Parent or any of its Subsidiaries under any such Parent Material Contract, except where such default, either individually or in the aggregate, would not have a Parent Material Adverse Effect.

SECTION 4.15.              Property.

(a)           Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, Parent or a Subsidiary of Parent owns and has good title to all of its owned real property (other than severed oil, gas and/or mineral rights and other than hydrocarbon interests) and good title to all its owned personal property and has valid leasehold interests in all of its leased real properties free and clear of all Liens (except in all cases for Liens permissible under or not prohibited by any applicable material loan agreements and indentures (together with all related mortgages, deeds of trust and other security agreements) and except for title exceptions, defects in title, encumbrances, liens, charges, easements, rights of way, covenants, declarations, restrictions, restrictive covenants, Revocable Interests and other matters, whether or not of record, which (other than any of the same which are created or suffered by third-party owners of any leased real or personal property) in the aggregate do not materially affect the continued use of the property for the purposes for which the property is currently being used (assuming the timely discharge (subject to all waivers, modifications, grace periods and extensions) of all obligations owing by the property owner (with respect to the owned real property or owned personal property ) or the lessee under the applicable lease (with respect to the leased real properties or personal property) by Parent or a Subsidiary of Parent), sufficient to conduct their respective businesses as currently conducted.  Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, all leases under which Parent or any of its Subsidiaries lease any real or personal property (other than hydrocarbon interests) are valid and effective against Parent or any of its Subsidiaries and, to Parent’s Knowledge, the counterparties thereto, in accordance with their respective terms, and there is not, under any of such leases, any existing material default by Parent or any of its Subsidiaries or, to Parent’s Knowledge, the counterparties thereto, or, to Parent’s Knowledge, any event which, with notice or lapse of time or both, would become a material default by Parent or any of its Subsidiaries, or, to Parent’s Knowledge, the counterparties thereto.

(b)           Parent and its Subsidiaries have such “rights-of-way as are sufficient to conduct their businesses in all material respects as currently conducted, except such rights-of-way that, if not obtained (or which, if obtained, if the same were to expire or be revoked or terminated), would not, individually or in the aggregate, have a Parent Material Adverse Effect.  Except as would not, individually or in the aggregate, have a Parent Material Adverse Effect, each of Parent and its Subsidiaries has fulfilled and performed all its obligations with respect to such rights-of-way which are required to be fulfilled or performed as of the date of this Agreement (subject to all applicable waivers, modifications, grace periods and extensions) and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that do not materially adversely affect the commercial use of the property for the purposes for which the property is currently being used and except for rights reserved to, or vested in, any municipality or other Governmental Authority or any railroad by the terms of any right, power, franchise, grant, license, permit, or by any other provision of any applicable Law, to terminate or to require annual or other periodic payments as a condition to the continuance of such right.

SECTION 4.16.              Intellectual Property.  Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, either Parent or a Subsidiary of Parent owns, or is licensed or otherwise possesses adequate rights to use, all material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, domain names, registered and unregistered copyrights, patents or applications and registrations, and trade secrets (collectively, the “Parent Intellectual Property”) used in their respective businesses as currently conducted.  Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no pending or, to the Knowledge of Parent, threatened claims by any person alleging infringement or misappropriation by Parent or any of its Subsidiaries of such person’s intellectual property, (ii) to the Knowledge of Parent, the conduct of the business of Parent and its Subsidiaries does not infringe or misappropriate any intellectual property rights of any person, (iii) neither Parent nor any of its Subsidiaries has made any claim of a violation or infringement, or misappropriation by others of its rights to or in connection with the Parent Intellectual Property, and (iv) to the Knowledge of Parent, no person is infringing or misappropriating any Parent Intellectual Property of Parent.

SECTION 4.17.                                         Insurance.  Parent and its Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses in amounts customary for the businesses in which they operate.  Except as would not have, individually or in the aggregate, a Parent Material Adverse Effect, none of Parent or its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force.

SECTION 4.18.                                         Opinions of Parent Financial Advisors.  Parent Board has received the opinion of each of Evercore Group L.L.C. and Barclays Capital Inc. (collectively, the “Parent Financial Advisors”), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration to be paid by Parent is fair, from a financial point of view, to Parent (the “Parent Fairness Opinions”).  A correct and complete copy of the form of the Parent Fairness Opinions has been made available to the Company.  Parent has been authorized by the Parent Financial Advisors to permit the inclusion of the Parent Fairness Opinions and/or references thereto in the Joint Proxy/Information Statement.

SECTION 4.19.                                         Brokers and Other Advisors.  Except for the Parent Financial Advisors, the fees and expenses of which will be paid by Parent, no broker, investment banker or financial advisor is entitled to any broker’s, finder’s or financial advisor’s fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

SECTION 4.20.                                         State Takeover Statutes; No Rights Plan.  The action of Parent Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.  There is no stockholder rights plan in effect, to which Parent is a party or otherwise bound.

SECTION 4.21.                                         Reorganization Treatment.  Neither Parent nor any of its Affiliates has taken or agreed to take any action or knows of any facts or circumstances that could reasonably be expected to prevent the (i) the First Merger and the LLC Conversion, taken together, and (ii) the Second Merger and the Third Merger, taken together, from each qualifying as a reorganization within the meaning of Section 368(a) of the Code.

SECTION 4.22.                                         Financing.

(a)                                  Parent has delivered to the Company a complete and correct copy of a fully executed commitment letter from the financial institution(s) named therein (including all exhibits, schedules, and annexes to such letters as and to the extent delivered to the Company on or prior to the date of this Agreement, the “Debt Commitment Letter”), pursuant to which such financial institutions (including any financial institutions providing Alternative Financing or Replacement Debt Financing, the “Financing Sources”) have committed, upon the terms and subject to the conditions set forth therein, to provide the debt financing described therein in connection with the Transactions. The Debt Commitment Letter and any other debt commitment letter (including any replacement of the Debt Commitment Letter in connection with any Alternative Financing or Replacement Debt Financing) executed in accordance with Section 5.14, as replaced, amended, supplemented, modified or waived in accordance with Section 5.14, including all exhibits, schedules, and annexes to such letters, are hereinafter referred to together as the “Debt Commitment Letters.”  The financing contemplated pursuant to the Debt Commitment Letters is hereinafter referred to as the “Debt Financing.”

(b)                                 As of the date of this Agreement, the Debt Commitment Letters are in full force and effect and are legal, valid and binding obligations of Parent, and to the knowledge of Parent, the other parties thereto, and enforceable in accordance with their respective terms against Parent, and to the knowledge of Parent, each of the other parties thereto.  All commitment fees required to be paid under the Debt Commitment Letters have been paid in full or will be duly paid in full as and when due, and Parent and Merger Sub have otherwise satisfied all of the other items and conditions required to be satisfied by them pursuant to the terms of the Debt Commitment Letters on or prior to the date of this Agreement.  None of the Debt Commitment Letters have been amended, modified or terminated on or prior to the date of this Agreement, no such amendment, modification or termination is contemplated as of the date of this Agreement and no Debt Commitment Letter will be amended or modified as of the Second Effective Time except as consistent with Section 5.14.  As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default by Parent or Merger Sub under any Debt Commitment Letter.  Neither Parent nor Merger Sub is, as of the date of this Agreement, aware of any fact, occurrence or condition that makes any of the assumptions or statements set forth in any Debt Commitment Letter inaccurate (assuming the accuracy of the Company’s representations and warranties), in any material respect or that would cause the commitments provided in the Debt Commitment Letter to be terminated or ineffective or any of the conditions contained therein not to be met.  The consummation of the Debt Financing is subject to no conditions precedent other than those expressly set forth in the copies of the Debt Commitment Letters delivered to the Company, and there are no contingencies that would permit the Financing Sources to reduce the total amount of the Debt Financing other than those expressly set forth in the copies of the Debt Commitment Letters delivered to the Company.  Except for fee letters relating to fees with respect to the Debt Financing

(redacted copies of which, removing only certain fee and market “flex” provisions, have been provided to the Company), there are no side letters or other agreements, contracts or arrangements related to the funding of the Debt Financing, other than as expressly set forth in the Debt Commitment Letters delivered to the Company prior to the date of this Agreement.  As of the date of this Agreement, assuming no breach by the Company of its representations and warranties under this Agreement (and cooperation and assistance by the Company as provided herein) and no breach or default by the Company of its obligations under this Agreement in either case such that the condition set forth in Section 6.2(a) would fail to be satisfied, and based upon facts and events known by Parent as of the date of this Agreement, neither Parent nor Merger Sub have any reason to believe that any of the conditions to the Debt Financing will not be satisfied or the Debt Financing will not be consummated as contemplated in the Debt Commitment Letters on or prior to the Closing Date.  Assuming the accuracy of the representations and warranties of the Company set forth in this Agreement and performance by the Company of its obligations under Section 5.2(a), the aggregate proceeds of the Debt Financing, together with any cash or cash equivalents held by Parent, as of the Second Effective Time, will be sufficient to enable them to pay in cash all amounts required to be paid by them in connection with the Transactions, including the Merger Consideration (and the treatment of Stock Options, Restricted Shares, Company Performance RSUs and Company ESPP pursuant to Section 2.5) and all payments, fees and expenses payable by them related to or arising out of the consummation of the Transactions.

(c)                                  In no event shall the receipt or availability of any funds or financing (including, for the avoidance of doubt, the Debt Financing) by Parent, Merger Sub or any of their respective Affiliates or any other financing be a condition to any of Parent’s or Merger Sub’s obligations hereunder.

SECTION 4.23.                                         No Other Representations or Warranties.

(a)                                  Except for the representations and warranties set forth in this Article IV, neither Parent nor any other Person makes or has made any express or implied representation or warranty with respect to Parent or with respect to any other information provided to the Company, Merger Sub One or New EP in connection with the Transactions.  Without limiting the generality of the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company, Merger Sub One, New EP or any other Person resulting from the distribution to the Company, Merger Sub One or New EP (including their Representatives), or the Company’s, Merger Sub One’s or New EP’s (or such Representatives) use of, any such information, including any information, documents, projections, forecasts of other material made available to the Company, Merger Sub One or New EP in certain “data rooms” or management presentations in expectation of the Transactions.

(b)                                 Each of Parent, Merger Sub Two and Merger Sub Three has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and acknowledges that each of Parent, Merger Sub Two and

Merger Sub Three has been provided access for such purposes.  Except for the representations and warranties expressly set forth in this Agreement, in entering into this Agreement, each of Parent, Merger Sub Two and Merger Sub Three has relied solely upon its independent investigation and analysis of the Company and the Company Subsidiaries, and each of Parent, Merger Sub Two and Merger Sub Three acknowledges and agrees that it has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by the Company, any Company Subsidiaries, or any of their respective affiliates, stockholders, controlling persons or Company representatives that are not expressly set forth in this Agreement, whether or not such representations, warranties or statements were made in writing or orally.  Each of Parent, Merger Sub Two and Merger Sub Three acknowledge and agree that, except for the representations and warranties expressly set forth in this Agreement (i) the Company does not make, or has not made, any representations or warranties relating to itself or its business or otherwise in connection with the Transactions and each of Parent, Merger Sub Two and Merger Sub Three are not relying on any representation or warranty except for those expressly set forth in this Agreement, (ii) no Person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the Transactions, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub Two and Merger Sub Three as having been authorized by such party and (iii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to Parent, Merger Sub Two, Merger Sub Three or any of their representatives are not and shall not be deemed to be or include representations or warranties unless any such materials or information is the subject of any express representation or warranty set forth in Article III of this Agreement.

ARTICLE V

Additional Covenants and Agreements

SECTION 5.1.                                               Preparation of the Form S-4 and the Joint Proxy/Information Statement and the Appraisal Notice; Stockholder Meetings.

(a)                                  As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Joint Proxy/Information Statement and the Company and Parent shall prepare and Parent shall file with the SEC the Form S-4, in which the Joint Proxy/Information Statement will be included as a prospectus.  Each of the Company and Parent shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and keep the Form S-4 effective for so long as necessary to consummate the Transactions.  The Company shall use its reasonable best efforts to cause the Joint Proxy/Information Statement to be mailed to the stockholders of the Company and Parent shall use its reasonable best efforts to cause the Joint Proxy/Information Statement to be mailed to the stockholders of Parent, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act.  No filing of, or amendment or supplement to, the Form S-4 will be made by Parent, and no filing of, or amendment or supplement to, the Joint Proxy/Information Statement will be made by the Company or Parent, in each case without providing the other party a reasonable opportunity to review and comment thereon.  If at any time prior to the Second Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Joint Proxy/Information Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and the stockholders of Parent.  The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Joint Proxy/Information Statement or the Form S-4 or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Joint Proxy/Information Statement, the Form S-4 or the Transactions and (ii) all orders of the SEC relating to the Form S-4.  As soon as practicable following the date of the Company Stockholder Approval, the Company shall prepare, in consultation with Parent, a notice that complies with Section 262(d)(2) of the DGCL notifying the shareholders of New EP that the Second Merger has been approved by the Company who was the sole stockholder of New EP prior to the First Effective Time and the availability of appraisal rights in the Second Merger, which notice shall include a copy of Section 262 of the DGCL (the “Appraisal Notice”).  The Company shall use its reasonable best efforts to cause the Appraisal Notice to be mailed to the stockholders of New EP as promptly as practicable after the Company Stockholder Approval.  The Company shall use its reasonable best efforts to cause the shares of common stock of New EP to be issued pursuant to and in accordance with this Agreement and the First Merger Agreement in connection with the First Merger to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the closing of the First Merger.

(b)                                 The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the Company Stockholder Approval.  Subject to Section 5.3, the Company shall, through the Company Board, recommend to its stockholders adoption of this Agreement (the “Company Board Recommendation”).  The Joint Proxy/Information Statement shall include a copy of the Company Fairness Opinion and (subject to Section 5.3) the Company Board Recommendation.  Without limiting the generality of the foregoing, but subject to Section 5.3, the Company’s obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Company Board or any committee thereof of the Company Board Recommendation or the Company Board’s or such committee’s approval of this Agreement or the Transactions.  Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Stockholder Meeting (i) to solicit additional proxies for the purpose of obtaining the Company Stockholder Approval, (ii) for the absence of quorum, (iii) to allow reasonable additional time for the filing and/or mailing of any supplemental or amended disclosure which the Company has determined after consultation with outside legal counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Stockholder Meeting and (iv) if the Company has delivered any notice contemplated by Section 5.3(d) and the time periods contemplated by Section 5.3(d) have not expired.

(c)                                  Parent shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Parent Stockholders Meeting”) for the purpose of obtaining the Parent Stockholder Approval.  Parent shall, through the Parent Board, recommend to its stockholders to approve the issuance of shares of Parent Class P Stock (including the shares of Parent Class P Stock issuable upon the exercise of the Parent Class P Warrants issued in the Second Merger) and the Parent Class P Warrants (the “Parent Board Recommendation”).  The Joint Proxy/Information Statement shall include a copy of the Parent Fairness Opinion and the Parent Board Recommendation.

SECTION 5.2.                                               Conduct of Business.

(a)                                  Except (i) as expressly permitted by this Agreement, (ii) as set forth in the Company Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided for or contemplated by any agreement of the Company in effect as of the date of this Agreement or (v) as agreed in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Second Effective Time, the Company shall, and shall cause each of its Subsidiaries and the Company Joint Ventures to (provided, that with respect to the Company Joint Ventures, the Company shall cause such actions to occur to the maximum extent permitted by the organizational documents and governance arrangements of each Company Joint Venture and, to the extent applicable, its fiduciary duties in relation to each Company Joint Venture): (u) conduct its business in the ordinary course consistent with past practice, (v) comply in all material respects with all applicable Laws and the requirements of all Company Material Contracts, (w) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees and (x) use its commercially reasonable efforts to keep in full force and effect all material insurance policies maintained by the Company, its Subsidiaries and the Company Joint Ventures, other than changes to such policies made in the ordinary course of business.  Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in the Company Disclosure Schedule, (iii) as required by applicable Law, or (iv) as agreed in writing by Parent (in the case of clauses

(iii), (iv), (v), (vi), (vii), (viii), (xii), (xiii), (xiv)(C), (xv) and (xvi) (but, with respect to (xvi), only to the extent applicable to the other clauses designated in this Section 5.2(a)(v)) below, such consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement to the Second Effective Time, the Company shall not, and shall not permit any of its Subsidiaries and the Company Joint Ventures to (provided, that with respect to the Company Joint Ventures, the Company shall cause such actions not to occur to the maximum extent permitted by the organizational documents and governance arrangements of each Company Joint Venture and, to the extent applicable, its fiduciary duties in relation to each Company Joint Venture):

(i)                                     (A) issue, sell, grant, dispose of, accelerate the vesting of or modify as applicable, any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that the Company may issue shares of Company Common Stock upon the exercise of options granted under the Company Stock Plans or the Company ESPP or the settlement of any Company Performance RSUs, in each case which are outstanding on the date of this Agreement or granted after the date of this Agreement to the extent permitted by Section 5.2(a)(viii) and in accordance with the terms thereof; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, except in connection with the exercise of any Company Stock Options or the vesting, settlement or forfeiture of, or tax withholding with respect to, any equity or equity-based awards granted under the Company Stock Plans and outstanding as of the date of this Agreement or granted after the date of this Agreement to the extent permitted by Section 5.2(a)(viii); (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (x) dividends by a direct or indirect Subsidiary of the Company to its parent, (y) the Company’s regular quarterly dividend in an amount not to exceed $0.01 per share of Company Common Stock or (z) as provided on Section 5.2(a)(i) of the Company Disclosure Schedule in connection with distributions by EPB) or (D) split, combine, subdivide or reclassify any shares of its capital stock;

(ii)                                  (x) incur, refinance or assume any indebtedness for borrowed money or guarantee any such indebtedness for borrowed money (or enter into a

“keep well” or similar agreement with respect to such indebtedness) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries or the Company Joint Ventures, other than (A) (I) borrowings by the Company in amounts not in excess of $100,000,000 in the aggregate, (II) borrowings under the Company’s existing credit agreements listed on Section 5.2(a)(ii)(A) of the Company Disclosure Schedule other than those described in (A)(III) below, (III) borrowings under (1) the Company’s Fourth Amended and Restated Credit Agreement, dated as of May 27, 2011 (the “Existing EP Credit Agreement”) or any replacement thereof, which may not exceed $700,000,000 in the aggregate and (2) the E&P BNP Paribas Credit Agreement or any replacement thereof, which may not exceed $700,000,000 in the aggregate (the “Revolver Caps”), except that the Company will not be subject to the Revolver Caps until the last day of the month preceding the month that the Closing occurs and the Company will not be subject to the Revolver Caps at any time if the Company does not sell assets to EPB valued at at least the amount set forth on Section 5.2(a)(iii)(E) of the Company Disclosure Schedule by the last day of such month) and guarantees of such borrowings issued by the Company’s Subsidiaries to the extent required under the terms of such credit facility and (IV) refinancing replacement, amendment or amendment and restatement of any indebtedness that may default or come due as a result of the Transactions (provided, that the Company will consult with Parent in connection with any such action) or that is required to be repaid or repurchased pursuant to its terms (provided, that (i) neither the Company nor any of its Subsidiaries shall be entitled to incur any indebtedness under the 364-Day Credit Agreement and (ii) except with respect to (A)(II), (III) or (IV) above, the Company and its Subsidiaries shall not be permitted to incur or assume any indebtedness for borrowed money or sell any debt securities to the extent that the terms of such indebtedness or debt securities would be breached by, conflict with or require the consent of any third party in order to continue in full force following, the consummation of the Transactions), (B) borrowings from the Company or any Subsidiary thereof by the Company or any Subsidiary thereof, (C) repayments of borrowings from the Company or any Subsidiary thereof by the Company or any Subsidiary thereof and guarantees by the Company or any Subsidiary thereof of indebtedness of the Company or any Subsidiary thereof and (D) borrowings by EPB as provided on Section 5.2(a)(ii)(D) of the Company Disclosure Schedule, or (y) except as permitted pursuant to clause (x) above, prepay or repurchase any long-term indebtedness for borrowed money or debt securities of the Company or any of the Subsidiaries (other than (i) revolving indebtedness, (ii) borrowing from the Company or any Subsidiary thereof by the Company or any Subsidiary thereof and (iii) repayments or repurchases required pursuant to the terms of such indebtedness or debt securities);

(iii)                               sell, transfer, lease, farmout or otherwise dispose of (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries and the Company

Joint Ventures) with a fair market value in excess of $75,000,000 in the aggregate, except (A) pursuant to Contracts in force at the date of this Agreement and listed on Section 5.2(a)(iii)(A) of the Company Disclosure Schedule, correct and complete copies of which have been made available to Parent and other potential transactions listed on Section 5.2(a)(iii)(A) of the Company Disclosure Schedule, (B) dispositions of obsolete or worthless equipment which is replaced with equipment and materials of comparable or better value and utility, (C) sales of produced hydrocarbons in the ordinary course of business consistent with past practice, (D) sales, transfers, leases, farmouts or other disposals to the Company or any of its Subsidiaries or (E) sales or transfers to EPB as provided on Section 5.2(a)(iii)(E) of the Company Disclosure Schedule;

(iv)                              make any capital expenditure or capital expenditures in excess of $150,000,000 through September 30, 2012 and $25 million thereafter, in the aggregate, in each case, except for any such capital expenditures provided for in the Company’s Capital Expenditure Forecast, in each case, as set forth in Section 5.2(a)(iv) of the Company Disclosure Schedule, or in each case except as may be reasonably required to conduct emergency operations, repairs or replacements on any well, pipeline, or other facility or as required by a change in Law;

(v)                                 except as set forth in Section 5.2(a)(v) of the Company Disclosure Schedule, directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) except in the ordinary course of business consistent with past practice, any assets that, in the aggregate, have a purchase price in excess of $50,000,000;

(vi)                              except as set forth in Section 5.2(a)(vi) of the Company Disclosure Schedule, make (A) any investments (by contribution to capital, property transfers, purchase of securities or otherwise), other than investments in the Company or any of its Subsidiaries, in excess of $50,000,000, in the aggregate, or (B) any loans or advances (1) in excess of $5,000,000 in the aggregate (other than (x) travel and similar advances to its employees in the ordinary course of business consistent with past practice and (y) loans and advances to the Company or any of its Subsidiaries) or (2) to any employee of the Company or any Subsidiary in excess of $100,000 (other than relocation expenses to its employees in the ordinary course of business consistent with past practice);

(vii)                           (A) enter into, terminate or amend any Company Material Contract other than in the ordinary course of business or as permitted under clause (ii) above, (B) enter into or extend the term or scope of any Contract that materially restricts the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (C) amend or modify the Company Engagement Letters, (D) enter into any Company Material Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions except as permitted under clause (ii) above, (E) release any Person from, or modify or waive any provision of, any standstill or similar agreement, in each case, related to a sale of the Company or any of its material Subsidiaries or, release any Person from, or modify or waive any provision of any confidentiality agreement (but only to the extent a person listed on Section 8.11(a) of the Company Disclosure Schedule has knowledge of the occurrence of such release, modification or waiver at the time of such release, modification or waiver), (F) enter into any commitment or agreement to license or purchase seismic data, other than commitments or agreements enter into in the ordinary course of business consistent with past practice, (G) except as set forth in Section 5.2(a)(vii) of the Company Disclosure Schedule, make or assume any additional Derivative, other than Derivatives entered into in the ordinary course of business, consistent with past practice, and not exceeding seventy percent (70%) of the Company’s and its Subsidiary’s collective expected hydrocarbon production volumes for the current, or any subsequent, calendar year; provided, however, that any such Derivative shall provide that commercially reasonable substitute credit support may be provided by the Company or its Subsidiary in place of the Company’s (or its Subsidiary’s) existing credit facility, and, if such condition has been satisfied, there shall be no breach of, or default under, or right of termination, cancellation, or acceleration of any obligation, or to the loss of a benefit under, each such Derivative in connection with the consummation of the transactions contemplated by this Agreement;

(viii)                        except as required by applicable Law (including to avoid the imposition of any penalty taxes under Section 409A of the Code) or as set forth in Section 5.2(a)(viii) of the Company Disclosure Schedule, (A) increase in any manner the salary or wages of any of its employees or directors, (B) pay any bonus or incentive compensation, (C) grant any new equity or non-equity based compensation award, (D) enter into, establish, amend or terminate any Company Benefit Plan, Company Collective Bargaining Agreement or trust or fund with, for or in respect of, any stockholder, director, officer, other employee, or consultant, (E) hire any new employees, or (F) except as required under or in respect of any Company Benefit Plan, fund any Company Benefit Plan or trust relating thereto;

(ix)                                make, change or revoke any material election concerning Taxes or Tax Returns, file any U.S. federal income tax return for the taxable year ending December 31, 2011 prior to September 10, 2012 or, if Closing has not occurred prior to September 10, 2012, make any election not to claim (or take any action that would cause Ruby Pipeline Holding Company, L.L.C., Gulf LNG Holdings Group, LLC, Citrus Corp. or any of their respective Subsidiaries not to claim) “bonus” depreciation on any U.S. federal income tax return for the taxable year ending December 31, 2011 or approve or join in the making of any such election (or the taking of any such action), file any material amended Tax Return, change any method of Tax accounting or any Tax accounting period, enter into any closing agreement with respect to Taxes, settle any material Tax claim or assessment for an amount materially in excess of the reserves therefor or surrender any right to claim a material refund of Taxes or obtain any Tax ruling;

(x)            make any changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP or applicable Law;

(xi)           amend the Company Charter Documents;

(xii)          adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of the Company);

(xiii)         except as provided under any agreement entered into prior to the date of this Agreement or with respect to matters addressed in Section 5.2(a)(xiv) below, pay, discharge, settle or satisfy any suit, action, claims or proceeding, in excess of $10,000,000 individually or $25,000,000 in the aggregate;

(xiv)        except as set forth in Section 5.2(a)(xiv) of the Company Disclosure Schedule, (A) initiate, file or terminate any rate case with the Federal Energy Regulatory Commission (“FERC”) relating to any assets of the Company or any of its Subsidiaries, (B) make any material change to any FERC tariff of the Company or any of its Subsidiaries or (C) settle or discharge any rate case with FERC relating to any assets of the Company or any of its Subsidiaries;

(xv)         voluntarily resign, transfer, or relinquish any right as operator of any Material Upstream Asset Group, except as required by Law or as may result automatically and without further action by the Company or any Subsidiary of the Company as a result of the Transactions; or

(xvi)        agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions set forth in this Agreement.

(b)           Except (i) as expressly permitted by this Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law, (iv) as provided for or contemplated by any agreement of Parent in effect as of the date of this Agreement or (v) as agreed in writing by the Company (which consent shall not be unreasonably withheld, delayed or conditioned), during the period from the date of this Agreement until the Second Effective Time, Parent shall, and shall cause each of its Subsidiaries and the Parent Joint Ventures to (provided, that with respect to the Parent Joint Ventures, Parent shall cause such actions to occur to the maximum extent permitted by the organizational documents and governance arrangements of each Parent Joint Venture and, to the extent applicable, its fiduciary duties in relation to each Parent Joint Venture): (w) conduct its business in the ordinary course consistent with past practice, (x) comply in all material respects with all applicable Laws and the requirements of all Parent Material Contracts, (y) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present officers and key employees, and (z) use its commercially reasonable efforts to keep in full force and effect all material insurance policies maintained by Parent, its Subsidiaries and the Parent Joint Ventures, other than changes to such policies made in the ordinary course of business.  Without limiting the generality of the foregoing, except (i) as expressly permitted by this Agreement, (ii) as set forth in the Parent Disclosure Schedule, (iii) as required by applicable Law or (iv) as agreed in writing by the Company (such consent shall not be unreasonably withheld, delayed or conditioned) during the period from the date of this Agreement to the Second Effective Time, Parent shall not, and shall not permit any of its Subsidiaries (other than KMP and Kinder Morgan Management, LLC and their respective Subsidiaries) and the Parent Joint Ventures to (provided, that with respect to the Parent Joint Ventures, Parent shall cause such actions not to occur to the maximum extent permitted by the organizational documents and governance arrangements of each Parent Joint Venture and, to the extent applicable, its fiduciary duties in relation to each Parent Joint Venture):

(i)            (A) issue, sell, or dispose of any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, other than in connection with (x) the exercise of options for Parent stock that are outstanding on, or granted after, the date of this Agreement in accordance with the terms thereof or the vesting or settlement of any equity or equity-based award that is outstanding on, or granted after, the date of this Agreement in accordance with the terms thereof, (y) the conversion of any shares of Parent Common Stock in accordance with the Parent Charter Documents and (z) as set forth on Section 5.2(b)(i) of the Parent Disclosure Schedule; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests, other than in connection with (1) the exercise of options for Parent stock that are outstanding on, or granted after, the date of this Agreement in accordance with the terms thereof or the vesting, settlement or forfeiture of, or tax withholding with respect to, any equity or equity-based award that is outstanding on, or granted after, the date of this Agreement in accordance with the terms thereof and (2) the conversion of any shares of Parent Common Stock in accordance with the Parent Charter Documents; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than (x) dividends by a direct or indirect Subsidiary of Parent to its parent, (y) Parent’s regular quarterly dividend in an amount not to exceed $0.60 per share of Parent Common Stock per fiscal quarter or (z) as provided in Section 5.2(b)(i) of the Parent Disclosure Schedule) or (D) split, combine, subdivide or reclassify any shares of its capital stock;

(ii)           incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent or any of its Subsidiaries or the Parent Joint Ventures, other than (A) borrowings by Parent or any of its Subsidiaries or the Parent Joint Ventures in amounts not in excess of $1,000,000,000 in the aggregate outstanding at any time and guarantees of such borrowings issued by Parent’s Subsidiaries to the extent required under the terms of such credit facility, and (B) borrowings from Parent by a direct or indirect wholly owned Subsidiary of Parent in the ordinary course of business; provided, that for the avoidance of doubt, in no event shall this clause (ii) restrict or prevent in any manner Parent or any of its Subsidiaries from incurring the Debt Financing or the Replacement Debt Financing in order to consummate the Transactions;

(iii)          (A) acquire by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) acquire except in the ordinary course of business, any assets that have a purchase price in excess of $50,000,000 in the aggregate or (C) make any capital expenditure or expenditures, except for any such capital expenditures as may be reasonably required to conduct emergency operations on any well, pipeline, or other facility, or as does not exceed $50,000,000, in the aggregate;

(iv)          make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person in excess of $50,000,000 in the aggregate;

(v)           amend the Parent Charter Documents or the Parent Shareholders Agreement;

(vi)          adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization (other than transactions exclusively between wholly owned Subsidiaries of Parent); or

(vii)         agree, in writing or otherwise, to take any of the foregoing actions, or take any action or agree, in writing or otherwise, to take any action which would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions set forth in this Agreement (including, but not limited to, entering into any Parent Alternative Transaction if such Parent Alternative Transaction would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions set forth in this Agreement).

SECTION 5.3.                No Solicitation by the Company; Etc.

(a)           The Company shall, and shall cause its Subsidiaries and use reasonable best efforts to cause the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal, and request the return or destruction of all confidential information previously provided to such parties by or on behalf of the Company or its Subsidiaries.  Except as permitted by this Section 5.3, (x) the Company shall not, and shall cause its Subsidiaries and use reasonable best efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing information) or knowingly induce or take any other action designed to lead to any inquiries or proposals that constitute, or would reasonably be expected to lead to, the submission of a Takeover Proposal, (ii) except for a confidentiality agreement permitted pursuant to Section 5.3(b), enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to a Takeover Proposal (an “Acquisition Agreement”), or (iii) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation or publicly recommend the approval or adoption of, or publicly approve or adopt, or propose to publicly recommend, approve or adopt, any Takeover Proposal and (y) within five (5) business days of receipt of a written request of Parent, the Company shall, publicly reconfirm the Company Board Recommendation; provided, that, in the event that Parent requests such public reconfirmation of the Company Board Recommendation, then Parent’s request must be reasonable (in terms of number and timing) and the Company may not unreasonably withhold, delay (beyond the five (5) business day period) or condition the public reconfirmation of the Company Board Recommendation (the taking of any action described in clause (x)(iii) or the failure to take the action described in clause (y) being referred to as an “Adverse Recommendation Change”).  Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by the Company’s Subsidiaries or Representatives shall be deemed to be a breach of this Section 5.3 by the Company.

(b)           Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to obtaining the

Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval), (i) the Company has received a written Takeover Proposal that the Company Board believes is bona fide, (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, determines in good faith that such Takeover Proposal constitutes or could reasonably be expected to lead to or result in a Superior Proposal and (iii) such Takeover Proposal did not result from a material breach of this Section 5.3, then the Company may, subject to clauses (x) and (y) below, (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal and (B) participate in discussions or negotiations regarding such Takeover Proposal; provided, that (x) the Company will not, and will use reasonable best efforts to cause its Representatives not to, disclose any non-public information to such Person unless the Company has, or first enters into, a confidentiality agreement with such Person with confidentiality provisions that are not less restrictive to such Person than the provisions of the Confidentiality Agreement are to Parent (provided, that such confidentiality agreement need not include “standstill” provisions or restrictions of the type contained in the Confidentiality Agreement) and that would not prohibit compliance by the Company with the provisions of this Section 5.3, and (y) the Company will provide to Parent any non-public information concerning the Company or its Subsidiaries that was not previously provided or made available to Parent prior to or substantially concurrently with providing or making available such non-public information to such other Person.

(c)           In addition to the other obligations of the Company set forth in this Section 5.3, the Company shall promptly advise Parent, orally and in writing, and in no event later than twenty-four (24) hours after receipt, if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company in respect of any Takeover Proposal, and shall, in any such notice to Parent, indicate the identity of the Person making such proposal, offer, inquiry or other contact and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts (and shall include with such notice copies of any written materials received from or on behalf of such Person relating to such proposal, offer, inquiry or request), and thereafter shall promptly keep Parent reasonably informed of all material developments affecting the status and terms of any such proposals, offers, inquiries or requests (and the Company shall promptly provide Parent with copies of any additional written materials received by the Company or that the Company has delivered to any third party making a Takeover Proposal that relate to such proposals, offers, inquiries or requests) and of the status of any such discussions or negotiations.

(d)           Notwithstanding the foregoing, if (i) the Company receives a written Takeover Proposal that the Company Board believes is bona fide, and (ii) the Company Board, after consultation with its financial advisors and outside legal counsel, concludes in good faith that such Takeover Proposal constitutes a Superior Proposal, then, subject to compliance with Section 7.3, the Company Board may at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the

Company Stockholder Approval), if it determines in good faith, after consultation with outside counsel, that the failure to take such action could be inconsistent with its fiduciary duties under applicable Law, (x) effect an Adverse Recommendation Change and/or (y) terminate this Agreement and concurrent with such termination cause the Company to enter into an Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Company Board may not effect an Adverse Recommendation Change pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless the Company has provided prior written notice to Parent specifying in reasonable detail the reasons for such action (including a description of the material terms of such Takeover Proposal and delivering to Parent a copy of (1) the Acquisition Agreement for such Superior Proposal in the form to be entered into and (2) any other relevant documents that are reasonably relevant to the assessment of such Superior Proposal), at least five (5) calendar days in advance of its intention to take such action with respect to such Superior Proposal, unless at the time such notice is otherwise required to be given there are less than five (5) calendar days prior to the Company Stockholders Meeting, in which case the Company shall provide as much notice as is reasonably practicable (the period inclusive of all such days, the “Notice Period”) (it being understood and agreed that (i) during the Notice Period the Company shall, and shall use reasonable best efforts to cause its financial advisors and outside legal counsel to, negotiate with Parent in good faith (to the extent Parent desires to negotiate), (ii) the Company shall take into account all changes to the terms of this Agreement proposed by Parent in determining whether such Takeover Proposal continues to constitute a Superior Proposal and (iii) any material amendment to the terms of such Superior Proposal shall require a new notice pursuant to this Section 5.3(d) and new Notice Period, except that such new Notice Period in connection with any material amendment shall be for two (2) business days from the time Parent receives such notice (as opposed to five (5) calendar days).  After delivery of such written notice pursuant to the immediately preceding sentence, the Company shall promptly keep Parent informed of all material developments affecting the material terms of any such Superior Proposal (and the Company shall provide Parent with copies of any additional written materials received that relate to such Superior Proposal).

(e)           Notwithstanding anything in Section 5.3(a) to the contrary, the Company Board may, at any time prior to obtaining the Company Stockholder Approval, effect an Adverse Recommendation Change in response to an Intervening Event if the Company Board concludes in good faith, after consultation with outside counsel and its financial advisors, that the exercise of its fiduciary duties require such Adverse Recommendation Change.  An “Intervening Event” means, with respect to the Company, a material event or circumstance that arises or occurs after the date of this Agreement and was not, prior to the date of this Agreement, reasonably foreseeable by the Company Board; provided, however, that in no event shall the receipt, existence or terms of a Takeover Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event.

(f)            For purposes of this Agreement:

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of the Company’s consolidated assets or equity interests; in each case, other than the Transactions.

“Superior Proposal” means a bona fide written offer, obtained after the date of this Agreement and not in breach of this Section 5.3 (other than an immaterial breach), to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the equity securities of the Company or assets of the Company and its Subsidiaries on a consolidated basis, made by a third party, which is on terms and conditions which the Company Board determines in its good faith (after consultation with outside counsel and an independent financial advisor) to be more favorable to the Company’s stockholders from a financial point of view than the Transactions, taking into account at the time of determination any changes to the terms of this Agreement that as of that time had been proposed by Parent in writing.

(g)           Nothing in this Section 5.3 shall prohibit the Company Board from taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act if the Company Board determines in good faith, after consultation with outside counsel, that failure to so disclose such position could constitute a violation of applicable Law.

(h)           Parent shall not, and shall cause its Subsidiaries not to and shall use reasonable best efforts to cause its Representatives not to, directly or indirectly (i) solicit, initiate, knowingly facilitate, knowingly encourage (including by way of furnishing information) or knowingly induce or take any other action designed to lead to any inquiries or proposals that constitute, or would reasonably be expected to lead to, the submission of a Parent Alternative Transaction or (ii) enter into any confidentiality agreement, merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement with respect to any transaction that would in any material respect impede or delay the ability of the parties to satisfy any of the conditions to the Transactions set forth in this Agreement.  Nothing in this Section 5.3(h) or Section 5.2(b)(vii) shall be deemed to prevent Parent, its Subsidiaries or any of its Representatives from taking any action in connection with any transfer or proposed transfer of equity securities of Parent by the stockholders party to the Voting Agreement that is not in violation of the transfer restrictions set forth in the Voting Agreement to the extent that such transfer does not involve a merger, consolidation, share exchange, business combination, recapitalization, liquidation or similar transaction involving Parent or an exchange offer or tender offer for Parent’s equity securities.

SECTION 5.4.                Best Efforts.

(a)           Subject to the terms and conditions of this Agreement (including Section 5.4(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective best efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable (and in any event no later than the Extended Walk-Away Date) and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notifications, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), (ii) obtain promptly (and in any event no later than the Extended Walk-Away Date) all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions, (iii) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions and (iv) obtain all necessary consents, approvals or waivers from third parties.  For purposes of this Agreement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable Foreign Antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(b)           In furtherance and not in limitation of the foregoing, (i) each party hereto (including by their respective Subsidiaries) agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within fifteen (15) business days of the date of this Agreement and to supply as promptly as practicable any additional information and documentary material that may be requested by any Governmental Authority pursuant to the HSR Act or any other Antitrust Law and use its best efforts to take, or cause to be taken (including by their respective Subsidiaries), all other actions consistent with this Section 5.4 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable (and in any event no later than the Extended Walk-Away Date); and (ii) the Company and Parent shall each use its reasonable best efforts to (x) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (y) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

(c)           Each of the parties hereto shall use (and shall cause their respective Subsidiaries to use) its best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, (ii) promptly inform the other party of (and supply to the other party)  any communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions, (iii) permit the other party to review in advance and incorporate the other party’s reasonable comments in any communication to be given by it to any Governmental Authority with respect to obtaining any clearances required under any Antitrust Law in connection with the Transactions and (iv) consult with the other party in advance of any meeting or teleconference with any Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and, to the extent not prohibited by the Governmental Authority or other Person, give the other party the opportunity to attend and participate in such meetings and teleconferences.  Parent shall have the principal responsibility for devising and implementing the strategy for obtaining any clearances required under any Antitrust Law in connection with the Transactions and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining such clearances, provided, however, that Parent shall consult in advance with the Company and in good faith take the Company’s views into account regarding the overall strategy.  The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section in a manner so as to preserve the applicable privilege.

(d)           Parent (including by its Subsidiaries) agrees to take, or cause to be taken (including by its Subsidiaries), any and all steps and to make, or cause to be made (including by its Subsidiaries), any and all undertakings necessary to resolve such objections, if any, that a Governmental Authority may assert under any Antitrust Law with respect to the Transactions, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Authority with respect to the Transactions, in each case, so as to enable the Closing to occur as promptly as practicable and in any event no later than the Extended Walk-Away Date, including, without limitation, (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of any businesses, assets, equity interests, product lines or properties of Parent or the Company (or any of their respective Subsidiaries) or any equity interest in any joint venture held by Parent or the Company (or any of their respective Subsidiaries), (y) creating, terminating, or divesting relationships, ventures, contractual rights or obligations of the Company or Parent or their respective Subsidiaries and (z) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Parent or the Company (including any of their respective Subsidiaries) or any equity interest in any joint venture held by Parent or the Company (or any of their respective Subsidiaries), in each case as may be required in order to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under any Antitrust Law or to avoid the commencement of any action to prohibit the Transactions under any Antitrust Law, or, in the alternative, to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any action or proceeding seeking to prohibit the Transactions or delay the Closing beyond the Extended Walk-Away Date.  To assist Parent in complying with its obligations set forth in this Section 5.4, the Company shall, and shall cause its Subsidiaries to, enter into one or more agreements requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action that limits the Company’s or its Subsidiaries’ freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of the businesses, assets, equity interests, product lines or properties of the Company or any of its Subsidiaries or any equity interest in any joint venture held by the Company or any of its Subsidiaries (each, a “Divestiture Action”); provided, however, that (i) the consummation of the transactions provided for in any such agreement for a Divestiture Action (a “Divestiture Agreement”) shall be conditioned upon the Closing or satisfaction of all of the conditions to Closing in a case where the Closing will occur immediately following such Divestiture Action (and where Parent has irrevocably committed to effect the Closing immediately following such Divestiture Action) and (ii) Parent shall indemnify for and hold the Company and its Subsidiaries harmless from all costs, expenses and liabilities incurred by the Company or its Subsidiaries arising from or relating to such Divestiture Agreement (other than any of the foregoing arising from the breach by the Company or any applicable Subsidiary of such Divestiture Agreement).

(e)           In furtherance and not in limitation of the covenants of the parties contained in this Section 5.4, if any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of the Company and Parent shall use best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

SECTION 5.5.                Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company.  Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent previously issued or made in accordance with this Agreement) with respect to this Agreement or the Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange or Nasdaq as determined in the good faith judgment of the party proposing to make such release (in which case such party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other party; provided, however that the Company shall not be required to consult with the other party with respect to a public announcement in connection with the receipt and existence of a Takeover Proposal that the board of directors of the Company believes is bona fide and matters related thereto or an Adverse Recommendation Change but nothing in this proviso shall limit any obligation of the Company under Section 5.3(d) to negotiate with Parent in good faith; provided, that each party and their respective controlled affiliates may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by Parent or the Company in compliance with this Section 5.5.

SECTION 5.6.                Access to Information; Confidentiality.

(a)           Upon reasonable notice and subject to applicable Laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to afford to the other party and its Representatives reasonable access during normal business hours (and, with respect to books and records, the right to copy) to all of its and its Subsidiaries’ properties (including the Upstream Assets), commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives.  Each party shall furnish promptly to the other party (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws and a copy of any communication (including “comment letters”) received by such party from the SEC concerning compliance with securities Laws and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as the other party may reasonably request (including information necessary to prepare the Joint Proxy/Information Statement).  Except for disclosures permitted by the terms of the Confidentiality Agreement, dated as of September 22, 2011, between Parent and the Company (as it may be amended from time to time, the “Confidentiality Agreement”), each party and its Representatives shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of the Confidentiality Agreement.  The Company shall (and shall cause its Subsidiaries to) use reasonable efforts (including the assertion of any rights of Company or its Subsidiaries to information to which such person is entitled pursuant to an applicable joint operating agreement) to obtain permission for Parent and its representatives to gain access to Upstream Assets operated or held by third persons and the records and files of such third Persons.

(b)           This Section 5.6 shall not require either party to permit any access, or to disclose any information, that in the reasonable, good faith judgment (after consultation with counsel, which may be in-house counsel) of such party would reasonably be expected to result in (i) any violation of any contract or Law to which such party or its Subsidiaries is a party or is subject or cause any privilege (including attorney-client privilege) which such party or any of its Subsidiaries would be entitled to assert to be undermined with respect to such information and such undermining of such privilege could in such party’s good faith judgment (after consultation with counsel, which may be in-house counsel) adversely affect in any material respect such party’s position in any pending or, what such party believes in good faith (after consultation with counsel, which may be in-house counsel) could be, future litigation or (ii) if such party or any of its Subsidiaries, on the one hand, and the other party or any of its Subsidiaries, on the other hand, are adverse parties in a litigation, such information being reasonably pertinent thereto; provided, that, in the cases of clause (i), the parties hereto shall cooperate in seeking to find a way to allow disclosure of such information (including by entering into a joint-defense or similar agreement) to the extent doing so (1) would not (in the good faith belief of the party being requested to disclose the information (after consultation with counsel, which may be in-house counsel)) reasonably be likely to result in the violation of any such contract or Law or reasonably be likely to cause such privilege to be undermined with respect to such information or (2) could reasonably (in the good faith belief of the party being requested to disclose the information (after consultation with counsel which may be in-house counsel)) be managed through the use of customary “clean-room” arrangements pursuant to which non-employee Representatives of the other party shall be provided access to such information; provided, further, that the party being requested to disclose the information shall (x) notify the other party that such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any such contract or Law or are reasonably likely to cause such privilege to be undermined, (y) communicate to the other party in reasonable detail the facts giving rise to such notification and the subject matter of such information (to the extent it is able to do so in accordance with the first proviso in this Section 5.6(b)) and (z) in the case where such disclosures are reasonably likely to violate its or its Subsidiaries’ obligations under any contract, use reasonable commercial efforts to seek consent from the applicable third party to any such contract with respect to the disclosures prohibited thereby (to the extent not otherwise expressly prohibited by the terms of such contract).

(c)           No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the parties hereto.

SECTION 5.7.                Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the New EP Surviving LLC or Parent, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would result in the failure to satisfy any of the conditions to Closing in Article VI (but only to the extent that a person identified on Section 8.11(a) of the Company Disclosure Schedule or Section 8.11(a) of the Parent Disclosure Schedule, as applicable, has actual knowledge of such fact or circumstance or the occurrence or non-occurrence of such event) and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder which would result in the failure to satisfy any of the conditions to Closing in Article VI (but only to the extent that a person identified on Section 8.11(a) of the Company Disclosure Schedule or Section 8.11(b) of the Parent Disclosure Schedule, as applicable, has actual knowledge of such material failure).

SECTION 5.8.                Indemnification and Insurance.

(a)           For purposes of this Section 5.8, (i) “Indemnified Person” shall mean any person who is now, or has been or becomes at any time prior to the Second Effective Time, an officer or director of the Company or any of its Subsidiaries, in such capacity, and also with respect to any such Person, in their capacity as a director, officer, member, trustee or fiduciary of another corporation, foundation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (whether or not such other entity or enterprise is affiliated with the Company) serving at the request of or on behalf of the Company or any Company Subsidiary and together with such Person’s heirs, executor or administrators and (ii) “Proceeding” shall mean any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, suit, proceeding or investigation results in a formal civil or criminal litigation or regulatory action.

(b)           From and after the Second Effective Time, Parent and the New EP Surviving Corporation jointly and severally shall (i) indemnify and hold harmless against any cost or expenses (including attorneys fees), judgments, fines, losses, claims, damages or liabilities and amounts paid in settlement in connection with any Proceeding, and provide advancement of expenses to, all Indemnified Persons to the fullest extent permitted under applicable Law and (ii) honor the provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Company Charter Documents and comparable governing instruments of any Subsidiary of the Company immediately prior to the Second Effective Time and ensure that the certificate of incorporation and by-laws of the New EP Surviving Corporation shall, for a period of six (6) years following the Second Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company and its Subsidiaries than are presently set forth in the Company Charter Documents.  Any right of indemnification of an Indemnified Person pursuant to this Section 5.8(b) shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Person as provided herein.

(c)           Parent shall cause the New EP Surviving Corporation to, and the New EP Surviving Corporation shall, maintain in effect for six (6) years from the Second Effective Time the Company’s current directors’ and officers’ liability insurance policies covering acts or omissions occurring at or prior to the Second Effective Time with respect to Indemnified Persons (provided that the New EP Surviving Corporation may substitute therefor policies with reputable carriers of at least the same coverage containing terms and conditions that are no less favorable to the Indemnified Persons); provided, however, that in no event shall the New EP Surviving Corporation be required to expend pursuant to this Section 5.8(c) more than an amount per year equal to 300% of current annual premiums paid by the Company for such insurance (the “Maximum Amount”).  In the event that, but for the proviso to the immediately preceding sentence, the New EP Surviving Corporation would be required to expend more than the Maximum Amount, the New EP Surviving Corporation shall obtain as much comparable insurance as available for the Maximum Amount.  If the Company in its sole discretion elects, then the Company may, prior to the Second Effective Time, purchase a “tail policy” with respect to acts or omissions occurring or alleged to have occurred prior to the Second Effective Time that were committed or alleged to have been committed by such Indemnified Persons in their capacity as such; provided that in no event shall the cost of such policy exceed six (6) times the Maximum Amount and, if such a “tail policy” is purchased, Parent and the New EP Surviving Corporation shall have no further obligations under this Section 5.8(c).

(d)           The rights of any Indemnified Person under this Section 5.8 shall be in addition to any other rights such Indemnified Person may have under the New EP Surviving Corporation Certificate, the New EP Surviving Corporation By-Laws, the DGCL or the DLLCA. The provisions of this Section 5.8 shall survive the consummation of the Transactions for a period of six (6) years and are expressly intended to benefit each of the Indemnified Persons and their respective heirs and representatives; provided, however, that in the event that any claim or claims for indemnification set forth in Section 5.8 are asserted or made within such six (6) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. If Parent and/or New EP Surviving Corporation, or any of their respective successors or assigns (i) consolidates with or merges into any other Person, or (ii) transfers or conveys all or substantially all of their businesses or assets to any other Person, then, in each such case, to the extent necessary, a proper provision shall be made so that the successors and assigns of Parent and/or New EP Surviving Corporation, as the case may be, shall assume the obligations of Parent and New EP Surviving Corporation set forth in this Section 5.8.

SECTION 5.9.                Securityholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no such settlement shall be agreed to without Parent’s prior consent, such consent not to be unreasonably withheld or delayed.

SECTION 5.10.              Fees and Expenses.  All fees and expenses incurred in connection with the Transactions including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except (a) Parent and the Company shall each bear and pay one-half of the expenses incurred in connection with the filing, printing and mailing of the Form S-4 and Joint Proxy/Information Statement and (b) as provided in Section 7.3.  Notwithstanding anything to the contrary contained herein, Parent shall be responsible for and shall pay the amount of any (i) documentary, sales, use, real property transfer, real property gains, registration, value-added, transfer, stamp, recording and other similar Taxes (“Transfer Taxes”) imposed on Parent, the Company or any of its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, and (ii) any Transfer Taxes imposed on the stockholders of the Company and New EP in connection with this Agreement and the transactions contemplated hereby in respect of assets that are owned directly or indirectly by the Company or any of its Subsidiaries.

SECTION 5.11.              Reorganizations Treatment.  The Company, New EP, Merger Sub One, Parent, Merger Sub Two and Merger Sub Three shall execute and deliver to Wachtell, Lipton, Rosen & Katz, counsel to the Company, certificates substantially in the forms attached hereto at Exhibits C and D at such time or times as reasonably requested by such law firm in connection with its delivery of the tax opinion referred to in Section 6.1(e).  Prior to the Second Effective Time, none of the Company, New EP, Merger Sub One, Parent, Merger Sub Two or Merger Sub Three shall take or cause to be taken any action which would cause to be untrue any of the representations in such certificates.  Each of the Company, New EP, Merger Sub One, Parent, Merger Sub Two and Merger Sub Three agree that the value of the Per Share Warrant Consideration as of the business day immediately prior to the date of this Agreement would have been $0.96 (the “Per Share Warrant Consideration Value”), including for purposes of applying Treasury Regulation Section 1.368-1T(e)(2)(iv).

SECTION 5.12.              Rule 16b-3.  Prior to the Second Effective Time, the Company and Parent shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

SECTION 5.13.              Employee Benefits.

(a)           From and after the Second Effective Time, Parent shall honor all Company Benefit Plans and compensation arrangements and agreements in accordance with their terms as in effect immediately before the Second Effective Time, provided that nothing herein shall limit the right of the Company or Parent or any of their respective Affiliates from amending or terminating such plans, arrangements and agreements to the extent permitted by their terms.  For a period of one (1) year following the Second Effective Time (the “Continuation Period”), Parent shall provide, or shall cause to be provided, (i) to each employee of the Company or any of its Subsidiaries as of immediately prior to the Second Effective Time (the “Company Employees”), other than any such Company Employee covered by a Company Collective Bargaining Agreement, for so long as such Company Employee remains an employee of the Parent, the New EP Surviving Corporation or any of their respective Affiliates during the Continuation Period, base salary and annual bonus opportunities each of which is no less than that provided to such Company Employee immediately before the Second Effective Time, (ii) to each Company Employee, other than any such Company Employee covered by a Collective Bargaining Agreement or who is not a full-time employee, for so long as such Company Employee remains an employee of Parent, the Surviving Company or any of their respective Affiliates during the Continuation Period, compensation opportunities (other than annual bonus opportunities) and benefits eligibility which are the same as those provided to similarly situated employees of Parent and its Subsidiaries; provided, that notwithstanding anything to the contrary contained in this Section 5.13(a)(ii), during the Continuation Period, Parent shall provide, or shall cause to be provided to Company Employees and their eligible dependents who are receiving medical care or treatment under the Company’s Select Plus Program (the “SPP”) and any additional participants who are receiving medical care or treatment under the SPP, in each case immediately prior to the Second Effective Time (and in the case of each Company Employee and his or her eligible dependents,, for so long as such Company Employee remains an employee of the Parent, the Surviving Company or any of their respective Affiliates during the Continuation Period), continued medical care and treatment under the terms of the SPP in effect immediately prior to the Second Effective Time.

(b)           Notwithstanding anything to the contrary contained in Section 5.13(a), during the Continuation Period (or such longer period as may be required under any Company Benefit Plan as of the date of this Agreement), Parent shall provide to each Company Employee, other than any such Company Employee covered by a Collective Bargaining Agreement, whose employment terminates during such period with such severance pay and benefits that would have been provided to such Company Employee under the applicable severance pay plan maintained by the Company as in effect immediately prior to the Second Effective Time.  In addition, to the extent any portion of the Company’s assets are sold during the Continuation Period, Parent will use its commercially reasonable efforts to ensure that the purchaser of such assets provides the foregoing benefits to the applicable employees who will be employees of the purchaser of such assets through the end of the Continuation Period.

(c)           Without limiting the generality of the foregoing, the Company, Parent, New EP, and their respective Subsidiaries and controlled Affiliates, as applicable, will take all actions necessary to effectuate the provisions of Section 5.13(c) of the Company Disclosure Schedule.

(d)           Without limiting the generality of the foregoing, the Company, Parent, New EP, and their respective Subsidiaries and controlled Affiliates, as applicable, will take all actions necessary to effectuate the provisions of Section 5.13(d) of the Company Disclosure Schedule.

(e)           For all purposes (including purposes of vesting, eligibility to participate and level of benefits) under the employee benefit plans of Parent and its Subsidiaries providing benefits to any Company Employees after the Second Effective Time as required pursuant to this Section 5.13(e) (the “New Plans”), each Company Employee shall be credited with his or her years of service with the Company and its Subsidiaries and their respective predecessors before the Second Effective Time, to the same extent as such Company Employee was entitled, before the Second Effective Time, to credit for such service under any similar Company Benefit Plan in which such Company Employee participated or was eligible to participate immediately prior to the Second Effective Time, provided that the foregoing shall not apply with respect to benefit accrual under any defined benefit pension plan or to the extent that its application would result in a duplication of benefits.  In addition, and without limiting the generality of the foregoing, (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan is comparable to a Company Benefit Plan in which such Company Employee participated immediately before the consummation of the Transactions (such plans, collectively, the “Old Plans”), and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, unless such conditions would not have been waived under the comparable plans of the Company or its Subsidiaries in which such employee participated immediately prior to the Second Effective Time, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(f)            Section 280G.

(i)            Following the date of this Agreement, but in no event later than November 15, 2011, the Company shall provide to Parent the name of each director, officer, employee and service provider entitled to a gross-up, make whole or other payment as a result of the imposition of taxes under Section 4999 of the Code pursuant to any agreement or arrangement with the Company or any of its Subsidiaries. The Company shall, as soon as reasonably practicable after request from Parent, provide Parent with information necessary for Parent (or its advisor) to calculate the estimated dollar amount (if any) of such gross-up, make whole or other payment payable to each such individual in connection with the consummation of the Transactions.

(ii)           Following the date of this Agreement, the Company shall consult with Parent as to, and shall reasonably consider taking, actions which may be  reasonably requested by Parent, on or prior to December 31, 2011, to reduce and/or avoid the application of Section 280G of the Code to the payments, if any, to be made to those individuals disclosed to Parent pursuant to Section 5.13(f)(i) of this Agreement (which actions may include, for example, accelerating the vesting or payment of equity awards or accelerating the payment of 2011 bonuses).

(g)           Without limiting the generality of Section 8.6, no provision of this Section 5.13 shall be construed to create any third party beneficiary rights in any employee, officer, current or former director or consultant of the Company or its Subsidiaries, or any beneficiary of such employee, officer, director or consultant under a Company Benefit Plan, Parent Benefit Plan or otherwise.

SECTION 5.14.              Debt Financing.

(a)           Each of Parent, Merger Sub Two and Merger Sub Three shall use best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letters, including using best efforts (i) to negotiate and enter into the definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letters (including, as necessary, the “flex” provisions contained in any related fee letter) by a date no later than the date that is three months from the date hereof and (ii) to satisfy (or if determined advisable by Parent, Merger Sub Two and Merger Sub Three, obtain the waiver of) on a timely basis all conditions to obtaining the Debt Financing within Parent’s, Merger Sub Two’s and Merger Sub Three’s control and to comply with all of its obligations pursuant to the Debt Commitment Letters and the definitive agreements related thereto.  In the event that all conditions to funding the commitments contained in the Debt Commitment Letters have been satisfied, each of Parent, Merger Sub Two and Merger Sub Three shall use its best efforts to cause the Financing Sources to fund the Debt Financing required to consummate the transactions contemplated by this Agreement and to pay related fees and expenses on the Closing Date (including by taking enforcement action to cause the Financing Sources to provide the Debt Financing).  Each of Parent, Merger Sub Two and Merger Sub Three shall use its best efforts to enforce all of its rights under the Debt Commitment Letters.  Parent, Merger Sub Two and Merger Sub Three shall give Seller prompt notice of any material breach by any party to the Debt Commitment Letters or the definitive agreements related thereto of which Parent, Merger Sub Two or Merger Sub Three has become aware or any termination of any of the Commitment Letters or such definitive agreements.  In the event that any portion of the Debt Financing becomes unavailable, Parent, Merger Sub

Two and Merger Sub Three shall (1) use their best efforts to obtain, as promptly as practicable following the occurrence of such event, alternative debt financing for any such portion from alternative debt sources (“Alternative Financing”) in an amount that will still enable Parent, Merger Sub Two and Merger Sub Three to consummate the Transactions and (2) promptly notify the Company of such unavailability and the reason therefor.  If obtained, Parent shall deliver to the Company true and complete copies of all agreements (other than any fee letters and engagement letters) pursuant to which any such alternative source shall have committed to provide Parent or the New EP Surviving Corporation with Alternative Financing.  Parent, Merger Sub Two and Merger Sub Three shall not, without the Company’s prior written consent (not to be unreasonably withheld) permit any amendment or modification to, or any waiver of any provision or remedy under, any Debt Commitment Letter or any definitive agreements related thereto unless the terms of such Debt Commitment Letter or definitive agreements related thereto, in each case as so amended, modified or waived, are substantially similar to those in such Debt Commitment Letter or definitive agreement related thereto, prior to giving effect to such amendment, modification or waiver (other than economic terms, which shall as good as or better for Parent, Merger Sub Two and Merger Sub Three than those in the Debt Commitment Letter or definitive agreement relating thereto prior to giving effect to such amendment, modification or waiver).  Parent, Merger Sub Two and Merger Sub Three shall provide the Company with prompt written notice of the receipt of any notice or other communication from any financing source with respect to such financing source’s failure or anticipated failure to fund its commitments under any Debt Commitment Letters or definitive agreement in connection therewith.  Parent, Merger Sub Two and Merger Sub Three shall keep the Company reasonably informed on a reasonably current basis of the status of its efforts to consummate the Debt Financing.

(b)           The Company shall provide, shall cause its Subsidiaries to provide and shall use its best efforts to cause its and their Representatives to provide such cooperation in connection with the marketing, arrangement and consummation of and satisfaction of the conditions to the Debt Financing as may be reasonably requested by Parent (provided, that such requested cooperation does not materially and adversely interfere with the ongoing business operations of the Company and its Subsidiaries (it being understood that none of the actions listed in clauses (i) through (viii) below shall be deemed to materially and adversely interfere with the ongoing business operations of the Company and its Subsidiaries)), including but not limited to: (i) participation in meetings, drafting sessions, presentations, road shows and due diligence and other sessions with the Financing Sources and lenders, investors and rating agencies; (ii) furnishing Parent and the Financing Sources and their representatives as promptly as practicable with financial and other pertinent information regarding the Company and its Subsidiaries required, or reasonably requested by Parent, to consummate the Debt Financing, including (A) all information to be included in a customary bank information memorandum; (B) all of the information and data related to the Company and its Subsidiaries necessary (and at the times required) to satisfy the condition set forth in paragraph 3 of Exhibit D of the Debt Commitment Letters (or the substantially similar provision thereto in any Replacement Debt Commitment Letters or Debt Commitment Letters relating to an Alternative

Financing) (information and data required to be delivered pursuant to this clause (ii) being referred to as the “Required Information”); (iii) assisting Parent, the Financing Sources and their representatives in the preparation of customary documents and materials, including but not limited to (A) any offering documents, private placement memoranda, bank information memoranda (including a bank information memorandum that does not include material non-public information), prospectuses and other informational and marketing materials and documents for any portion of the Debt Financing and (B) materials for rating agency presentations; (iv) reasonably cooperating with the marketing efforts of Parent and the Financing Sources for any portion of the Debt Financing; (v) executing and delivering (and assisting in the negotiation of) any pledge or security documents and otherwise facilitating the granting of a security interest (and perfection thereof) in collateral and executing and delivering (and assisting in the negotiation of) definitive financing documents, guarantees, mortgages, underwriting and purchase agreements, indentures or other documents or customary certificates contemplated by the Debt Commitment Letters or as reasonably requested by Parent; provided that no pledge or security document, definitive financing document or any other such document or certificate to which the Company or any of its Subsidiaries is a party shall be effective prior to the Second Effective Time; (vi) using best efforts to obtain customary authorization letters with respect to the bank information memoranda and consents of accountants for use of their reports in any materials relating to the Debt Financing, accountants’ comfort letters and legal opinions as reasonably requested by Parent; and (viii) taking all corporate actions, subject to the occurrence of the Closing, necessary to permit the consummation of the Debt Financing.  The foregoing notwithstanding, (I) none of the Company or any of its Subsidiaries nor any of their Representatives shall be required to pay any commitment or other fee or incur any other cost or expense that is not promptly reimbursed by Parent, Merger Sub Two or Merger Sub Three in connection with the Debt Financing prior to the Second Effective Time and (II) no obligation of or security interest granted by the Company, any of its Subsidiaries or any of its or their Representatives undertaken in connection with the Debt Financing shall be effective until the Second Effective Time.  In addition, the Company agrees that it will use best efforts to supplement the Required Information to the extent that any such Required Information, to the knowledge of the Company, contains any material misstatement of fact or omits to state any material fact necessary to make such information, taken as a whole, not misleading in any material respect promptly after becoming aware thereof.  All non-public or otherwise confidential information regarding the Company or its Subsidiaries obtained by Parent, Merger Sub Two or Merger Sub Three or their respective Representatives pursuant to this Section 5.14(b) shall be kept confidential in accordance with the Confidentiality Agreement; provided that Parent, Merger Sub Two and Merger Sub Three shall be permitted to disclose such information to rating agencies and prospective lenders and investors during syndication of the debt financing contemplated by the Debt Commitment Letters, subject to customary confidentiality undertakings as applicable. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the

Company or any of its Subsidiaries.  Parent (x) shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs (including reasonable and documented attorney’s fees) incurred by the Company or any of its Subsidiaries in connection with any cooperation pursuant to Section 5.14, (y) acknowledges and agrees that the Company, its Subsidiaries and their respective Representatives shall not have any responsibility for, or incur any liability to any person under, the Debt Financing (other than obligations pursuant to the definitive agreements relating to the Debt Financing, effective as of and from the Second Effective Time, as and to the extent such Persons are party to such documents) and (z) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by them in connection with the arrangement of the Debt Financing, any action taken by them at the request of Parent, Merger Sub Two or Merger Sub Three pursuant to Section 5.14 and any information (other than information furnished by or on behalf of the Company and its Subsidiaries) utilized in connection therewith, in each case, other than to the extent any of the foregoing arise from the bad faith, gross negligence or willful misconduct of, or breach of this Agreement by, the Company, any of its Subsidiaries or their respective affiliates and Representatives.

(c)                                  Notwithstanding anything herein to the contrary, the Parent, in its sole discretion, may replace any existing Debt Commitment Letter with a debt commitment letter (a “Replacement Debt Commitment Letter”) pursuant to which financial institutions selected by it in its sole discretion commit to provide debt financing to finance the Transactions (“Replacement Debt Financing”) and on or following the effectiveness thereof the Parent may, in its sole discretion terminate the existing Debt Commitment Letter and the commitments thereunder; provided that, without the Company’s consent (such consent not to be unreasonably withheld), the terms of such Replacement Debt Financing shall be substantially similar to the terms of the Debt Commitment Letter or definitive agreement relating thereto being replaced (other than economic terms, which shall be as good as or better for Parent and Merger Sub than those in the Debt Commitment Letter or definitive agreement relating thereto being replaced).  Promptly following the execution of a Replacement Debt Commitment Letter by Parent, Parent shall notify the Company to such effect and shall promptly provide a fully executed copy of such Replacement Debt Commitment Letter and any related agreements (other than any fee letters or engagement letters).  Such notice shall also satisfy the Parent’s notification requirements under Section 5.14(a) relating to termination of the existing Debt Commitment Letter.

(d)                                 The Company shall use its best efforts to deliver to Parent on or prior to the second business day prior to the Second Effective Time, a fully executed copy of a payoff letter, in customary form, from the Administrative Agent (as defined in the Existing EP Credit Agreement), which payoff letter shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or similar obligations related to any Obligations (as defined in the Existing EP Credit Agreement) as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”) (ii) state that upon receipt of the Payoff Amount, the Existing EP Credit Agreement and related instruments evidencing the Existing EP Credit Agreement shall be terminated and any stock certificates and other physical collateral held by the Collateral Agent (as defined in the Existing EP Credit Agreement) shall be returned, and (iii) state that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its Subsidiaries securing such Obligations shall be, upon the payment of the Payoff Amount on the Closing Date, released and terminated.  The Company shall, and shall cause its Subsidiaries to, use best efforts to deliver all notices and take all other actions, including assistance with respect to the backstop, replacement or termination of any letters of credit issued under the Existing EP Credit Agreement, to facilitate the termination of commitments under the Existing EP Credit Agreement, the repayment in full of all Obligations then outstanding thereunder (using funds arranged by Parent, Merger Sub Two or Merger Sub Three) and the release of all Liens and termination of all guarantees in connection therewith on the Closing Date (such termination, repayment and release, the “Credit Facility Termination”); provided that in no event shall this Section 5.14(d) require the Company or any of its Subsidiaries to (x) deliver an irrevocable notice of termination or prepayment of any credit facility, (y) cash collateralize any letters of credit or (z) cause such Credit Facility Termination unless the Closing shall occur substantially concurrently and the Company or its Subsidiaries have received funds from Parent to pay in full the Payoff Amount.  To the extent the Company or its Subsidiaries do not obtain the any amendment or waiver contemplated in Section 5.14(e) below, either (i) the provisions of this Section 5.14(d) relating to the “Existing EP Credit Agreement” shall apply to the applicable Waiver Credit Agreement or (ii) the Company and its Subsidiaries shall, at the request of Parent, and at Parent’s expense, use their best efforts to refinance the credit facilities set forth in the applicable Waiver Credit Agreement, effective upon the Second Effective Time on terms that permit the Transactions and are reasonably acceptable to the Parent (and such refinancing shall not be subject to the refinancing restriction set forth in Section 5.2(b)(i)).

(e)                                  The Company shall use its best efforts to assist Parent in obtaining, at Parent’s expense, as soon as possible after the date of this Agreement and in any event on or prior to the forty-fifth (45th) business day prior to the Second Effective Time, a fully executed copy of an amendment or waiver of each of the Waiver Credit Agreements which amends or waives the “change of control” provisions set forth therein to permit the Transactions, such amendment or waiver to be effective at or prior to the Second Effective Time.

(f)                                    The Company shall, on a weekly basis, give Parent updates on the balances outstanding under the Existing EP Credit Agreement and E&P BNP Paribas Credit Agreement.

(g)                                 The Company shall be permitted, at the Company’s expense, to seek and to obtain consent of the lenders under the indebtedness set forth on Section 5.14(g) of the Company Disclosure Schedule to permit the closing of the First Merger.

SECTION 5.15.                                         Parent Board of Directors.  Parent agrees to (i) take all action necessary (including increasing the number of directors that constitute the Parent Board and amending the Shareholders Agreement, dated as of February 10, 2011, among Parent and the persons set forth on the signature page to such agreement (the “Parent Shareholders Agreement”) to effect such increase) to elect two (2) individuals designated by the Company to Parent’s Board of Directors (one of which shall be appointed to Parent’s Audit Committee and one of which shall be appointed to Parent’s Governance Committee), effective as of, and subject to the occurrence of, the Second Effective Time and (ii) cause its by-laws to be amended to amend the definition of “Supermajority Board Vote” to change the reference to eight (8) directors in the first line thereof to ten (10) directors.

SECTION 5.16.                                         Sale of Upstream Assets.  The Company shall, and shall cause its controlled Subsidiaries to, reasonably assist Parent in the preparation for the sale of certain or all of the Company’s Upstream Assets, it being understood that it is the desire and intent of the parties to, if reasonably practicable, consummate the sale of such Upstream Assets immediately prior to the Closing.  As may be reasonably requested by Parent, the Company shall, and shall cause its controlled Subsidiaries to, enter into one or more agreement(s) with third parties to facilitate the sale of any Upstream Assets identified by Parent (such agreements to contain customary covenants and other terms and conditions for transactions of such size and nature); provided, however, that (i) the consummation of the transactions provided for in any such agreement for a sale of Upstream Assets (an “Upstream Sale Agreement”) shall be conditioned upon the Closing or satisfaction of all of the conditions to Closing in a case where the Closing will occur immediately following the sale of the Upstream Assets and on Parent being and irrevocably confirming that it is ready, willing and able to consummate the Closing, and it and its Financing Source have irrevocably committed to, effect the Closing immediately following the sale of Upstream Assets and (ii) Parent shall indemnify for and hold the Company and its Subsidiaries harmless from any and all costs, expenses (including interest, court and other legal proceeding costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings), losses, damages, fines, penalties, Taxes, and liabilities incurred by the Company or its Subsidiaries arising from or relating to such Upstream Sale Agreement.  For the avoidance of doubt, but without prejudice to Section 6.2(b), in no event shall the entering into of an agreement or the consummation of any sale of any Upstream Assets, in and of itself, by Parent, Merger Sub Two, Merger Sub Three, the Company, New EP or Merger Sub One be a condition to any of Parent’s, Merger Sub Two’s or Merger Sub Three’s obligations under this Agreement.

SECTION 5.17.                                         Employee Information and Consultation.  The Company, its Subsidiaries and each of its and their Affiliates, as applicable, shall inform and/or consult with, as applicable, all labor unions, labor organizations, works councils and other employee representative bodies with respect to the terms of any Company Collective Bargaining Agreement or applicable Laws in connection with this Agreement and the transactions, and shall take all other necessary actions in connection with employees covered thereby as may be required pursuant to applicable Laws.

SECTION 5.18.                                         Listing.  Parent shall use its reasonable best efforts to cause the shares of Parent Class P Stock and the Parent Class P Warrants to be issued pursuant to and in accordance with this Agreement (including the Parent Class P Stock issuable upon exercise of the Parent Class P Warrants) to be approved for listing (subject, if applicable, to notice of issuance) for trading on the NYSE prior to the Closing; provided, that if the NYSE will not approve the listing of the Parent Class P Warrants on the NYSE, then Parent shall use its reasonable best efforts to cause such Parent Class P Warrants to be approved for listing (subject, if applicable, to notice of issuance) on either (x) NASDAQ or (y) such other exchange(s), electronic trading networks or other suitable trading platforms as are reasonably agreed to by Parent and the Company.

SECTION 5.19.                                         Approvals.  Other than the Parent Stockholder Approval and Company Stockholder Approval, each of Parent, Merger Sub Two, Merger Sub Three, the Company, Merger Sub One and New EP agree to obtain all requisite board of director approval(s), stockholder approval(s) and member approval(s), to the extent not already obtained prior to the date of this Agreement, required to be obtained to consummate the First Merger, Second Merger, Third Merger and LLC Conversion.

ARTICLE VI

Conditions Precedent

SECTION 6.1.                                               Conditions to Each Party’s Obligation to Effect the Transactions.  The respective obligations of each party hereto to effect the Second Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                                  Company Stockholder Approval.  The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and by-laws of the Company;

(b)                                 Regulatory Approval.  Any waiting period applicable to the Transactions under the HSR Act shall have been terminated or shall have expired;

(c)                                  No Injunctions or Restraints.  No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Transactions or making the consummation of the Transactions illegal;

(d)                                 Form S-4.  The Form S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC; and

(e)                                  Tax Opinion.  The Company shall have received from Wachtell, Lipton, Rosen & Katz, tax counsel to the Company, (i) at the First Effective Time, a written opinion dated as of the date of the First Merger to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the First Merger and the LLC Conversion, taken together, will qualify for United States federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) a written opinion dated as of the Closing Date to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Second Merger and the Third Merger, taken together, will qualify for United States federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.  In rendering such opinions, Wachtell, Lipton, Rosen & Katz may rely upon representations and covenants contained in the certificates of the Company, New EP, Parent, Merger Sub One, Merger Sub Two and Merger Sub Three referred to in Section 5.11 and upon representations that Wachtell, Lipton, Rosen & Katz reasonably deems relevant.

SECTION 6.2.                                               Conditions to Obligations of Parent, Merger Sub Two and Merger Sub Three.  The obligations of Parent, Merger Sub Two and Merger Sub Three to effect the Second Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                                  Representations and Warranties.  (i) The representations and warranties of the Company contained in Section 3.6(a), Section 3.6(b) and Section 3.10(b), shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company contained in Section 3.3(a) and Section 3.3(d), shall be true and correct in all respects, other than as would not materially delay or prevent the Closing, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of the Company contained in Section 3.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.  Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(b)                                 Performance of Obligations of the Company.  The Company, New EP and Merger Sub One shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c)                                  (A) The Company shall deliver to Parent, no earlier than thirty (30) days prior to the Closing Date and no later than ten (10) days prior to the Closing Date, a certification from an authorized officer of the Company setting forth the Company’s then current good faith estimate of the Company’s net operating loss carryforwards for federal income tax purposes as of January 1, 2012, computed in the manner, and taking into account the assumptions, set forth in clauses (i) and (iii) of the representation contained in Section 3.10(c)  (such estimate, the “Closing Estimated NOL”), and (B) there shall not have been an NOL MAE in respect of the Closing Estimated NOL as compared to the Signing Estimated NOL.

For purposes of this Agreement, an “NOL MAE” shall mean a reduction in the Company’s good faith estimate of the Company’s net operating loss carryforwards for federal income tax purposes as of January 1, 2012 to an amount less than $2,600,000,000, without taking into account any such reduction (i) resulting from a change in the relevant Tax law as in effect as of the date of this Agreement, (ii) resulting from an increase of the taxable income of the Company (before giving effect to any deduction of net operating loss carryforwards and any bonus depreciation deductions) for the year ending December 31, 2011 in excess of the amount set forth on Section 3.10(c) of the Company Disclosure Schedule, or (iii) to the extent that such reduction gives rise to a current deduction in the next succeeding taxable year after the taxable year ending December 31, 2011.

SECTION 6.3.                                               Conditions to Obligation of the Company, New EP and Merger Sub One.  The obligation of the Company, New EP and Merger Sub One to effect the Second Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                                  Representations and Warranties.  (i) The representations and warranties of Parent contained in Section 4.6(a) and Section 4.6(b) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of Parent contained in Section 4.3(a) and Section 4.3(d) shall be true and correct in all respects, other than as would not materially delay or prevent the Closing, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) the representations and warranties of Parent contained in Section 4.2(a) shall be true and correct in all respects, other than immaterial misstatements or omissions, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) all other representations and warranties of Parent set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iv), where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.  The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)                                 Performance of Obligations of Parent, Merger Sub Two and Merger Sub Three.  Parent, Merger Sub Two and Merger Sub Three shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(c)                                  Parent Stockholder Approval.  The Parent Stockholder Approval shall have been obtained in accordance with the requirements of the NYSE.

(d)                                 Stock and Warrant Listing.  (i) The shares of Parent Class P Stock deliverable to the stockholders of the Company as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance and (ii) the Parent Class P Warrants deliverable to the stockholders of the Company as contemplated by this Agreement shall have been approved for listing (subject, if applicable, to notice of issuance) on either (x) the NYSE, (y) NASDAQ or (z) such other exchange(s), electronic trading networks or other suitable trading platforms as are reasonably agreed to by Parent and the Company.

SECTION 6.4.                                               Frustration of Closing Conditions.  None of the Company, Parent, New EP, Merger Sub One, Merger Sub Two or Merger Sub Three may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its best efforts to consummate the Second Merger and the other Transactions, as required by and subject to Section 5.4.

ARTICLE VII

Termination

SECTION 7.1.                                               Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Second Effective Time:

(a)                                  by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors.

(b)                                 by either of the Company or Parent:

(i)                                     if the Second Merger shall not have been consummated on or before June 30, 2012 (the “Walk-Away Date”); provided, however, that if, as of such date, the condition set forth in Section 6.1(b) or Section 6.1(c) shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition, either the Company or Parent may, by written notice delivered to the other party, elect to extend the Walk-Away Date to December 31, 2012 (the “Extended Walk-Away Date”); provided, further, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available (x) to a party if the inability to satisfy such condition was due to the failure of such party to perform any of its obligations under this Agreement or (y) to a party if the other party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 8.8 or (z) to the Company if Parent or Merger Sub is pursuing an action in good faith to enforce, including against anticipatory breach, the obligations of the lenders to fund the Debt Financing under the Debt Commitment Letters or the definitive documents relating to the Debt Financing.

(ii)                                  if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to a party if such Restraint was due to the failure of such party to perform any of its obligations under this Agreement; or

(iii)                               if the Company Stockholders Meeting shall have concluded and the Company Stockholder Approval shall not have been obtained.

(c)                                  by Parent:

(i)                                     if an Adverse Recommendation Change shall have occurred;

(ii)                                  prior to the receipt of the Company Stockholder Approval, if the Company shall be in Willful Breach of its obligations pursuant to the first two sentences of Section 5.1(b) or Section 5.3(a) through Section 5.3(d), other than in the case where (w) such Willful Breach is a result of an isolated action by a Person that is a Representative of the Company (other than a director or officer of the Company), (x) such Willful Breach was not caused by, or within the Knowledge of, the Company, (y) the Company takes appropriate actions to remedy such Willful Breach upon discovery thereof and (z) Parent is not significantly harmed as a result thereof; or

(iii)                               if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement

(or if any of the representations or warranties of the Company set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or (b) and (B) is incapable of being cured, or is not cured, by the Company within thirty (30) days following receipt of written notice from Parent of such breach or failure; provided, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(iii) if Parent is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(d)                                 by the Company:

(i)                                     prior to the receipt of the Parent Stockholder Approval, if Parent shall be in Willful Breach of its obligations pursuant to Section 5.1(c);

(ii)                                  if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement (or if any of the representations or warranties of Parent set forth in this Agreement shall fail to be true), which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or (b) and (B) is incapable of being cured, or is not cured, by Parent within thirty (30) days following receipt of written notice from the Company of such breach or failure; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement; or

(iii)                               at any time prior to the time the Company Stockholder Approval is obtained, if (i) the Company Board authorizes the Company, subject to complying with the terms of this Agreement, including Section 5.3, to enter into one or more Acquisition Agreements with respect to a Superior Proposal, (ii) immediately prior to or concurrently with the termination of this Agreement the Company, subject to complying with the terms of this Agreement, including Section 5.3, enters into one or more Acquisition Agreements with respect to a Superior Proposal and (iii) the Company immediately prior to or concurrently with such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 7.3.

SECTION 7.2.                                               Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the first sentence of Section 3.19, Sections 5.8, 5.10, 7.2 and 7.3, and Article VIII, and Parent’s indemnification obligations set forth in Section 5.14 and Section 5.16, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub Two, Merger Sub Three, New EP, Merger

Sub One or the Company or their respective directors, officers and Affiliates, except (i) the Company and/or Parent may have liability as provided in Section 7.3, and (ii) nothing shall relieve any party hereto from any liability for any failure to consummate the Transactions when required pursuant to this Agreement (it being understood that the failure of Parent, Merger Sub Two or Merger Sub Three to receive the proceeds of the Debt Financing or of any alternative financing, or the failure to receive the Parent Stockholder Approval, shall not relieve Parent, Merger Sub Two or Merger Sub Three from any such liability) or any party from liability for fraud or a Willful Breach of any covenant or other agreement contained in this Agreement.

SECTION 7.3.                                               Fees and Expenses.

(a)                                  In the event that this Agreement is terminated pursuant to Section 7.1(b)(iii), then the Company shall pay to Parent on the date of such termination, (x) all documented, out of pocket expenses (including financing expenses) not to exceed $20,000,000 in the aggregate plus (y) any documented commitment, underwriting, extension, ticking, structuring, fronting, duration, upfront fees or similar fees required to be paid under the Debt Commitment Letters, any fee letters related thereto or the definitive documents relating to the Debt Financing on or prior to such termination (or notwithstanding such termination) (“Parent Expenses”), payable by wire transfer of same day funds.

(b)                                 In the event that (A) a Takeover Proposal shall have been made known to the Company or shall have been made directly to its stockholders generally or any Person shall have publicly announced an intention to make a Takeover Proposal which proposal shall not have been withdrawn prior to the date of the Company Stockholder Meeting (or if the Company Stockholder Meeting shall not have occurred, prior to the termination of this Agreement pursuant to Section 7.1(b)(i)) and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), and (C) the Company enters into a definitive agreement with respect to, or consummates a Takeover Proposal within twelve (12) months of the date this Agreement is terminated, then the Company shall pay to Parent a termination fee equal to $650,000,000 (the “Termination Fee”) less any amount of Parent Expenses previously paid, by wire transfer of same day funds, upon the earlier of the public announcement of the Company’s entry into any such agreement or the consummation of any such transaction.  For purposes of this Section 7.3(b), the term “Takeover Proposal” shall have meaning assigned to such term in Section 5.3(f), except that the references to “20% or more” shall be deemed to be references to “more than 50%”.

(c)                                  In the event this Agreement is terminated by Parent pursuant to Section 7.1(c)(i) or Section 7.1(c)(ii), then the Company shall pay to Parent, within two (2) business days after the date of termination, the Termination Fee, payable by wire transfer of same day funds.

(d)                                 In the event this Agreement is terminated by the Company pursuant to Section 7.1(d)(iii), then the Company shall pay to Parent, immediately prior to or concurrently with such termination, the Termination Fee, payable by wire transfer of same day funds.

(e)                                  In the event that the Company shall fail to pay the Termination Fee and/or the Parent Expenses required pursuant to this Section 7.3 when due, such fee and/or expenses, as the case may be, shall accrue interest for the period commencing on the date such fee and/or expenses, as the case may be, became past due, at a rate equal to the legal rate of interest provided for in Section 2301 of Title 6 of the Delaware Code.  In addition, if the Company shall fail to pay the Termination Fee and/or the Parent Expenses, as the case may be, when due, the Company shall also pay to Parent all of Parent’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such fee and/or expenses, as the case may be.  The Company acknowledges that the provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement.  The parties agree that in the event the Company pays the Termination Fee to Parent, the Company shall have no further liability to Parent, Merger Sub Two or Merger Sub Three and that in no event shall the Company be required to pay the Termination Fee on more than one occasion; provided, that, nothing contained herein shall relieve the Company from liability for fraud or a Willful Breach of any covenant or other agreement contained in this Agreement.  The parties further agree that in the event the Company pays the Parent Expenses to Parent, the Company shall have no further liability to Parent, Merger Sub Two or Merger Sub Three except solely in those circumstances set forth in Section 7.3 when the Termination Fee is payable and then any such further liability shall be limited to an amount equal to the Termination Fee less the Parent Expenses previously paid; provided, that, nothing contained herein shall relieve the Company from liability for fraud or a Willful Breach of any covenant or other agreement contained in this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.1.                                               No Survival, Etc.  Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein.  The representations, warranties and agreements in this Agreement shall terminate at the Second Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II and Sections 5.8 and 5.10 and any other agreement in this Agreement which contemplates performance after the Second Effective Time shall survive the Second Effective Time indefinitely and those set forth in Sections 5.10, 7.2 and 7.3 and this Article VIII shall survive termination indefinitely.  The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms, except to the extent that any provision therein with respect to solicitation or other public statements is superseded by the express provisions of this Agreement, and (ii) terminate as of the Second Effective Time.

SECTION 8.2.                                               Amendment or Supplement.  At any time prior to the Second Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval or Parent Stockholder Approval, by written agreement of the parties hereto, by action taken or authorized by their respective Boards of Directors; provided, however, that following approval of the Transactions by the stockholders of the Company or the stockholders of Parent, there shall be no amendment or change to the provisions of this Agreement which by Law would require further approval by the stockholders of the Company or by the stockholders of Parent without such approval.

SECTION 8.3.                                               Extension of Time, Waiver, Etc.  At any time prior to the Second Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions.  Notwithstanding the foregoing, no failure or delay by the Company, New EP, Merger Sub One, Parent, Merger Sub Two or Merger Sub Three in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

SECTION 8.4.                                               Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Merger Sub Two or Merger Sub Three may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to any direct, wholly owned Subsidiary of Parent, but no such assignment shall relieve Merger Sub Two or Merger Sub Three of any of its obligations hereunder.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.  Any purported assignment not permitted under this Section shall be null and void.

SECTION 8.5.                                               Counterparts.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

SECTION 8.6.                                               Entire Agreement; No Third-Party Beneficiaries.  This Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Voting Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement and thereof and (b) shall not confer upon any Person other than the parties hereto any rights (including third party beneficiary rights or otherwise) or remedies hereunder, except for in the case of clause (b), (i) the provisions of Section 5.8 and Section 8.13, (ii) with respect to the Financing Sources (who shall be third party beneficiaries thereof and without whose consent such Sections may not be amended in any way adverse to the Financing Sources), Sections 8.6 and 8.7 and (iii) the right of the Company’s stockholders to receive the Merger Consideration after the Closing (a claim by the stockholders with respect to which may not be made unless and until the Closing shall have occurred) and the right of holders of Company Stock Options, Restricted Shares, RSUs and other equity awards to receive the Merger Consideration to which they are entitled pursuant to this Agreement after the Closing (a claim by such holders with respect to which may not be made unless and until the Closing shall have occurred).  Each party agrees and acknowledges that in the event of a party’s Willful Breach or failure to consummate the Transactions when required pursuant to this Agreement or fraud (such party, the “Alleged Breaching Party”), the other party shall have the right to pursue all legally available damages against such Alleged Breaching Party, and the Alleged Breaching Party shall have the right to assert all legally available defenses.

SECTION 8.7.                                               Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)                                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applicable to contracts executed in and to be performed entirely within that State.

(b)                                 Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appeal to an appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (ii) agrees that any claim in respect of any such action or proceeding shall be heard and determined in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, or, if (and only if)

such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, (v) waives, to the fullest extent permitted by Law, any claim that it is not personally subject to the jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware, and any appellate court from any thereof for any reason other than the failure to serve in accordance with this Agreement, (vi) waives, to the fullest extent permitted by Law, any claim that it or its property is exempt or immune from jurisdiction of the Delaware Court of Chancery, or, if (and only if) such court lacks subject matter jurisdiction, the federal court of the United States of America sitting in Delaware or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (vii) waives, to the fullest extent permitted by Law, any claim that this Agreement, or the subject mater of this Agreement, may not be enforced in or by such courts.  The Company agrees, on behalf of itself and its Affiliates, stockholders and Representatives (collectively, the “Company Related Parties”), that the Financing Sources and their Affiliates, stockholders and Representatives (i) shall be subject to no liability or claims by the Company Related Parties arising out of or relating to this Agreement, the Debt Financing or the transactions contemplated hereby or in connection with the Debt Financing, or the performance of services by the Financing Sources or their Affiliates or Representatives with respect to the foregoing, (ii) shall, without limiting the provisions of clause (i), be beneficiaries of all limitations on remedies and damages in this Agreement that apply to Parent and (iii) are express third party beneficiaries of this Section (which may not be changed as to any Financing Source without its prior written consent).  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.9.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)                                  The provisions of Section 8.7(a) and (b) supersede any provisions in the Confidentiality Agreement with respect to the matters addressed in such Sections.

(d)                                 EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND

ENFORCEMENT OF THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

SECTION 8.8.                                               Specific Enforcement.

(a)                                  The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (including the parties’ obligations under Sections 5.4, 5.14 and every other provision of this Agreement and to consummate the Transactions and Parent’s and Merger Sub Two’s obligation to pay the aggregate Merger Consideration and enforce their rights under the Debt Commitment Letters), in each case, in accordance with this Section 8.8 in the Delaware Court of Chancery or any federal court sitting in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity; provided, however, that the Company shall be entitled to seek specific performance to cause Parent, Merger Sub Two or Merger Sub Three to consummate the Transactions, including to effect the Closing in accordance with Section 1.2, on the terms and subject to the conditions in this Agreement, if, but only if: (A) all conditions in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied or are then capable of being satisfied on or prior to the Closing, (B) Parent, Merger Sub Two and Merger Sub Three fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2, (C) the Debt Financing has been funded or will be funded at the Closing and (D) the Company has irrevocably confirmed that if specific performance is granted and the Debt Financing is funded, then the Closing will occur.  Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to seek specific performance to cause Parent, Merger Sub Two and Merger Sub Three to enforce, including against anticipatory breach, the obligations of the lenders to fund the Debt Financing under the Debt Commitment Letters or definitive agreements relating thereto, but only in the event that each of the following has been satisfied: (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or are then capable of being satisfied prior to the Closing (other than those conditions that by their nature are to be satisfied at the Closing), and Parent, Merger Sub Two and Merger Sub Three fail to complete the Closing by the date the Closing is required to have occurred pursuant to Section 1.2 and (ii) all of the conditions to the consummation of the financing provided by the Debt Commitment Letters (or, if alternative financing is being used in accordance with Section 5.14, pursuant to the commitments with respect thereto) have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing).   Nothing in the immediately preceding sentence shall be construed to relieve Parent, Merger Sub Two or Merger Sub Three of any of their respective obligations, or to otherwise limit or modify any of Parent’s, Merger Sub Two’s or Merger Sub Three’s obligations, under Section 5.14, it being acknowledged and agreed that in the event that any of the Financing Source(s) initiate litigation against Parent, Merger Sub Two or

Merger Sub Three with respect to the Debt Financing, or advise Parent, Merger Sub Two or Merger Sub Three that they intend not to proceed with the Debt Financing in violation of the terms of the Debt Commitment Letters, the Company shall be entitled to specific performance to require Parent, Merger Sub Two and Merger Sub Three to take enforcement action, including seeking specific performance, to cause such Financing Sources to provide such Debt Financing, subject to the satisfaction of the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence.  Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.  Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.8, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

SECTION 8.9.                                               Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent, Merger Sub Two or Merger Sub Three, to:

Kinder Morgan, Inc.

500 Dallas St., Suite 1000

Houston, TX 77002

Attention: General Counsel

Facsimile: (713) 495-2737

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:  Thomas A. Roberts

Facsimile:  (212) 310-8007

and

Weil, Gotshal & Manges LLP
200 Crescent Court, Suite 300
Dallas, Texas 75201
Attention:  R. Jay Tabor
Facsimile:  (214) 746-7777

If to the Company, New EP or Merger Sub One to:

El Paso Corporation
1001 Louisiana Street

Houston, Texas 77002
Attention: General Counsel
Facsimile: (713) 420-5043

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:	Daniel A. Neff
David A. Katz
Facsimile: (212) 403-2309

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 8.10.                                         Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 8.11.                                         Definitions.

(a)                                  As used in this Agreement, the following terms have the meanings ascribed thereto below:

“364-Day Credit Agreement” means the First Amended and Restated 364-Day Credit Agreement dated as of December 29, 2009, among El Paso Exploration & Production Company, El Paso E&P Company, L.P., Coronado Energy E&P Company, L.L.C., and El Paso E&P Zapata, L.P. as Borrowers, the Bank of Nova Scotia, bank of Montreal, BMO Capital Markets and other parties thereto, as amended by that certain Consent and First Amendment dated December 28, 2010 and as further amended, supplemented or modified.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person.  For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“business day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Company ESPP” means the Everest Employee Stock Purchase Plan (as amended and restated).

“Company Joint Ventures” means Ruby Pipeline, L.L.C., Gulf LNG Holdings Group, L.L.C. and El Paso Midstream Investment Company, LLC.

“Company Stock Option” means an option or similar right to purchase Company Common Stock, including any option granted under any Company Stock Plans, but excluding an option or similar right to purchase Company Common Stock granted under the Company ESPP.

“Company Stock Plans” means any plans of the Company providing for the compensatory grant of awards of Company Common Stock or awards denominated, in whole or in part, in Company Common Stock, including the El Paso Corporation 1995 Compensation Plan for Non-Employee Directors, El Paso Corporation 2001 Stock Option

Plan for Non-Employee Directors, El Paso Corporation 1999 Stock Option Plan for Non-Employee Directors, El Paso Corporation 2001 Omnibus Incentive Compensation Plan, El Paso Corporation Strategic Stock Plan, El Paso Corporation Omnibus Plan for Management Employees, El Paso Corporation 2005 Compensation Plan for Non-Employee Directors, and El Paso Corporation 2005 Omnibus Incentive Compensation Plan,, but excluding the Company ESPP.

“Derivative” means a derivative transaction within the meaning of SFAS No. 133, including any swap, option, warrant, forward purchase or sale, future, cap, floor, collar, or other similar transaction (including any option with respect to any of the foregoing) or combination thereof, or debt or equity instrument imbedding any of the same, and any related credit support, collateral, or similar arrangements relating to the same.

“E&P BNP Paribas Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of June 2, 2011, among El Paso Exploration & Production Company and El Paso E&P Company, L.P., as Borrowers, BNP Paribas, BNP Paribas Securities Corp., Scotia Capital, UBS Securities LLC, BMO Capital Markets, SG Americas Securities, LLC, UniCredit Bank AG, New York Branch, UBS Securities LLC, The Bank of Montreal, Société Générale, and the other parties thereto, as amended, supplemented or otherwise modified.

“ERISA Affiliate” means, with respect to any Person, any trade or business, whether or not incorporated, that, together with such Person, would be deemed, or has in the last six (6) years been deemed, a single employer for purpose of Section 414(b), (c) or (m) of the Code.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Knowledge” (i) when used with respect to the Company, means the actual knowledge after due inquiry within the Company and its Subsidiaries of those individuals listed on Section 8.11(a) of the Company Disclosure Schedule (provided, however, that, with respect to Section 3.8(c) only, “Knowledge” means, in addition to the foregoing, “knowing” or “knowledge,” as such terms are defined in 15 U.S.C. §§ 78dd-1, -2, and -3) and (ii) when used with respect to Parent, Merger Sub Two or Merger Sub Three, means the actual knowledge after due inquiry within Parent and its Subsidiaries of those individuals listed on Section 8.11(a) of the Parent Disclosure Schedule.

“Material Adverse Effect” means, when used with respect to a Person, any change, effect, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, financial condition or operations of such Person and its Subsidiaries, taken as a whole; provided, however, that any changes, effects, events or occurrences will be deemed not to constitute a Material Adverse Effect to the extent resulting from (i) changes, effects, events or occurrences generally affecting the economy, financial or securities markets or political, legislative or regulatory conditions or changes in the industries in which such Person operates; (ii) the announcement or pendency of this Agreement or the transactions contemplated hereby; (iii) any change in the market price or trading volume of the shares of common stock of such Person (it being understood that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i), (ii) or (iv) through (ix) of this definition); (iv) acts of war or terrorism (or the escalation of the foregoing) or natural disasters or other force majeure events; (v) changes in any Laws or regulations applicable to such Person or applicable accounting regulations or principles or the interpretation thereof; (vi) the performance of this Agreement and the Transactions, including compliance with covenants set forth herein (excluding such Person operating in the ordinary course of business consistent with past practice; (vii) any legal proceedings commenced by or involving any current or former stockholders of such Person (on their own or on behalf of such Person) arising out of or related to this Agreement or the Transactions; (viii) any failure by such Person to meet any internal or analyst projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (i) through (vii) of this definition), (ix) the effects on the Company’s and its Subsidiaries’ business arising from employee departures that result from the announcement of the Transactions and (x) changes, effects, events or occurrences generally affecting the prices of oil, gas, natural gas, natural gas liquids or other commodities; provided, however, that changes, effects, events or occurrences referred to in clauses (i), (iv) and (v) above shall be considered for purposes of determining whether there has been or would reasonably be expected to be a Material Adverse Effect if and to the extent such state of affairs, changes, effects, events or occurrences has had or would reasonably be expected to have a disproportionate adverse effect on such Person and its Subsidiaries, as compared to other companies operating in the industries in which such Person and its Subsidiaries operate.

“Material Upstream Asset Group” means an Upstream Asset, designated by field or region having a present value, as shown on the Reserve Report of greater than, or equal to, $125,000,000, using a discount rate of ten percent (10%).

“Parent Alternative Transaction” means, any inquiry, proposal or offer from Person or “group” relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of Parent and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of Parent’s consolidated assets or to which 20% or more of Parent’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 20% or more of any class of equity securities of Parent, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of Parent or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Parent or any of its Subsidiaries which is structured to permit such Person or group to acquire beneficial ownership of at least 20% of Parent’s consolidated assets or equity interests.

“Parent Joint Ventures” means Midcontinent Express Pipeline LLC, Rockies Express Pipeline LLC and Fayetteville Express Pipeline LLC.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Restricted Share” means an award of restricted Company Common Stock granted under a Company Stock Plan.

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.  For purposes of Article III, when used with respect to the Company, the term “Subsidiary” shall include the Company Joint Ventures.  For purposes of Article III, when used with respect to Parent, the term “Subsidiary” shall include the Parent Joint Ventures.  With respect to the Company, the term “Subsidiary” shall include Four Star Oil & Gas Company (other than for purposes of Section 3.10) and EPB.  With respect to Parent, the term “Subsidiary” shall include Kinder Morgan Energy Partners, L.P.

“Transactions” refers collectively to (i) this Agreement, the First Step Merger Agreement, the Warrant Agreement and the transactions contemplated hereby and thereby, including the First Merger, the LLC Conversion, the Second Merger and the Third Merger and (ii) the Voting Agreement and the transactions contemplated thereby.

“Unicredit Agreement” means the Reimbursement Agreement dated April 28, 2011 between the Company and Unicredit Bank, AG, New York Branch (as amended, supplemented or modified).

“Upstream Assets” means assets of the Company’s Exploration and Production Segment.

“Waiver Credit Agreements” means collectively, the E&P BNP Paribas Credit Agreement and the Unicredit Agreement or any substitute debt agreement relating thereto to the extent such agreement requires a waiver or consent in connection with the Transactions.

“Willful Breach” means (i) with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach, or failure to perform, that is a consequence of an act or omission undertaken by the breaching party (or, in the case of Section 5.3 with respect to the Company, the consequence of an act or omission of a Representative or a Subsidiary of the Company) with the Knowledge that the taking of, or failure to take, such act would, or would be reasonably expected to, cause a material breach of this Agreement and (ii) the failure by any party to consummate the Transactions after all of the conditions set forth in Article VI have been satisfied or waived (by the party entitled to waive any such applicable conditions).

The following terms are defined on the page of this Agreement set forth after such term below:

Acquisition Agreement	73
Adverse Recommendation Change	73
Aggregate Mixed Consideration Cash Amount	11
Agreement	5
Alleged Breaching Party	102
Alternative Financing	88
Antitrust Laws	77
Available Cash Election Amount	11
Balance Sheet Date	30
Cash Election	11
Cash Election Amount	11
Cash Election Share	11
Cash Fraction	11
Certificate	12
Certificate of Conversion	7
Closing	6
Closing Date	7
Closing Estimated NOL	95
Code	5
Company	5
Company Benefit Plans	34
Company Board	5
Company Board Recommendation	64
Company Charter Documents	24
Company Collective Bargaining Agreement	37
Company Common Stock	9
Company Disclosure Schedule	23
Company Employees	85
Company Engagement Letters	42
Company Fairness Opinion	41
Company Financial Advisor	41
Company Foreign Benefit Plan	35
Company Intellectual Property	41
Company Material Adverse Effect	24
Company Material Contracts	39
Company Performance RSU	21
Company Permits	31
Company Preferred Stock	24

Company Related Parties	103
Company SEC Documents	28
Company Stockholder Approval	27
Company Stockholders Meeting	64
Company Subsidiary Documents	24
Confidentiality Agreement	80
Continuation Period	85
Contract	27
Conversion Effective Time	7
Credit Facility Termination	91
Current Offering Period	22
Debt Commitment Letter	61
Debt Commitment Letters	61
Debt Financing	61
Delaware Filings	8
DGCL	6
Dissenting Shares	12
Dissenting Stockholders	12
Divestiture Action	79
Divestiture Agreement	79
DLLCA	6
Election Deadline	15
Election Form	14
Election Form Record Date	14
Election Period	14
Environmental Law	38
Environmental Permits	38
EP Converted LLC	6
EP Surviving Company	6
EPB	25
EPB Class B Units	25
EPB Common Units	25
EPB GP Units	25
EPB IDRs	25
EPB Subordinated Units	25
ERISA	34
Excess Shares	18
Excess Warrants	19
Exchange Act	28
Exchange Agent	15
Exchange Fund	16
Exchange Ratio	11
Excluded Shares	10
Existing EP Credit Agreement	67
Extended Walk-Away Date	97
FERC	70
Financing Sources	61
First Certificate of Merger	7
First Effective Time	7
First Merger	6
First Merger Agreement	6
Foreign Antitrust Laws	28
Foreign Parent Benefit Plan	54
Form S-4	32
Fractional Share Proceeds	19
Fractional Warrant Proceeds	20
Hazardous Substance	38
Indemnified Person	82
Intervening Event	75
Joint Proxy/Information Statement	28
KMP	47
KMP Class B Units	47
KMP Common Units	47
KMP GP Interest	47
KMP I-Units	47
Last Exercise Date	22
Law	31
Laws	31
Liens	24
LLC Conversion	6
Mailing Date	14
Maximum Amount	83
Merger Consideration	10
Merger Sub One	5
Merger Sub Three	5
Merger Sub Two	5
Mixed Consideration Election Share	10
Mixed Election	10
Mixed Election Stock Exchange Ratio	10
Multiemployer Plan	35
Net Exercise Shares	21
New EP	5
New EP Charter Amendment	26
New EP Surviving Corporation	6
New EP Surviving Corporation By-Laws	9
New EP Surviving Corporation Certificate	9
New EP Surviving LLC	6
New Plans	86

No Election Shares	15
NOL MAE	95
Non-Section 83(b) Restricted Shares	13
Notice Period	75
NYSE	19
Old Plans	86
Parent	5
Parent Benefit Plans	54
Parent Board	5
Parent Board Recommendation	65
Parent Charter Documents	45
Parent Class P Stock	10
Parent Class P Warrant	10
Parent Collective Bargaining Agreement	57
Parent Common Stock	46
Parent Disclosure Schedule	45
Parent Employees	56
Parent Expenses	99
Parent Fairness Opinions	60
Parent Financial Advisors	60
Parent Intellectual Property	59
Parent Material Adverse Effect	45
Parent Material Contracts	58
Parent Permits	52
Parent Preferred Stock	46
Parent SEC Documents	50
Parent Shareholders Agreement	92
Parent Stockholder Approval	49
Parent Stockholders Meeting	65
Parent Subsidiary Documents	46
Payoff Amount	91
PBGC	35
Per Share Cash Amount	10
Per Share Cash Election Consideration	11
Per Share Mixed Consideration	10
Per Share Stock Consideration	12
Per Share Warrant Consideration	11
Per Share Warrant Consideration Value	84
Proceeding	82
Proposed Spin-Off	42
Provisional Dissenters Cash Amount	11
Replacement Debt Commitment Letter	90
Replacement Debt Financing	90
Representatives	73
Reserve Report	42
Restraints	93
Restricted Shares	21
Revocable Interests	40
Revolver Caps	67
Second Certificate of Merger	7
Second Effective Time	7
Second Merger	6
Securities Act	24
Share Issuance	49
Signing Estimated NOL	34
Spin-Off Financial Advisor	41
SPP	85
Stock Election	11
Stock Election Share	11
Superior Proposal	76
Takeover Proposal	76
Tax	34
Tax Return	34
Taxes	34
Termination Fee	99
Third Certificate of Merger	7
Third Effective Time	8
Third Merger	6
Threshold Percentage	13
Total Stock Consideration	13
Total Warrant Consideration	14
Transfer Taxes	84
Upstream Sale Agreement	92
Voting Agreement	5
Walk-Away Date	97
WARN Act	37

SECTION 8.12.                                         Interpretation.

(a)                                  When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.

(b)                                 The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or interim drafts of this Agreement.

SECTION 8.13.                                         Non-Recourse.  No past, present or future director, officer, employee, incorporator, member, partner, stockholder, agent, attorney, representative or affiliate of any party hereto or of any of their respective affiliates shall have any liability (whether in contract or in tort) for any obligations or liabilities of such party arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby; provided, however, that nothing in this Section 8.13 shall limit any liability of the parties to this Agreement for breaches of the terms and conditions of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

KINDER MORGAN, INC.

By:	/s/ Joseph Listengart
	Name:	Joseph Listengart
	Title:	Vice President

SHERPA MERGER SUB, INC.

By:	/s/ Joseph Listengart
	Name:	Joseph Listengart
	Title:	Vice President

SHERPA ACQUISITION, LLC

By:	/s/ Joseph Listengart
	Name:	Joseph Listengart
	Title:	Vice President

EL PASO CORPORATION

By:	/s/ Douglas L. Foshee
	Name:	Douglas L. Foshee
	Title:	Chairman, President and Chief Executive Officer

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

SIRIUS HOLDINGS MERGER CORPORATION

By:	/s/ John R. Sult
	Name:	John R. Sult
	Title:	Chief Executive Officer and President

SIRIUS MERGER CORPORATION

By:	/s/ John R. Sult
	Name:	John R. Sult
	Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO THE AGREEMENT AND PLAN OF MERGER]

EXHIBIT A

FINAL FORM

FORM OF

WARRANT AGREEMENT

Dated as of [•]

between

KINDER MORGAN, INC.

and

[•],

as Warrant Agent

Warrants for

Common Stock

i

ii

SECTION 4.3	Successors	15
SECTION 4.4	Rights Offering	15
SECTION 4.5	Governing Law; Jurisdiction	15
SECTION 4.6	Benefits of this Agreement	16
SECTION 4.7	Counterparts	16
SECTION 4.8	Table of Contents; Headings	16
SECTION 4.9	Severability	16
SECTION 4.10	Availability of Agreement	16
SECTION 4.11	Saturdays, Sundays, Holidays, etc.	16
SECTION 4.12	Definitions	16
Exhibit A — Warrant Certificate
Exhibit B — Notice of Exercise

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WARRANT AGREEMENT (this “Agreement”), dated as of [•], 201[•], between Kinder Morgan, Inc., a Delaware corporation (the “Company”), and [•], a [•], as warrant agent (the “Warrant Agent”).

WHEREAS, the Company, Sherpa Merger Sub, Inc., a Delaware corporation, Sherpa Acquisition, LLC, a Delaware limited liability company, Sirius Merger Corporation, a Delaware corporation, Sirius Holdings Merger Corporation, a Delaware corporation, and El Paso Corporation, a Delaware corporation (“El Paso”), entered into an Agreement and Plan of Merger, dated as of October 16, 2011 (the “Merger Agreement”), providing for, among other things, the acquisition of El Paso by the Company through the consummation of the Transactions (as defined in the Merger Agreement), the result of which will include El Paso being a wholly owned subsidiary of the Company;

WHEREAS, in partial consideration of the merger and other transactions contemplated by the Merger Agreement, the Company has agreed to issue warrants (each, a “Warrant” and collectively, the “Warrants”) to purchase shares of Class P common stock, par value $0.01 per share, of the Company (the “Common Stock”), to the stockholders of El Paso;

WHEREAS, the Company desires that the Warrant Agent act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange, replacement, cancellation and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which the Warrants shall be issued and exercised and the respective rights and obligations of the Company, the Warrant Agent and the registered owners of the Warrants (each, a “Holder” and collectively, the “Holders”).

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the Company and the Warrant Agent agree as follows:

ARTICLE I
ISSUANCE AND EXERCISE OF WARRANTS

SECTION 1.1             Form of Warrant.  Each Warrant shall be evidenced by a certificate substantially in the form attached hereto as Exhibit A (each, a “Warrant Certificate” and collectively, “Warrant Certificates”).  Each Warrant Certificate shall have such insertions as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as may be required to comply with this Agreement, any applicable law or any rule of any securities exchange on which the Warrants may be listed.  Each Warrant Certificate shall be executed on behalf of the Company by its Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer or one of its Executive Vice Presidents, under its corporate seal reproduced thereon and attested by its Secretary or an Assistant Secretary.  The signature of any such officers on the Warrant Certificates may be manual or facsimile.  Warrant Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrants or did not hold such offices on the date of this Agreement.

SECTION 1.2             Countersignature of Warrants.  Each Warrant Certificate shall be countersigned by the Warrant Agent (or any successor to the Warrant Agent then acting as warrant agent under this Agreement) by manual or facsimile signature and shall not be valid for any purpose unless and until so countersigned.  Warrant Certificates may be countersigned and delivered, notwithstanding the fact that the persons or any one of them who countersigned the Warrants shall have ceased to be proper signatories prior to the delivery of such Warrants or were not proper signatories on the date of this Agreement.  Each Warrant Certificate shall be dated as of the date of its countersignature by the Warrant Agent.  The Warrant Agent’s countersignature shall be conclusive evidence that the Warrant Certificate so countersigned has been duly authenticated and issued under this Agreement.

SECTION 1.3             Exercise Number; Exercise Price.  Each Warrant initially entitles its Holder to purchase from the Company one (1) (the “Exercise Number”) share of Common Stock (such share or shares of Common Stock issued or issuable upon exercise of any Warrant or Warrants, each, a “Warrant Share” and collectively, the “Warrant Shares”) for a purchase price per share of Common Stock of $40.00 (the “Exercise Price”).  The Exercise Number and the Exercise Price are subject to adjustment as provided in Article II, and all references to “Exercise Number” and “Exercise Price” in this Agreement shall be deemed to include any such adjustment or series of adjustments.

SECTION 1.4             Term of Warrants.  All or a portion of the Warrants are exercisable by the Holder at any time and from time to time on or after the date of this Agreement until 5:00 p.m., New York City time, on the five (5)-year anniversary of the date of this Agreement (the “Expiration Date”).

SECTION 1.5             Exercise of Warrants.  A Warrant may be exercised by surrender of the Warrant Certificate or Certificates evidencing such Warrant to be exercised and by delivery to the Warrant Agent (or to such other office or agency of the Company in the United States as the Company may designate by notice in writing to the Holders pursuant to Section 4.1) a notice of exercise in the form attached hereto as Exhibit B, duly completed and signed, which signature shall be guaranteed by a member of a recognized guarantee medallion program, together with payment of the Exercise Price for the Warrant Shares thereby purchased in accordance with Section 1.6.  As promptly as practicable after receiving a notice of exercise to purchase Warrant Shares, the Warrant Agent shall notify the Company.

SECTION 1.6             Payment of Exercise Price.  Payment of the aggregate Exercise Price for all Warrant Shares purchased may be made, at the option of the Holder, either (a) in cash or by certified or official bank check payable to the Warrant Agent or (b) by delivering a written direction to the Warrant Agent that the Holder desires to exercise the Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of Warrant Shares that is equal to the aggregate number of Warrant Shares for which the Warrants are being exercised less the number of Warrant Shares that have an aggregate Market Price on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price for such Warrant Shares.  For the avoidance of doubt, if Warrants are exercised such that the aggregate Exercise

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Price would exceed the aggregate value (as measured by the Market Price) of the Warrant Shares issuable upon exercise, no amount shall be due and payable by the Holder to the Company, and such exercise shall be null and void and no Warrant Shares shall thereupon be issued and the Warrants shall continue in effect.

SECTION 1.7             Registry of Warrants.  The Company or an agent duly appointed by the Company (which initially shall be the Warrant Agent) shall maintain a registry showing the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.  Except as otherwise provided in this Agreement or in the Warrant Certificate, the Company and the Warrant Agent may deem and treat any Person whose name a Warrant Certificate is registered in the registry as the absolute owner of such Warrant Certificate.

SECTION 1.8             Exchange of Warrant Certificates.  Each Warrant Certificate may be exchanged for another Warrant Certificate or Certificates of like tenor and representing the same aggregate number of Warrants.  Any Holder desiring to exchange a Warrant Certificate or Certificates shall deliver a written request to the Warrant Agent and shall properly endorse and surrender the Warrant Certificate or Certificates to be so exchanged.  Thereupon, the Warrant Agent shall countersign and deliver to the Holder a new Warrant Certificate or Certificates, as so requested, in such name or names as such Holder shall designate.

SECTION 1.9             Cancellation of Warrant Certificates.  If and when any Warrant Certificate has been exercised in full, the Warrant Agent shall promptly cancel and destroy such Warrant Certificate following its receipt from the Holder.  Upon exercise of a Warrant Certificate in part and not in full, the Warrant Agent shall issue and deliver or shall cause to be issued and delivered to the Holder a new Warrant Certificate or Certificates evidencing the Holder’s remaining Warrants.  The Warrant Agent is hereby irrevocably authorized to countersign and deliver such required new Warrant Certificate or Certificates, and the Company, whenever requested by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.  The Warrant Agent and no one else may cancel and destroy Warrant Certificates surrendered for transfer, exchange, replacement, cancellation or exercise.  The Warrant Agent must deliver a certificate of such destruction and cancellation (or, if requested by the Company, the cancelled Warrant Certificates) to the Company.  The Company may not issue new Warrant Certificates to replace cancelled Warrant Certificates that have been exercised or purchased by it.

SECTION 1.10           No Fractional Shares or Scrip.  No fractional Warrant Shares or scrip representing fractional Warrant Shares shall be issued upon any exercise of Warrants.  In lieu of any fractional Warrant Shares that would otherwise be issued to a Holder upon exercise of any Warrants, such Holder shall receive a cash payment equal to the Market Price of the Common Stock on the trading day on which such Warrants are exercised representing such fractional Warrant Share.

SECTION 1.11           Lost, Stolen, Destroyed or Mutilated Warrants.  Upon receipt by the Company of proof reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, if requested, an indemnity or bond, the Company shall deliver or shall cause to be delivered, in lieu of such lost, stolen, destroyed or mutilated Warrant

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Certificate, a new Warrant Certificate of like tenor and representing the same aggregate number of Warrants as provided for in such lost, stolen, destroyed or mutilated Warrant Certificate.

SECTION 1.12           Transferability and Assignment.  At the option of the Holder thereof, the Warrants and all rights under the Warrant Certificate may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, by the registered Holder or by duly authorized attorney, and one or more new Warrant Certificates shall be made and delivered and registered in the name of one or more transferees, upon surrender in accordance with Section 1.5 and upon compliance with all applicable laws.

SECTION 1.13           Issuance of Warrant Certificates.  When any Holder, transferee of a Holder or other designee of a Holder is entitled to receive a new or replacement Warrant Certificate, whether pursuant to Section 1.8, 1.9, 1.11 or 1.12, the Company shall issue or shall cause to be issued such new or replacement Warrant Certificate within a reasonable time, not to exceed three (3) business days.  The Company shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for the purpose of issuing any new or replacement Warrant Certificates, and the Warrant Agent shall countersign such Warrant Certificates.

SECTION 1.14           Issuance of Warrant Shares.  Upon the exercise of any Warrants, the Company shall deliver or shall cause to be delivered the number of full Warrant Shares to which such Holder shall be entitled, together with any cash to which such Holder shall be entitled in respect of fractional Warrant Shares pursuant to Section 1.10, within a reasonable time, not to exceed three (3) business days.  All Warrant Shares shall be issued in such name or names as the exercising Holder may designate and delivered to the exercising Holder or its nominee or nominees.

SECTION 1.15           Charges, Taxes and Expenses.  The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any Warrants or certificates (if any) for Warrant Shares in a name other than that of the registered holder of such Warrants.

SECTION 1.16           Issued Warrant Shares.  The Company hereby represents and warrants that all Warrant Shares issued in accordance with the terms of this Agreement will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by a Holder, income and franchise taxes incurred in connection with the exercise of the Warrant or taxes in respect of any transfer occurring contemporaneously therewith).  The Company agrees that the Warrant Shares so issued will be deemed to have been issued to a Holder as of the close of business on the date on which the Warrants were duly exercised, notwithstanding that the stock transfer books of the Company may then be closed or certificates (if any) representing such Warrant Shares may not be actually delivered on such date.

SECTION 1.17           Reservation of Sufficient Warrant Shares.  There have been reserved, and the Company shall at all times through the Expiration Date keep reserved, out of its

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authorized but unissued Common Stock, solely for the purpose of the issuance of Warrant Shares in accordance with the terms of this Agreement, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants.  The transfer agent for the Common Stock and every subsequent transfer agent for any shares of the Company’s capital stock issuable upon the exercise of any of the rights of purchase aforesaid shall be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose.  The Company shall supply such transfer agents with duly executed stock certificates for such purposes and shall provide or otherwise make available any cash that may be payable upon exercise of Warrants in respect of fractional Warrant Shares pursuant to Section 1.10.   The Company shall furnish such transfer agent with a copy of all notices of adjustments and certificates related thereto, transmitted to each Holder pursuant to Section 4.1.

SECTION 1.18           Registration and Listing.  The Company shall register or shall cause to be registered any and all shares of its Common Stock (including the Warrant Shares) and all the Warrants under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Company shall use commercially reasonable efforts to maintain such registration of such shares of its Common Stock (including the Warrant Shares) and all the Warrants.  The Company shall use reasonable best efforts to (a) procure, or cause to be procured, at its sole expense, the listing of the Warrant Shares and the Warrants, subject to issuance or notice of issuance, on the New York Stock Exchange or, if prior to the closing of the Merger the New York Stock Exchange will not approve the listing of the Warrants on the New York Stock Exchange, then on the NASDAQ Stock Exchange or, if prior to the closing of the Merger the NASDAQ Stock Exchange will not approve the listing of the Warrants on the NASDAQ Stock Exchange, another stock exchange reasonably agreed by the Company and El Paso, and (b) maintain such listings at all times until the Expiration Date.  The Company shall use reasonable best efforts to ensure that the Warrant Shares and the Warrants may be issued without violation of any applicable law or regulation or of any requirement of any securities exchange on which such shares of its Common Stock (including the Warrant Shares) and the Warrants are listed or traded.

SECTION 1.19           No Impairment.  The Company will not, and the Company will cause its subsidiaries not to, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Company under this Agreement.  The Company shall at all times in good faith assist in the carrying out of all provisions of this Agreement and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

SECTION 1.20           CUSIP Numbers.  The Company, in issuing the Warrants, may use “CUSIP” numbers (if then generally in use) and, if so, the Warrant Agent shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Warrant Certificates or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Warrant Certificates.

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SECTION 1.21           Purchase of Warrants by the Company; Cancellation.  The Company shall have the right, except as limited by law, other agreements or as provided herein, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it and the applicable Holder may deem appropriate.  In the event the Company shall purchase or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and retired and, for the avoidance of doubt, if the approval of Holders is required to take any action, the Company’s (or any of its subsidiaries’ or affiliates’) ownership in any Warrants shall not be considered in calculating whether the requisite number of Warrants have approved such action.

SECTION 1.22           No Rights as Stockholders.  A Warrant shall not, prior to its exercise, confer upon its Holder or such Holder’s transferee, in such Holder’s or such transferee’s capacity as a Warrant Holder, the right to vote or receive dividends, or consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

ARTICLE II
ANTIDILUTION PROVISIONS

SECTION 2.1             Adjustments and Other Rights.  The Exercise Price and the Exercise Number shall be subject to adjustment from time to time as provided by this Article II; provided, however, that if more than one section of this Article II is applicable to a single event, the section shall be applied that produces the largest adjustment, and no single event shall cause an adjustment under more than one section of this Article II so as to result in duplication.

SECTION 2.2             Stock Splits, Subdivisions, Reclassifications or Combinations.  If the Company shall (a) declare and pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (b) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Exercise Number at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying the Exercise Number effective immediately prior to such  event by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately after such event and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event.  In such event, the Exercise Price per share of Common Stock in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Exercise Number immediately prior to such adjustment and (ii) the denominator of which shall be the new Exercise Number determined pursuant to the immediately preceding sentence.

SECTION 2.3             Other Distributions.  If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding Ordinary Cash Dividends, dividends of its Common Stock and other dividends or distributions referred to in Section 2.2), in each such

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case, the Exercise Price in effect prior to such record date shall be reduced immediately upon occurrence of the record date to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Market Price of the Common Stock on the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the Fair Market Value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Common Stock (such subtracted amount and/or Fair Market Value, the “Per Share Fair Market Value”) divided by (y) such Market Price on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.  In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the distribution giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced by the per share amount of the portion of the cash dividend that would constitute an Ordinary Cash Dividend.

SECTION 2.4             Certain Repurchases of Common Stock.  If the Company effects a Pro Rata Repurchase of Common Stock, then the Exercise Price shall be reduced to the price determined by multiplying the Exercise Price in effect immediately prior to the Effective Date of such Pro Rata Repurchase by a fraction of which (a) the numerator shall be (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Pro Rata Repurchase and (y) the Market Price of a share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase, minus (ii) the aggregate purchase price of the Pro Rata Repurchase, and of which (b) the denominator shall be the product of (i) the number of shares of Common Stock outstanding immediately prior to such Pro Rata Repurchase minus the number of shares of Common Stock so repurchased and (ii) the Market Price per share of Common Stock on the trading day immediately preceding the first public announcement by the Company or any of its Affiliates of the intent to effect such Pro Rata Repurchase.  In such event, the Exercise Number shall be increased to the number obtained by multiplying the Exercise Number immediately prior to such adjustment by the quotient of (x) the Exercise Price in effect immediately prior to the Pro Rata Repurchase giving rise to this adjustment divided by (y) the new Exercise Price determined in accordance with the immediately preceding sentence.  For the avoidance of doubt, no increase to the Exercise Price or decrease in the Exercise Number shall be made pursuant to this Section 2.4.

SECTION 2.5             Business Combinations or Reclassifications of Common Stock.  In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 2.2), a Holder’s right to receive shares upon exercise of a Warrant shall be converted into the right to exercise such Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of such Warrant immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and

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interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to such Holder’s right to exercise a Warrant in exchange for any shares of stock or other securities or property pursuant to this section.  In determining the kind and amount of stock, securities or the property receivable upon exercise of a Warrant following the consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the consideration that a Holder shall be entitled to receive upon exercise shall be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).  For purposes of determining any amount to be withheld in the case of a “cashless exercise” pursuant to Section 1.6 from stock, securities or the property that would otherwise be delivered to a Holder upon exercise of Warrants following any Business Combination, the amount of such stock, securities or property to be withheld shall have a Market Price equal to the aggregate Exercise Price as to which such Warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such Warrants are exercised and the Notice of Exercise is delivered to the Warrant Agent; provided, however, that in the case of any property that is not a security, the Market Price of such property shall be deemed to be its fair market value as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided, further, that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

SECTION 2.6             Rounding of Calculations; Minimum Adjustments.  All calculations under this Article II shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be.  Any provision of this Article II to the contrary notwithstanding, no adjustment in the Exercise Price or the Exercise Number shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more, or on exercise of a Warrant if it shall earlier occur.

SECTION 2.7             Timing of Issuance of Additional Common Stock Upon Certain Adjustments.  In any case in which the provisions of this Article II shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (a) issuing to a Holder of Warrants exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (b) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares,

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and such cash, upon the occurrence of the event requiring such adjustment, subject to any retroactive readjustment in accordance with Section 2.8(b).

SECTION 2.8             Other Events; Provisions of General Applicability.

(a)           Neither the Exercise Price nor the Exercise Number shall be adjusted in the event of (i) a change in the par value of the Common Stock, (ii) a change in the jurisdiction of incorporation of the Company or (iii) any conversion of shares of any other class of common stock of the Company outstanding as of the date of this Agreement into shares of Common Stock in accordance with the conversion mechanisms set forth in the Company’s certificate of incorporation as of the date of this Agreement.

(b)           In the event that any dividend or distribution described in this Article II is not so made, the Exercise Price and the Exercise Number then in effect shall be readjusted, effective as of the date when the Board of Directors determines not to distribute such shares, evidences of indebtedness, assets, rights, cash or warrants, as the case may be, to the Exercise Price and the Exercise Number that would then be in effect if such record date had not been fixed.

SECTION 2.9             Statement Regarding Adjustments.  Whenever the Exercise Price or the Exercise Number shall be adjusted as provided in this Article II, the Company shall forthwith file at the principal office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the Exercise Number after such adjustment.  The Company shall deliver to the Warrant Agent a copy of such statement and shall cause a copy of such statement to be sent or communicated to the Holders pursuant to Section 4.1.

SECTION 2.10           Notice of Adjustment Event.  In the event that the Company shall propose to take any action of the type described in this Article II (but only if the action of the type described in this Article II would result in an adjustment in the Exercise Price or the Exercise Number or a change in the type of securities or property to be delivered upon exercise of a Warrant), the Company shall deliver to the Warrant Agent a notice and shall cause such notice to be sent or communicated to the Holders in the manner set forth in Section 4.1, which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place.  Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of a Warrant.  In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

SECTION 2.11           Proceedings Prior to Any Action Requiring Adjustment.  As a condition precedent to the taking of any action which would require an adjustment pursuant to this Article II, the Company shall take any action which may be necessary, including obtaining regulatory, New York Stock Exchange, NASDAQ Stock Market or other applicable national

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securities exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Warrant Shares that a Holder is entitled to receive upon exercise of a Warrant pursuant to this Article II.

SECTION 2.12           Adjustment Rules.  Any adjustments pursuant to this Article II shall be made successively whenever an event referred to herein shall occur.  If an adjustment in Exercise Price made under this Agreement would reduce the Exercise Price per share of Common Stock to an amount below par value of the Common Stock, then such adjustment in Exercise Price made under this Agreement shall reduce the Exercise Price per share of Common Stock to the par value of the Common Stock.

SECTION 2.13           Prohibited Actions.  The Company agrees that it will not take any action which would entitle a Holder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of the Warrants, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

SECTION 2.14           Adjustment to Warrant Certificate.  The form of Warrant Certificate need not be changed because of any adjustment made pursuant to the Warrant Certificate, and Warrant Certificates issued after such adjustment may state the same Exercise Price and the same Exercise Number as are stated in the Warrant Certificates initially issued pursuant to this Agreement. The Company, however, may at any time in its sole discretion make any change in the form of Warrant Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the Warrant Certificate, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

ARTICLE III
WARRANT AGENT

SECTION 3.1             Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company with respect to the Warrants and in accordance with the provisions of this Agreement, and the Warrant Agent hereby accepts such appointment.

SECTION 3.2             Liability of Warrant Agent.  The Warrant Agent shall act under this Agreement solely as agent, and its duties shall be determined solely by the provisions of this Agreement.  The Warrant Agent shall not be liable for anything that it may do or refrain from doing in connection with this Agreement, except for its own willful misconduct, gross negligence or bad faith.

SECTION 3.3             Performance of Duties.  The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty under this Agreement either itself or by or through its attorneys or agents (which shall not include its employees).

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SECTION 3.4             Disposition of Proceeds on Exercise of Warrants.  The Warrant Agent shall account as promptly as practicable to the Company with respect to Warrants exercised and shall concurrently pay to the Company all monies received by the Warrant Agent for the purchase of Warrant Shares through the exercise of such Warrants.  If the Warrant Agent shall receive any notice, demand or other document addressed to the Company by a Holder with respect to the Warrants, the Warrant Agent shall as promptly as practicable forward such notice, demand or other document to the Company.

SECTION 3.5             Reliance on Counsel.  The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be counsel to the Company), and the Warrant Agent shall incur no liability or responsibility for any action taken, suffered or omitted by it under this Agreement in reasonable reliance on and in accordance with the advice of such counsel.

SECTION 3.6             Reliance on Documents.  The Warrant Agent will not incur any liability or responsibility for any action taken in reasonable reliance on any notice, written statement, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent, presented or made by the proper party or parties.  The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same, except as set forth by the Warrant Agent or as evidenced by action taken by the Warrant Agent.

SECTION 3.7             Validity of Agreement.  The Warrant Agent shall not be responsible for the validity, execution or delivery of this Agreement (except the due execution of this Agreement by the Warrant Agent) or for the validity, execution or delivery of any Warrant (except the due countersignature of such Warrant Certificate by the Warrant Agent), and the Warrant Agent shall not by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any Warrant Shares (or other stock) to be issued pursuant to this Agreement or any Warrant, or as to whether any Warrant Shares (or other stock) will, pursuant to this Agreement or any Warrant, when issued, be validly issued, fully paid and nonassessable.

SECTION 3.8             Instructions from Company.  The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company, and to make an application to such officers for advice or instructions in connection with its duties, and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in reasonable reliance and in accordance with instructions of any such officer.  The Warrant Agent shall not be liable for any action taken by, or omission of any action by, the Warrant Agent in accordance with a proposal included in any such application to such officers on or after the date specified in such application (which date shall not be less than five (5) business days after the date any such officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Warrant

11

Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

SECTION 3.9             Proof of Actions Taken.  Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering or omitting any action under this Agreement, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed conclusively to be proved and established by a certificate signed by the Chairman of the Board of Directors, Chief Executive Officer, Chief Financial Officer, one of its Executive Vice Presidents or Vice Presidents, the Treasurer or the Controller of the Company and delivered to the Warrant Agent, and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon any such certificate.

SECTION 3.10           Compensation.  The Company agrees to pay the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the performance of its duties under this Agreement, to reimburse the Warrant Agent for all reasonable expenses, taxes and governmental charges and other charges incurred by the Warrant Agent in the performance of its duties under this Agreement.

SECTION 3.11           Indemnity.  The Company shall indemnify the Warrant Agent and save it harmless from and against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the performance of its duties under this Agreement, except as a result of the Warrant Agent’s willful misconduct, gross negligence or bad faith.  The Warrant Agent shall indemnify the Company and save it harmless from and against any and all liabilities, including judgments, costs and counsel fees, for anything arising out of or attributable to the Warrant Agent’s refusal or failure to comply with the terms of this Agreement or which arise out of the Warrant Agent’s willful misconduct, gross negligence or bad faith; provided, however, that the Warrant Agent’s aggregate liability under this Agreement with respect to, arising from or arising in connection with this Agreement, whether in contract, in tort or otherwise, is limited to and shall not exceed the amounts paid under this Agreement by the Company to the Warrant Agent as fees and charges, but not including reimbursable expenses.  The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity, and the Company shall notify the Warrant Agent promptly of any claim for which it may seek indemnity.

SECTION 3.12           Legal Proceedings.  The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or any one or more Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity.  All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as warrant agent, and any recovery of judgment shall be for the ratable benefit of the Holders, as their respective rights or interests may appear.

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SECTION 3.13           Other Transactions in Securities of Company.  The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company, or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement.  Nothing in this Agreement shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

SECTION 3.14           Identity of Transfer Agent.  Upon the appointment of any subsequent transfer agent for the Common Stock, or any other shares of the Company’s capital stock issuable upon the exercise of the Warrants, the Company shall file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

SECTION 3.15           Company to Provide and Maintain Warrant Agent.  The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent under this Agreement until all the Warrants have been exercised or cancelled or are no longer exercisable.

SECTION 3.16           Resignation and Removal.  The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective.  The Warrant Agent under this Agreement may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective.  Any removal under this Section 3.16 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be (a) a bank or trust company, (b) organized under the laws of the United States or one of the states thereof, (c) authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, (d) having a combined capital and surplus of at least $50,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and (e) having an office in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent.

SECTION 3.17           Company to Appoint Successor.  If at any time the Warrant Agent shall resign, shall be removed, shall become incapable of acting, shall be adjudged bankrupt or insolvent or shall commence a voluntary case under the federal bankruptcy laws, as now or hereafter constituted, or under any other applicable federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or the taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or similar law, or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or

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of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent.  In the event that a successor Warrant Agent is not appointed by the Company, a successor Warrant Agent, qualified as aforesaid, may be appointed by the Warrant Agent or the Warrant Agent may petition a court to appoint a successor Warrant Agent.  Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the Warrant Agent shall cease to be Warrant Agent under this Agreement; provided, however, that in the event of the resignation of the Warrant Agent under this Section 3.17, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent’s notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent under this Agreement.

SECTION 3.18           Successor to Expressly Assume Duties.  Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment under this Agreement, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as the Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as the Warrant Agent under this Agreement.

SECTION 3.19           Successor by Merger.  Any entity into which the Warrant Agent may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that it shall be qualified as aforesaid.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1             Notices.  Any notice pursuant to this Agreement by the Company or by any Holder to the Warrant Agent, or by the Warrant Agent or by any Holder to the Company, shall be in writing and shall be delivered in person or by facsimile transmission, or mailed first class, postage prepaid, (a) to the Company, at its offices at 500 Dallas Street, Suite 1000, Houston, Texas 77002, Attention:  General Counsel, or (b) to the Warrant Agent, at its offices at [•].  Each party to this Agreement may from time to time change the address to which notices to it are to be delivered or mailed by notice to the other party.  Any notice mailed pursuant to this Agreement by the Company or the Warrant Agent to the Holders shall be in writing and shall be mailed first class, postage prepaid, or otherwise delivered, to such Holders at their respective addresses on the registry of the Warrant Agent.

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SECTION 4.2             Supplements and Amendments.  The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity or to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provision in this Agreement, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and the Warrant Agent may deem necessary or desirable; provided, however, that no such supplement or amendment to this Agreement shall be made that adversely affects the interests or rights of any of the Holders in any respect.  Notwithstanding the foregoing, a supplement or amendment to this Agreement may be made by one or more substantially concurrent written instruments duly signed by the Holders of a majority of the then outstanding Warrants and delivered to the Company; provided, however, that the consent of each Holder affected thereby shall be required for any amendment pursuant to which:  (a) the Exercise Price would be increased or the Exercise Number would be decreased (in each case, other than pursuant to adjustments in accordance with Article II), (b) the time period during which the Warrants are exercisable would be shortened or (c) the antidilution provisions set forth in Article II would be changed in such a way as to adversely affect such Holder.  In determining whether the Holders of the required number of outstanding Warrants have approved any supplement or amendment to this Agreement, Warrants owned by the Company or its controlled Affiliates, if any, shall be disregarded and deemed not to be outstanding.

SECTION 4.3             Successors.  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of the respective successors and assigns of the Company or the Warrant Agent under this Agreement.

SECTION 4.4             Rights Offering.  Prior to the Expiration Date, the Company shall not effect any rights offering for the sale of Common Stock to substantially all of the holders of Common Stock if the per share price payable in such rights offering is less than the Market Price on the trading day immediately prior to the pricing of such rights offering.

SECTION 4.5             Governing Law; Jurisdiction.  THIS AGREEMENT AND EACH WARRANT ISSUED UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAWS. IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE WARRANTS, THE PARTIES HERETO AND EACH HOLDER IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE COUNTY OF WILMINGTON, STATE OF DELAWARE. NOTICE MAY BE SERVED UPON THE COMPANY AT THE ADDRESS SET FORTH IN SECTION 4.1 AND UPON ANY HOLDER AT THE ADDRESS FOR SUCH HOLDER SET FORTH IN THE REGISTRY MAINTAINED BY THE COMPANY OR WARRANT AGENT PURSUANT TO SECTION 1.7.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH HOLDER HEREBY UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE WARRANTS.

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SECTION 4.6             Benefits of this Agreement.  This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Holders of the Warrants.   Nothing in this Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the Holders any legal or equitable right, remedy or claim under this Agreement.

SECTION 4.7             Counterparts.  This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

SECTION 4.8             Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part of this Agreement and shall not modify or restrict any of the terms or provisions of this Agreement.

SECTION 4.9             Severability.  The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

SECTION 4.10           Availability of Agreement.  The Warrant Agent shall keep copies of this Agreement and any notices given or received under this Agreement available for inspection by the Holders during normal business hours at its principal office in New York.  The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

SECTION 4.11           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then such action may be taken or such right may be exercised on the next succeeding day that is a business day.

SECTION 4.12           Definitions.  As used in this Agreement, the following terms having the meanings ascribed thereto below:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such Person, whether through the ownership of voting securities by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

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“Business Combination” means a merger, consolidation, statutory share exchange or similar transaction that requires the approval of the Company’s stockholders.

“business day” means any day except Saturday, Sunday and (i) at any time when the Warrants are listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which the NASDAQ Stock Market or the New York Stock Exchange, as applicable, is authorized or required by law or other governmental actions to close or (ii) at any time when the Warrants are not listed on the NASDAQ Stock Market or the New York Stock Exchange, any day on which banking institutions in the State of New York are authorized or required by law or other governmental actions to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“El Paso” has the meaning set forth in the recitals.

“Exchange Act” has the meaning set forth in Section 1.18.

“Exercise Number” has the meaning set forth in Section 1.3.

“Exercise Price” has the meaning set forth in Section 1.3.

“Expiration Date” has the meaning set forth in Section 1.4.

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.

“Holder” and “Holders” has the meaning set forth in the recitals.

“Issue Date” means, with respect to a Warrant Certificate, the date set forth on such Warrant Certificate.

“Market Price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading (the “Principal Exchange”), or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two (2) members of the Financial Industry Regulatory Authority, Inc. selected from time to time by the Company for that purpose.  “Market Price” shall be determined without reference to after hours or extended hours trading.  If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under this Agreement, the Market Price per share of Common Stock shall be deemed to be the fair market value per share of such security as determined in good faith by the Board of Directors in reliance on an opinion of a nationally recognized

17

independent investment banking corporation retained by the Company for such purpose; provided, however, that if any such security is listed or traded solely on a non-U.S. market, such fair market value shall be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination; provided, further, that if making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion shall be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.  For the purposes of determining the Market Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the Principal Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Market Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Market Price would be determined by reference to such 4:00 p.m. closing price).

“Merger Agreement” has the meaning set forth in the recitals.

“Ordinary Cash Dividends” means a regular quarterly cash dividend on shares of Common Stock legally available therefor; provided, however, that Ordinary Cash Dividends shall not include any cash dividends paid subsequent to the Issue Date to the extent the aggregate per share dividends paid on the outstanding Common Stock in any quarter exceed (i) $0.50 per share of Common Stock in any quarter during the fiscal year ended December 31, 2012, (ii) $0.60 per share of Common Stock in any quarter during the fiscal year ended December 31, 2013, (iii) $0.70 per share of Common Stock in any quarter during the fiscal year ended December 31, 2014, (iv) $0.80 per share of Common Stock in any quarter during the fiscal year ended December 31, 2015, (v) $0.90 per share of Common Stock in any quarter during the fiscal year ended December 31, 2016 and (vi) $1.00 per share of Common Stock in any quarter during the fiscal year ended December 31, 2017, in each case, as adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

“Per Share Fair Market Value” has the meaning set forth in Section 2.3.

“Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

“Pro Rata Repurchase” means any purchase of shares of Common Stock by the Company or any Affiliate thereof pursuant to (i) any tender offer or exchange offer made to substantially all holders of Common Stock subject to Section 13(e) or 14(e) of the Exchange Act or Regulation 14E promulgated thereunder or (ii) any other offer available to substantially all holders of Common Stock, in the case of both (i) and (ii), whether for cash, shares of Common Stock of the Company, other securities of the

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Company, evidences of indebtedness of the Company or any other Person or any other property (including, without limitation, shares of Common Stock, other securities or evidences of indebtedness of a subsidiary), or any combination thereof, effected while any Warrants are outstanding.  The “Effective Date” of a Pro Rata Repurchase shall mean the date of acceptance of shares for purchase or exchange by the Company under any tender or exchange offer which is a Pro Rata Repurchase or the date of purchase with respect to any Pro Rata Repurchase that is not a tender or exchange offer.

“Subsidiary” means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with U.S. GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests or, in the case of a limited liability company, the managing member) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.  The term “Subsidiary” shall include Kinder Morgan Energy Partners, L.P.

“trading day” means (i) if the shares of Common Stock are not traded on any national or regional securities exchange or association or over-the-counter market, a business day or (ii) if the shares of Common Stock are traded on any national or regional securities exchange or association or over-the-counter market, a business day on which such relevant exchange or quotation system is scheduled to be open for business and on which the shares of Common Stock (x) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market for any period or periods aggregating one half hour or longer; and (y) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the shares of Common Stock. The term “trading day” with respect to any security other than the Common Stock shall have a correlative meaning based on the primary exchange or quotation system on which such security is listed or traded.

“U.S. GAAP” means United States generally accepted accounting principles.

“Warrant” and “Warrants” has the meaning set forth in the recitals.

“Warrant Agent” has the meaning set forth in the preamble.

“Warrant Certificate” and “Warrant Certificates” has the meaning set forth in Section 1.1.

“Warrant Share” and “Warrant Shares” has the meaning set forth in Section 1.3.

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[Signature page follows]

20

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

KINDER MORGAN, INC.

By:
Name:
Title:

[ ],
as Warrant Agent

By:
Name:
Title:

[Signature Page to the Warrant Agreement]

EXHIBIT A

VOID AFTER 5:00 P.M., New York City Time, [    ], 201[    ]

Warrants to Purchase

[              ]

Shares of Class P Common Stock

KINDER MORGAN, INC.

COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received, [    ] or registered assigns (the “Holder”), is entitled to purchase from Kinder Morgan, Inc., a Delaware corporation (the “Company”), at any time from 9:00 a.m., New York City time, on [    ], 201[    ] until 5:00 p.m., New York City time, on 201[    ] (the “Expiration Date”), at the purchase price of $40.00 per share (the “Exercise Price”), the number of shares of Class P common stock, par value $0.01 per share, of the Company (the “Common Stock”), shown above.  The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the “Warrants”) and the Exercise Price are subject to adjustment from time to time as set forth in the Warrant Agreement (as defined below).

The Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Notice of Exercise on the reverse side hereof duly executed and simultaneous payment of the Exercise Price at the principal office of [    ] (the “Warrant Agent”).  Payment of such price shall be made, at the option of the Holder, either (i) in cash or by certified or official bank check payable to the Warrant Agent or (ii) by delivering a written direction to the Warrant Agent that the Holder desires to exercise Warrants pursuant to a “cashless exercise,” in which case the Holder will receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price.  The Exercise Price and the number of shares of Common Stock that may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are subject to modification and adjustment in accordance with the terms of the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of [    ], 201[    ], by and between the Company and [    ] (the “Warrant Agreement”), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder by acceptance hereof consents.  A copy of the Warrant Agreement may be obtained by the Holder upon written request to the Company or at the office of the Warrant Agent.

Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised.  This Warrant Certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder to purchase the same aggregate number of shares of Common Stock as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged.  No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

The Holder may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof.

The Warrants may be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, but only in accordance with the terms of the Warrant Agreement and in compliance with all applicable laws.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

Dated:  [    ], 201[    ]

KINDER MORGAN, INC.

By:

[Seal]

Countersigned:

[ ],
as Warrant Agent

By:
Authorized Signature

EXHIBIT B

NOTICE OF EXERCISE

(To be executed upon exercise of Warrant)

To:  KINDER MORGAN, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant Certificate within for, and to purchase thereunder,              shares of the Class P common stock, par value $0.01 per share, of Kinder Morgan, Inc. (the “Common Stock”), as provided for therein, and tenders herewith payment of the purchase price.

The purchase price shall be paid:

•      in cash, certified check or official bank check; or

•      by electing to receive a number of shares of Common Stock that is equal to the aggregate number of shares of Common Stock for which the Warrants are being exercised less the number of shares of Common Stock that have an aggregate Market Price (as defined in the Warrant Agreement) on the trading day on which such Warrants are exercised that is equal to the aggregate Exercise Price (as defined in the Warrant Agreement).

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

If in book-entry form:

DEPOSITORY ACCOUNT NUMBER:
NAME OF AGENT MEMBER:

If in definitive/certificated form:

SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER OF ASSIGNEE, IF ANY:	NAME:

ADDRESS:

SIGNATURE:

NOTE:

The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the Permitted Transfer form below and must be guaranteed by a member of a recognized guarantee medallion program.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash.

PERMITTED TRANSFER

(To be executed only upon transfer of Warrant Certificate to the extent such transfer is permissible under the terms of the Warrant Agreement)

For value received,                      hereby sells, assigns and transfers unto the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        attorney, to transfer said Warrant Certificate on the books of Kinder Morgan, Inc., with full power of substitution in the premises.

Dated:              , 201

NOTE:	The above signature should correspond exactly with the name on the face of this Warrant Certificate and must be guaranteed by a member of a recognized guarantee medallion program.